Exhibit 17(b)



[Logo] Merrill Lynch Investment Managers                         www.mlim.ml.com




Prospectus
April 12, 2002



Merrill Lynch Emerging Markets Debt Fund, Inc.












This Prospectus contains information you should know before investing, including information about risks. Please read it before you invest and keep it for future reference.

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Table of Contents
                                                                            PAGE
[GRAPHIC OMITTED] KEY FACTS
                  --------------------------------------------------------------

                  Merrill Lynch Emerging Markets Debt Fund at a Glance.......  3

                  Risk/Return Bar Chart......................................  6

                  Fees and Expenses..........................................  8

[GRAPHIC OMITTED] DETAILS ABOUT THE FUND
                  --------------------------------------------------------------

                  How the Fund Invests....................................... 10

                  Investment Risks........................................... 12

[GRAPHIC OMITTED] YOUR ACCOUNT
                  --------------------------------------------------------------

                  Merrill Lynch Select Pricing((SM)) System.................. 23

                  How to Buy, Sell, Transfer and Exchange Shares............. 29

                  Participation in Fee-Based Programs........................ 34

[GRAPHIC OMITTED] MANAGEMENT OF THE FUND
                  --------------------------------------------------------------

                  Merrill Lynch Investment Managers.......................... 37

                  Financial Highlights....................................... 38

[GRAPHIC OMITTED] FOR MORE INFORMATION
                  --------------------------------------------------------------

                  Shareholder Reports................................ Back Cover

                  Statement of Additional Information................ Back Cover


                 MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.

[GRAPHIC OMITTED]
Key Facts

                                   MERRILL LYNCH EMERGING MARKETS DEBT FUND AT A GLANCE
                                   ---------------------------------------------


                                   What is the Fund's investment objective?

                                   The Fund's investment objective is to seek high current income with a secondary objective of capital appreciation.

                                   What are the Fund's main investment
                                   strategies?

                                   The Fund will seek to achieve its objective
                                   by investing, under normal conditions, at
                                   least 80% of its assets in a non-diversified
In an effort to help               portfolio of debt obligations of issuers in
you better                         emerging market countries. The Fund will
understand the many                consider an emerging market country to be any
concepts involved in               country that is included in the Morgan
making an investment               Stanley Capital International Emerging
decision, we have                  Markets Free Index. Debt obligations include
defined highlighted                fixed or floating rate corporate bonds,
terms in this                      corporate notes, debentures, commercial
prospectus in the                  paper, corporate loans, Brady Bonds and other
sidebar.                           debt securities issued or guaranteed by
                                   governments, agencies, or instrumentalities,
Corporate Bonds or Notes --        central banks, commercial banks or private
fixed income debt                  issuers, including repurchase agreements.
securities issued by               Debt obligations also include convertible
a corporation, as                  securities, which have characteristics of
distinct from those                both debt and equity investments. The Fund
issued by a                        has established no rating criteria for the
government agency or               debt securities in which it may invest. The
instrumentality.                   Fund may also invest in high yield or "junk"
                                   bonds of emerging market issuers.
Corporate Loans --
loans made by                      The Investment Adviser will actively manage
commercial banks and               the Fund's assets in response to market,
other financial                    political and general economic conditions in
institutions to                    emerging market countries and elsewhere. The
corporate borrowers.
                                   Investment Adviser will seek to invest the
Brady Bonds --                     Fund's assets based on its perception of
government debt                    which investments would best enable the Fund
obligations                        to meet its investment objective. In making
exchanged for                      this analysis, the Investment Adviser will
existing commercial                consider various factors including interest
bank loans in order                rate and credit risks. The Fund cannot
to achieve debt                    guarantee that it will achieve its investment
reduction and                      objective.
restructuring
policies for                       The Fund may invest up to 40% of its total
emerging market                    assets in issuers domiciled in any one
countries.                         country. Under normal conditions, the Fund
                                   expects to maintain at least 65% of its total
Debt Securities --                 assets in securities denominated in the U.S.
securities                         dollar.
representing the
issuer's obligation                There will be no maturity restrictions on
to repay principal                 the securities in which the Fund will invest.
and to pay interest
at a specified rate.

                MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.                 3

[GRAPHIC OMITTED]
Key Facts

                                   What are the main risks of investing in the Fund?

Convertible                        As with any fund, the value of the Fund's
Securities -- a                    investments -- and therefore the value of the
fixed income                       Fund's shares -- may fluctuate. These changes
security, such as a                may occur because a particular securities
bond or preferred                  market in which the Fund invests is rising or
stock, that is                     falling, or in response to interest rate
exchangeable for                   changes. Generally, when interest rates go
shares of common                   up, the value of fixed income securities goes
stock of the issuer                down. Prices of longer term securities
or of another                      generally change more in response to interest
company.                           rate changes than prices of shorter term
                                   securities. Also, Fund management may select
Junk Bonds -- debt                 securities that underperform the securities
securities that are                markets, the relevant indices or other funds
rated below                        with similar investment objectives and
investment grade by                investment strategies. If the value of the
the major rating                   Fund's investments go down, you may lose
agencies, including                money.
Moody's Investors
Service, Inc. and                  The Fund invests in both U.S. and foreign
Standard & Poor's.                 securities. Foreign investing involves
                                   special risks -- including foreign currency
Foreign Securities--               risk and the possibility of substantial
securities issued by               volatility due to adverse political, economic
a foreign                          or other developments. Foreign securities may
corporation or                     also be less liquid and harder to value than
government, as                     U.S. securities. These risks are greater for
distinct from                      investments in emerging markets.
securities issued by
a U.S. corporation                 The investments the Fund makes are also
or the U.S.                        subject to credit risk. Credit risk is the
Government.                        risk that the issuer will be unable to pay
                                   the interest or principal on an obligation when due. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

                                   High yield or "junk" bonds may be volatile and subject to liquidity, leverage and credit risk.

                                   The Fund is a non-diversified fund, which means that it may invest more of its assets in the securities of a single issuer than if it were a diversified fund. If the Fund invests in securities of a smaller number of issuers, the Fund's risk is increased because developments affecting an individual issuer have a greater impact on the Fund's performance.

                                   You should purchase shares of the Fund for diversification and not as a balanced investment program. Whether shares of the Fund are appropriate for you depends upon, among other things, your investment objectives and whether you can accept the risks of investing in emerging markets and the possibility of greater changes in the Fund's principal yield resulting from its use of leverage.


4                MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.

                                   Who should invest?

                                   The Fund may be an appropriate investment for you if you:

                                        o  Are looking for an investment that
                                           provides high current income

                                        o  Want a professionally managed
                                           portfolio without the administrative
                                           burdens of direct investments in
                                           foreign securities

                                        o  Are willing to accept the risk of
                                           loss of income and principal caused
                                           by negative economic developments,
                                           changes in interest rates or adverse
                                           changes in the price of debt
                                           securities generally

                                        o  Are willing to accept the risks of
                                           foreign investing in order to seek a
                                           high level of current income






                MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.                 5

[GRAPHIC OMITTED] Key Facts        RISK/RETURN BAR CHART
                                   ---------------------------------------------


                                   The bar chart and table shown below provide an indication of the risks of investing in the Fund. The bar chart shows changes in the Fund's performance for Class B shares for each complete calendar year since the Fund's inception. Sales charges are not reflected in the bar chart. If these amounts were reflected, returns would be less than those shown. The table compares the Fund's average annual total returns (before and after taxes) with a broad measure of market performance. How the Fund performed in the past (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.

                                   [CHART OMITTED]

                                   During the period shown in the bar chart, the highest return for a quarter was 19.32% (quarter ended June 30, 1995) and the lowest return for a quarter was -32.49% (quarter ended September 30, 1998). The Fund's year-to-date return as of March 31, 2002 was 7.10%.


6                MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.

                                   The table below compares the average annual total returns of the Fund's shares with those of the J.P. Morgan Emerging Markets Bond Index Plus for the periods indicated. After-tax returns are shown only for Class B shares and will vary for other classes. The after-tax returns are calculated using the historical highest marginal Federal individual income tax rates in effect during the periods measured. The after-tax returns do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. The after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts or through tax advantaged education savings accounts.

                                   Average Annual Total Returns (for the periods ended                                      Life of
                                   December 31, 2001)                                                One Year   Five Years    Class

                                     Merrill Lynch Emerging Markets Debt Fund-- Class A:               10.32%      -1.11%    6.15%+
                                      Return Before Taxes*
                                     Merrill Lynch Emerging Markets Debt Fund-- Class B:                9.87%      -1.04%    4.99%++
                                      Return Before Taxes*
                                      Return After Taxes on Distributions*                              6.08%      -4.93%    0.89%++
                                      Return After Taxes on Distributions and Sale of Fund Shares*      5.84%      -2.73%    1.93%++
                                     Merrill Lynch Emerging Markets Debt Fund-- Class C:               12.81%      -1.09%    5.84%+
                                      Return Before Taxes*
                                     Merrill Lynch Emerging Markets Debt Fund-- Class D#:              10.07%      -1.32%    5.03%++
                                      Return Before Taxes*
                                     J.P. Morgan Emerging Markets Bond Index Plus**
                                      (reflects no deduction for fees, expenses or taxes):            -13.70%       4.77%    N/A##
                                      Return for Past One and Five Years

 *   Includes all applicable fees and sales charges.
** This unmanaged broad-based index measures total return for external-currency denominated debt instruments of the emerging markets:
     Brady bonds, loans, Eurobonds and U.S. dollar-denominated local market instruments. Past performance is not predictive of future performance.
 +   Class inception date is October 21, 1994.
 # As a result of the implementation of the Merrill Lynch Select Pricing(SM) System, Class A shares outstanding prior to October 21, 1994 were redesignated as Class D shares. Historical performance information pertaining to these Class A shares is included in Class D information presented in this table.
++   Class inception date is August 27, 1993.
## This index had not yet been created as of the inception date of any class of Fund shares.



                MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.                 7

[GRAPHIC OMITTED] Key Facts

                                   FEES AND EXPENSES
                                   ---------------------------------------------

                                   The Fund offers four different classes of
                                   shares. Although your money will be invested
                                   the same way no matter which class of shares
                                   you buy, there are differences among the fees
                                   and expenses associated with each class. Not
UNDERSTANDING                      everyone is eligible to buy every class.
EXPENSES                           After determining which classes you are
                                   eligible to buy, decide which class best
Fund investors pay                 suits your needs. Your Merrill Lynch
various fees and                   Financial Advisor can help you with this
expenses, either                   decision.
directly or
indirectly. Listed                 This table shows the different fees and
below are some of                  expenses that you may pay if you buy and hold
the main types of                  the different classes of shares of the Fund.
expenses that the                  Future expenses may be greater or less than
Fund may charge:                   those indicated below.

Expenses paid                      Shareholder Fees (fees paid Class A Class B(b) Class C
directly by the                    Class D directly from your investment)(a):
shareholder:
                                     Maximum Sales Charge (Load) imposed on               4.00%(c)    NONE       NONE       4.00%(c)
Shareholder Fees --                  purchases (as a percentage of offering price)
these include sales
charges that you may                 Maximum Deferred Sales Charge (Load)(as a
pay when you buy or                  percentage of original purchase price or
sell shares of the                   redemption proceeds, whichever is lower)             None(d)     4.00%(c)   1.00%(c)   None(d)
Fund.
                                     Maximum Sales Charge (Load) imposed on               None        None       None       None
Expenses paid                        Dividend Reinvestments                               None        None       None       None
indirectly by the
shareholder:                         Redemption Fee

Annual Fund                          Exchange Fee                                         None        None       None       None
Operating Expenses
-- expenses that                     Annual Fund Operating Expenses
cover the costs of                   (expenses that are deducted from Fund assets):
operating the Fund.
                                     Management Fee(e)                                    .60%        .60%       .60%       .60%
Management Fee -- a
fee paid to the                      Distribution and/or Service (12b-1) Fees(f)          None        .75%       .80%       .25%
Investment Adviser
for managing the                     Other Expenses (including transfer agency fees)(g)   1.28%       1.30%      1.30%      1.28%
Fund.
                                     Total Annual Fund Operating Expenses (h)             1.88%       2.65%      2.70%      2.13%

Distribution Fees --
fees used to support              (a)  In addition, Merrill Lynch may charge
the Fund's marketing                   clients a processing fee (currently
and distribution                       $5.35) when a client buys or redeems
efforts, such as                       shares. See "Your Account-- How to Buy,
compensating                           Sell, Transfer and Exchange Shares."
Financial Advisors                (b)  Class B shares automatically convert to
and other financial                    Class D shares approximately ten years
intermediaries,                        after you buy them and will no longer be
advertising and                        subject to distribution fees.
promotion.                        (c)  Some investors may qualify for
                                       reductions in the sales charge (load).
Service (Account                  (d)  You may pay a deferred sales charge if
Maintenance) Fees --                   you purchase $1 million or more and you
fees used to                           redeem within one year.
compensate                        (e)  The Fund pays the Investment Adviser a
securities dealers                     management fee of 0.60% of the average
and other financial                    daily net assets of the Fund plus the
intermediaries for                      principal amount of borrowing incurred
account maintenance                    by the Fund for leveraging purposes. As
activities.                            of December 31, 2001, the Fund had no
                                       borrowings outstanding.
                                  (f)  The Fund calls the "Service Fee" an
                                       "Account Maintenance Fee." Account
                                       Maintenance Fee is the term used
                                       elsewhere in this Prospectus and in all
                                       other fund materials. If you hold Class
                                       B or Class C shares over time, it may
                                       cost you more in distribution (12b-1)
                                       fees than the maximum sales charge that
                                       you would have paid if you had bought
                                       one of the other classes.
                                  (g)  Financial Data Services, Inc., an
                                       affiliate of the Investment Adviser,
                                       provides transfer agency services to the Fund. The Fund pays a fee for these services. The Investment Adviser or its affiliates also provide certain accounting services to the Fund and the Fund reimburses the Investment Adviser or its affiliates for such services.
                                  (h)  The Fund incurred expenses in connection
                                       with its acquisition of Worldwide
                                       DollarVest Fund, Inc. in November 2000.
                                       The figures shown do not include these
                                  (h)  expenses. If these expenses were
                                       included, the total Annual fund
                                       Operating Expenses would be 1.95%,
                                       2.73%, 2.79% and 2.21% for Classes A, B,
                                       C and D, respectively.




8                 MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.

                                   Examples:

                                   These examples are intended to help you
                                   compare the cost of investing in the Fund with the cost of investing in other mutual funds.

                                   These examples assume that you invest $10,000 in the Fund for the time periods indicated, that your investment has a 5% return each year, that you pay the sales charges, if any, that apply to the particular class and that the Fund's operating expenses remain the same. This assumption is not meant to indicate you will receive a 5% annual rate of return. Your annual return may be more or less than the 5% used in this example. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                                   EXPENSES IF YOU DID REDEEM YOUR SHARES:
                                                   ---

                                                 1 Year      3 Years       5 Years       10 Years
                                                 ------      -------       -------       --------
                                   Class A        $583          $967        $1,375        $2,513
                                   Class B        $668        $1,023        $1,405        $2,983
                                   Class C        $373          $838        $1,430        $3,032
                                   Class D        $607        $1,040        $1,498        $2,764

                                   EXPENSES IF YOU DID NOT REDEEM YOUR SHARES:
                                                   -------

                                                 1 Year      3 Years       5 Years       10 Years
                                                 ------      -------       -------       --------

                                   Class A        $583          $967        $1,375        $2,513
                                   Class B        $268          $823        $1,405        $2,983
                                   Class C        $273          $838        $1,430        $3,032
                                   Class D        $607        $1,040        $1,498        $2,764


                MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.                 9

[GRAPHIC OMITTED]                  HOW THE FUND INVESTS
Details About the Fund             ---------------------------------------------


                                   The main objective of the Fund is to seek high current income with a secondary objective of capital appreciation. The Fund invests in a non-diversified portfolio of debt obligations of issuers located in emerging markets countries.

                                   The securities in which the Fund may invest include government obligations, and debt securities issued by supranational entities (such as the World Bank or the Inter-Americas Development Bank), corporations and financial institutions. The Fund can invest in all types of debt securities, including fixed or floating rate corporate bonds, corporate notes, debentures, commercial paper, corporate loans, Brady Bonds, mortgage-backed and asset-backed securities and other debt securities issued or guaranteed by governments, agencies, or instrumentalities, central banks, commercial banks or private issuers, including repurchase agreements. The Fund may also invest in convertible bonds.

                                   The Fund has established no rating criteria
                                   for the debt securities in which it may
                                   invest. The fund may invest in debt
                                   securities that are rated below investment
                                   grade, which are commonly known as high yield
                                   or "junk" bonds. Some securities may not be
                                   rated at all for creditworthiness.
                                   Investments in debt securities rated in the
                                   medium to lower rating categories of
                                   independent ratings agencies such as Standard
                                   & Poor's ("S&P") and Moody's Investors
                                   Service, Inc. ("Moody's") or in unrated
                                   securities of comparable quality involve
                                   special risks which are described more fully
                                   below.
ABOUT THE PORTFOLIO
MANAGER                            Other Strategies

Romualdo Roldan has                Although not among its principal strategies,
been portfolio                     the fund may also invest up to 15% of its net
manager of the Fund                assets in illiquid securities that it cannot
and a Vice President               easily sell. These securities may include
(Emerging Markets,                 securities for which there is no readily
Global Fixed Income)               available market and certain asset backed and
of Merrill Lynch                   mortgage backed securities. Other illiquid
Investment Managers                securities in which the Fund may invest are
since 1998. Prior to               certain securities that have contractual or
joining Merrill                    legal restrictions on resale, known as
Lynch Investment                   restricted securities, including certain Rule
Managers, Mr. Roldan               144A securities, which can be resold to
was a Senior Vice                  qualified institutional buyers but not to the
President at                       general public.
Santander Investment
Securities from 1995               The Fund may also use exchange traded or
to 1998.                           over-the-counter derivatives to hedge all or
                                   a portion of its portfolio against interest
ABOUT THE INVESTMENT               rate, market and currency risks. Derivatives
ADVISER                            are financial instruments whose value is
                                   derived from another security, a commodity
The fund is managed                (such as gold or oil), a currency or an
by Merrill Lynch                   index, such as the Standard & Poor's 500
Investment Managers.               Index. The derivatives that the Fund may use
                                   include options on portfolio positions or currencies, financial and currency


10                 MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.

                                   futures, options on such futures, interest
Mortgage-Backed                    rate swaps, forward foreign currency
Securities --                      transactions and indexed securities and
securities that give               inverse floaters whose potential investment
their holder the                   return is based on the change in particular
right to receive a                 measurements of value or in a rate. The Fund
portion of principal               may also use options, indexed securities and
and/or interest                    inverse floaters to generate current income,
payments made on a                 and to vary the degree of portfolio leverage.
pool of residential
or commercial                      The debt securities in which the Fund invests
mortgage loans,                    may include credit linked notes, structured
which in some cases                notes or other investments evidencing
are guaranteed by                  interests in special purpose vehicles, trusts
government agencies.               or other entities that hold or represent
                                   interests in debt securities.
Asset-Backed
Securities -- debt                 The Fund may borrow money from banks in
securities issued by               amounts up to 33 1/3% of the Fund's total
a trust or other                   assets (including the amount borrowed), less
legal entity                       all liabilities and indebtedness other than
established for the                the bank borrowing. The Fund may engage in
purpose of issuing                 reverse repurchase agreements and dollar
securities and                     rolls as discussed below, and if certain
holding certain                    conditions are not met, such transactions
assets, such as                    will be considered borrowings subject to the
credit card                        restrictions discussed in this paragraph. The
receivables or auto                Fund is also authorized to borrow an
leases, that pay                   additional 5% of its total assets without
down over time and                 regard to the foregoing limitation for
generate sufficient                temporary purposes such as clearance of
cash to pay holders                portfolio transactions and share redemptions.
of the securities.
                                   The Fund will only borrow when the Investment
Indexed Securities                 Adviser believes that such borrowing will
-- securities that                 benefit the Fund after taking into account
return a variable                  considerations such as interest income and
amount of principal                possible gains or losses upon liquidation.
or interest based on               Because few or none of its assets will
the value of an                    consist of margin securities, the Fund does
index at a specified               not expect to borrow on margin. The Fund may
time.                              also leverage by entering into reverse
                                   repurchase agreements with the same parties
Inverse Floaters --                with whom it may enter into repurchase
securities whose                   agreements (as discussed below). Under a
return is inversely                reverse repurchase agreement, the Fund sells
related to changes                 securities and agrees to repurchase them at a
in an index or                     mutually agreed upon date and price. The
interest rate.                     value of the securities subject to such
                                   agreements will not exceed 125% of the
Dollar Rolls -- a                  proceeds of the reverse repurchase
transaction in which               agreements.
the Fund sells fixed
income securities                  The fund may also lend its portfolio
for delivery in the                securities.
current month and
simultaneously                     The Fund may invest a portion of its
contracts to                       investments in short term debt securities and
purchase similar                   cash or cash equivalents (including
securities on a                    repurchase agreements) denominated in U.S.
specified future                   dollars or foreign currencies ("money market
date.                              securities"). Money market securities include
                                   short term government obligations and bank instruments including certificates of deposit, bankers' acceptances, deposit notes and commercial paper.

               MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.                 11

[GRAPHIC OMITTED]
Details About the Fund

                                   The Fund may invest without percentage
                                   limitation in short term securities or cash as a temporary defensive measure. Investment in these securities may also be used to meet redemptions. Short term investments and temporary defensive positions may limit the potential for an increase in the value of your shares or for the Fund to achieve its investment objective.

                                   The Fund is a non-diversified fund, which means that it may invest more of its assets in securities of a single issuer than if it were a diversified fund.


                                   INVESTMENT RISKS
                                   ---------------------------------------------

                                   This section contains a summary discussion of the general risks of investing in the Fund. As with any mutual fund, there can be no guarantee that the Fund will meet its goals or that the Fund's performance will be positive for any period of time.

                                   The Fund's principal risks are market and selection risk, risks of foreign investing, emerging markets risk, credit risk, interest rate risk, call and redemption risk, non-diversification risk and the risks associated with investments in debt securities, sovereign debt, junk bonds, convertibles, mortgage- and asset-backed securities and Rule 144A securities.

                                   Market and Selection Risk -- Market risk is the risk that a securities market in one or more countries in which the Fund invests will go down in value, including the possibility that a market will go down sharply and unpredictably. Selection risk is the risk that the securities that Fund management selects will underperform the markets, the relevant indices or other funds with similar investment objectives and investment strategies.

                                   Foreign Market Risk -- Since the Fund invests in foreign securities, it offers the potential for more diversification than an investment only in the United States. This is because securities traded on foreign markets have often (though not always) performed differently than securities traded in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that the Fund will lose money. In particular, the Fund is subject to the risk that because there are generally fewer investors on foreign exchanges and a smaller number of securities traded each day, it may make it difficult for the Fund to buy and sell securities on those exchanges.

12                 MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.

                                   In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

                                   Foreign Economy Risk -- The economies of certain foreign markets often do not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources, and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures.

                                   Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets, or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices, impair the Fund's ability to purchase or sell foreign securities or transfer the Fund's assets or income back into the United States, or otherwise adversely affect the Fund's operations.

                                   Other foreign market risks include foreign exchange controls, difficulties in enforcing favorable legal judgments in foreign courts and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries.

                                   Currency Risk-- Securities in which the Fund invests may be denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates affect the value of the Fund's portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as "currency risk," means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

                                   Governmental Supervision and
                                   Regulation/Accounting Standards -- Many
                                   foreign governments supervise and regulate stock exchanges, brokers and the

               MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.                 13

[GRAPHIC OMITTED]
Details About the Fund


                                   sale of securities less than the United
                                   States does. Some countries may not have laws to protect investors the way that the U.S. securities laws do. For example, some countries may have no laws or rules against insider trading. Insider trading can occur when a person buys or sells a company's securities based on material non-public information about that company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for the Fund management to completely and accurately determine a company's financial condition. Also, brokerage commissions and other costs of buying or selling securities often are higher in foreign countries than they are in the United States. This reduces the amount the Fund can earn on its investments.

                                   Certain Risks of Holding Fund Assets Outside the United States -- The Fund generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on the Fund's ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Fund to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Fund can earn on its investments and typically results in a higher operating expense ratio for the Fund than for investment companies invested only in the United States.

                                   Settlement Risk -- Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically generated by the settlement of U.S. investments. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates. Settlements in certain foreign countries at times have not kept pace with the number of securities transactions; these problems may make it difficult for the Fund to carry out transactions. If the Fund cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Fund cannot settle or is delayed in settling a sale of securities, it may lose money if the

14                MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.

                                   value of the security then declines or, if it has contracted to sell the security to another party, the Fund could be liable to that party for any losses incurred.

                                   Emerging Markets Risk -- The risks of foreign investments are usually much greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets include those countries included in the Morgan Stanley Capital International Emerging Markets Free Index. Emerging markets are riskier because they develop unevenly and may never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, the securities markets in many of these countries have far lower trading volumes and less liquidity than developed markets. Since these markets are so small, they may be more likely to suffer sharp and frequent price changes or long term price depression because of adverse publicity, investor perceptions, or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets.

                                   Many emerging markets have histories of
                                   political instability and abrupt changes in policies. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious, and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth.

                                   Credit Risk -- Credit risk is the risk that the issuer will be unable to pay the principal or interest when due. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

                                   Interest Rate Risk -- Interest rate risk is the risk that prices of fixed income securities generally increase when interest rates decline and decrease when interest rates increase. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities.

                                   Call and Redemption Risk -- A bond's issuer may call a bond for redemption before it matures. If this happens to a bond the Fund holds, the Fund may lose income and may have to invest the proceeds in bonds with lower yields.

                MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.                15

[GRAPHIC OMITTED]
Details About the Fund


                                   Non-Diversification Risk -- The Fund is a non-diversified fund. If the Fund invests in securities of a smaller number of issuers, the Fund's risk is increased because developments affecting an individual issuer have a greater impact on the Fund's performance.

                                   Borrowing and Leverage Risk -- Borrowings by the Fund create an opportunity for greater total return but, at the same time, increase exposure to capital risk. For example, leveraging may exaggerate changes in the net asset value of Fund shares and in the yield on the Fund's portfolio. Although the principal of such borrowings will be fixed, the Fund's assets may change in value during the time the borrowings are outstanding. Borrowing will create interest expenses for the Fund which can exceed the income from the assets purchased. To the extent the income derived from securities purchased with borrowed funds exceeds the interest the Fund will have to pay, the Fund's net income will be greater than if borrowing were not used. Conversely, if the income from the assets purchased with borrowed funds is not sufficient to cover the cost of borrowing, the net income of the Fund will be less than if borrowing were not used, and therefore the amount available for distribution to shareholders as dividends will be reduced. The Fund may also borrow for emergency purposes, for the payment of dividends, for share repurchases or for the clearance of transactions. If the Fund borrows for leverage, the fees paid to the Investment Adviser will be higher than if the Fund does not borrow because the fees paid are calculated based on the Fund's net assets plus the proceeds of any outstanding borrowings used for leverage.

                                   Securities Lending -- The Fund may lend
                                   securities with a value not exceeding 33 1/3% of its assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Fund may lose money and there may be a delay in recovering the loaned securities. The Fund could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Fund.

                                   Short Sales -- The Fund may make short sales of securities. A short sale is a transaction in which the Fund sells a security it does not own in anticipation of a decline in the market price of that security. The Fund expects to make short sales both as a form of hedging to offset potential declines in long positions in similar securities and in order to maintain portfolio flexibility.

16                MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.

                                   When the Fund makes a short sale, it must borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. The Fund may have to pay a fee to borrow particular securities and is often obligated to turn over any payments received on such borrowed securities to the lender of the securities.

                                   The Fund's obligation to replace the borrowed security will be secured by collateral deposited with the broker-dealer, usually cash, U.S. Government securities or other liquid securities similar to those borrowed. With respect to uncovered short positions, the Fund will also be required to deposit similar collateral with its custodian to the extent, if any, necessary so that the value of both collateral deposits in the aggregate is at all times equal to at least 100% of the current market value of the security sold short. Depending on arrangements made with the broker-dealer from which it borrowed the security regarding payment over of any payments received by the Fund on such security, the Fund may not receive any payments (including interest) on its collateral deposited with such broker-dealer.

                                   If the price of the security sold short
                                   increases between the time of the short sale and the time the Fund replaces the borrowed security, the Fund will incur a loss; conversely, if the price declines, the Fund will realize a gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. Although the Fund's gain is limited to the price at which it sold the security short, its potential loss is theoretically unlimited.

                                   The Fund will not make a short sale if, after giving effect to such sale, the market value of all securities sold short exceeds 25% of the value of its total assets or the Fund's aggregate short sales of a particular class of securities exceeds 25% of the outstanding securities of that class. The Fund may also make short sales "against the box" without being subject to such limitations. In this type of short sale, at the time of the sale, the Fund owns or has the immediate and unconditional right to acquire the identical security at no additional cost.

                                   Risks associated with certain types of
                                   securities in which the Fund may invest
                                   include:

                                   Debt Securities -- Debt securities, such as bonds, involve credit risk. This is the risk that the borrower will not make timely payments of principal and interest. The degree of credit risk depends on the issuer's financial condition and on the terms of the debt securities. These securities are also subject to interest

                MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.                17

[GRAPHIC OMITTED]
Details About the Fund

                                   rate risk. This is the risk that the value of a security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter term securities.

                                   Sovereign Debt -- The Fund may invest in sovereign debt securities. These securities are issued or guaranteed by foreign government entities. Investments in sovereign debt subject the Fund to the risk that a government entity may delay or refuse payment of interest or repayment of principal on its sovereign debt. Some of the reasons may include cash flow problems, insufficient foreign currency reserves, political considerations, the relative size of the government entity's debt position to the economy or the failure to put in place economic reforms required by the International Monetary Fund or other multilateral agencies. If a government entity defaults, it may ask for more time in which to pay or for further loans. There is no legal process for collecting sovereign debts that a government does not pay nor bankruptcy proceeding by which all or part of a sovereign debt that a government entity has not repaid may be collected.

                                   Junk Bonds -- Junk bonds are debt securities that are rated below investment grade by the major rating agencies or are unrated securities that the Fund management believes are of comparable quality. Although junk bonds generally pay higher rates of interest than investment grade bonds, they are high risk investments that may cause income and principal losses for the Fund. Junk bonds generally are less liquid and experience more price volatility than higher rated debt securities. The issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. In the event of an issuer's bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders. Junk bonds may be subject to greater call and redemption risk than higher rated debt securities.

                                   Convertibles -- Convertibles are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks). A convertible's value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the underlying common stock.


18                 MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.

                                   Derivatives -- The Fund may use derivative instruments including futures, forwards, options, swaps, indexed securities and inverse securities. Derivatives allow the Fund to increase or decrease its risk exposure more quickly and efficiently than other types of instruments.

                                   Derivatives are volatile and involve
                                   significant risks, including:

                                        Credit risk -- the risk that the
                                        counterparty (the party on the other
                                        side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Fund.

                                        Currency risk -- the risk that changes
                                        in the exchange rate between currencies
                                        will adversely affect the value (in U.S.
                                        dollar terms) of an investment.

                                        Leverage risk -- the risk associated
                                        with certain types of investments or
                                        trading strategies (such as borrowing
                                        money to increase the amount of
                                        investments) that relatively small
                                        market movements may result in large
                                        changes in the value of an investment.
                                        Certain investments or trading
                                        strategies that involve leverage can
                                        result in losses that greatly exceed the amount originally invested.

                                        Liquidity risk -- the risk that certain
                                        securities may be difficult or
                                        impossible to sell at the time that the
                                        seller would like or at the price that
                                        the seller believes the security is
                                        currently worth.

                                   The Fund may use derivatives for hedging purposes, including anticipatory hedges, and to seek to increase its return. Hedging is a strategy in which the Fund uses a derivative to offset the risks associated with other Fund holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Fund or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced. There can be no assurance that the Fund's hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Fund is not required to use hedging and may choose not to do so.

                                   Swap Agreements -- Swap agreements involve the risk that the party with whom the Fund has entered into the swap will default on its obligation to pay

               MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.                 19

[GRAPHIC OMITTED]
Details About the Fund


                                   the Fund and the risk that the Fund will not be able to meet its obligations to pay the other party to the agreement.

                                   Indexed and Inverse Floating Rate Securities
                                   -- The Fund may invest in securities whose potential returns are directly related to changes in an underlying index or interest rate, known as indexed securities. The return on indexed securities will rise when the underlying index or interest rate rises and fall when the index or interest rate falls. The Fund may also invest in securities whose return is inversely related to changes in an index or interest rate (inverse floaters). In general, income on inverse floaters will decrease when interest rates increase and increase when interest rates decrease. Investments in inverse floaters may subject the Fund to the risks of reduced or eliminated interest payments and losses of principal. In addition, certain indexed securities and inverse floaters may increase or decrease in value at a greater rate than the underlying interest rate, which effectively leverages the Fund's investment. Indexed securities and inverse floaters are derivative securities and can be considered speculative. Indexed and inverse securities involve credit risk and certain indexed and inverse floating rate securities may involve currency risk, leverage risk and liquidity risk.

                                   Repurchase Agreements; Purchase and Sale
                                   Contracts -- The Fund may enter into certain types of repurchase agreements or purchase and sale contracts. Under a repurchase agreement, the seller agrees to repurchase a security (typically a security issued or guaranteed by the U.S. Government) at a mutually agreed upon time and price. This insulates the Fund from changes in the market value of the security during the period, except for currency fluctuations. A purchase and sale contract is similar to a repurchase agreement, but purchase and sale contracts provide that the purchaser receives any interest on the security paid during the period. If the seller fails to repurchase the security in either situation and the market value declines, the Fund may lose money.

                                   Reverse Repurchase Agreements -- Reverse repurchase agreements involve the risk that the market value of the securities acquired, or retained in lieu of sale, by the Fund in connection with the reverse repurchase agreement may decline below the price of the securities the Fund has sold but is obligated to repurchase. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Fund's obligation to repurchase the securities, and the Fund's use of the proceeds of the reverse repurchase agreement may effectively be restricted

20                MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.

                                   pending such decision. Also, the Fund would bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the securities subject to such agreement.

                                   Mortgage- and Asset-Backed Securities --
                                   Mortgage- and asset-backed securities
                                   represent the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans or other types of receivables. When interest rates fall, borrowers may refinance or otherwise repay principal on their loans earlier than scheduled. When this happens, certain types of mortgage- and asset-backed securities will be paid off more quickly than originally anticipated and the Fund has to invest the proceeds in securities with lower yields. This risk is known as "prepayment risk." When interest rates rise, certain types of mortgage- and asset-backed securities will be paid off more slowly than originally anticipated and the value of these securities will fall. This risk is known as "extension risk."

                                   Because of prepayment risk and extension risk, mortgage- and asset-backed securities react differently to changes in interest rates than other fixed income securities. Small movements in interest rates (both increase and decrease) may quickly and significantly reduce the value of certain mortgage-and asset-backed securities.

                                   Most mortgage-backed securities are issued by Federal government agencies, such as the Government National Mortgage Association (Ginnie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) or the Federal National Mortgage Association (Fannie Mae). Principal and interest payments on mortgage-backed securities issued by Federal government agencies are guaranteed by either the Federal government or the government agency. Such securities have very little credit risk. Mortgage-backed securities that are issued by private corporations rather than federal agencies have credit risk as well as prepayment risk and extension risk.

                                   Mortgage-backed securities may be either pass through securities or collateralized mortgage obligations (CMOs). Pass through securities represent a right to receive principal and interest payments collected on a pool of mortgages, which are passed through to security holders (less servicing costs). CMOs are created by dividing the principal and interest payments collected on a pool of mortgages into several revenue streams (tranches) with different priority rights to portions of the underlying mortgage payments. Certain CMO tranches may represent a right to receive interest only (IOs), principal only
                                   (POs) or an amount that remains after other floating rate tranches are paid

               MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.                 21

[GRAPHIC OMITTED]
Details About the Fund


                                   (an inverse floater). These securities are frequently referred to as "mortgage derivatives" and may be extremely sensitive to changes in interest rates. If the Fund invests in CMO tranches (including CMO tranches issued by government agencies) and interest rates move in a manner not anticipated by Fund management, it is possible that the Fund could lose all or substantially all of its investment.

                                   Illiquid Securities -- The Fund may invest up to 15% of its net assets in illiquid securities that it cannot easily sell within seven days at current value or that have contractual or legal restrictions on resale. If the Fund buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

                                   Restricted Securities -- Restricted
                                   securities have contractual or legal
                                   restrictions on their resale. They include private placement securities that the Fund buys directly from the issuer. Private placement and other restricted securities may not be listed on an exchange and may have no active trading market.

                                   Restricted securities may be illiquid. The
                                   Fund may be unable to sell them on short notice or may be able to sell them only at a price below current value. The Fund may get only limited information about the issuer, so it may be less able to predict a loss. In addition, if Fund management receives material non-public information about the issuer, the Fund will not be able to sell the securities.

                                   Rule 144A Securities -- Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public. Rule 144A securities may have an active trading market, but carry the risk that the active trading market may not continue.


                                   STATEMENT OF ADDITIONAL INFORMATION
                                   ---------------------------------------------


                                   If you would like further information about the Fund, including how it invests, please see the Statement of Additional Information.


22                MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.

[GRAPHIC OMITTED]                  MERRILL LYNCH SELECT PRICING(SM) SYSTEM
Your Account                       --------------------------------------------


                                   The Fund offers four share classes, each with its own sales charge and expense structure, allowing you to invest in the way that best suits your needs. Each share class represents an ownership interest in the same investment portfolio. When you choose your class of shares you should consider the size of your investment and how long you plan to hold your shares. Your Merrill Lynch Financial Advisor can help you determine which share class is best suited to your personal financial goals.

                                   For example, if you select Class A or Class D shares, you generally pay a sales charge at the time of purchase. If you buy Class D shares, you also pay an ongoing account maintenance fee of 0.25%. You may be eligible for a sales charge reduction or waiver.

                                   Certain financial intermediaries may charge additional fees in connection with transactions in Fund shares. The Investment Adviser, the Distributor or their affiliates may make payments out of their own resources to selected securities dealers and other financial intermediaries for providing services intended to result in the sale of Fund shares or for shareholder servicing activities.

                                   If you select Class B or Class C shares, you will invest the full amount of your purchase price. However, with Class B shares, you will be subject to a distribution fee of 0.50% with respect to Class B shares and 0.55% with respect to Class C shares and an account maintenance fee of 0.25%. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. In addition, you may be subject to a deferred sales charge when you sell Class B or Class C shares.

                                   The Fund's shares are distributed by FAM
                                   Distributors, Inc., an affiliate of Merrill
                                   Lynch.

               MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.                 23

[GRAPHIC OMITTED] Your Account

The table below summarizes key features of the Merrill Lynch Select Pricing(SM) System.

                           Class A                    Class B                  Class C              Class D
                           -------                    -------                  -------              -------
Availability        Limited to certain          Generally available        Generally available    Generally
                    investors including:        through Merrill Lynch.     through Merrill        available
                                                Limited availability       Lynch. Limited         through Merrill
                    o Current Class A           through selected           availability through   Lynch. Limited
                      shareholders              securities dealers and     selected securities    availability
                                                other financial            dealers and other      through selected
                    o Certain Retirement Plans  intermediaries.            financial              securities
                                                                           intermediaries.        dealers and
                    o Participants in certain                                                     other financial
                      Merrill Lynch sponsored                                                     intermediaries.
                      programs

                    o Certain affiliates
                      of Merrill Lynch,
                      selected securities
                      dealers and
                      other financial
                      intermediaries.

Initial Sales       Yes. Payable at time of     No. Entire purchase price  No. Entire purchase    Yes. Payable at
Charge?             purchase. Lower sales       is invested in shares of   price is invested in   time of
                    charges available for       the Fund.                  shares of the Fund.    purchase. Lower
                    larger investments.                                                           sales charges
                                                                                                  available for
                                                                                                  larger
                                                                                                  investments.

Deferred Sales      No. (May be charged for     Yes. Payable if you        Yes. Payable if you    No. (May be
Charge?             purchases over $1 million   redeem within four years   redeem within one      charged for
                    that are redeemed within    of purchase.               year of purchase.      purchases over
                    one year.)                                                                    $1 million that
                                                                                                  are redeemed
                                                                                                  within one year.)

Account             No.                         0.25% Account              0.25% Account          0.25% Account
Maintenance and                                 Maintenance Fee.           Maintenance Fee.       Maintenance Fee.
Distribution Fees?                              0.50% Distribution Fee.    0.55% Distribution     No Distribution
                                                                           Fee.                   Fee.

Conversion to       No.                         Yes, automatically after   No.                    N/A
Class D shares?                                 approximately ten years.



24                MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.

                                   Class A and Class D Shares -- Initial Sales
                                   Charge Options

                                   If you select Class A or Class D shares, you will pay a sales charge at the time of purchase as shown in the following table.

                                                                                                       Dealer
                                                                                                     Compensation
                                                                    As a % of       As a % of         as a % of
                                   Your Investment                Offering Price  Your Investment*   Offering Price
                                   ---------------                --------------  ----------------   --------------
                                      Less than $25,000               4.00%           4.17%              3.75%
                                      $25,000 but less
                                      than $50,000                    3.75%           3.90%              3.50%
                                      $50,000 but less
                                      than $100,000                   3.25%           3.36%              3.00%
                                      $100,000 but less
                                      than $250,000                   2.50%           2.56%              2.25%
                                      $250,000 but less
                                      than $1,000,000                 1.50%           1.52%              1.25%
                                      $1,000,000 and over**           0.00%           0.00%              0.00%

                                    *   Rounded to the nearest one-hundredth
                                        percent.

                                   **   If you invest $1,000,000 or more in
                                        Class A or Class D shares, you may not
                                        pay an initial sales charge. In that
                                        case, the Investment Adviser compensates the selling dealer or other financial intermediary from its own funds. However, if you redeem your shares within one year after purchase, you may be charged a deferred sales charge. This charge is 1.00% of the lesser of the original cost of the shares being redeemed or your redemption proceeds. A sales charge of 0.75% will be charged on purchases of $1,000,000 or more of Class A or Class D shares by certain employer-sponsored retirement or savings plans.

                                   No initial sales charge applies to Class A or Class D shares that you buy through reinvestment of dividends.

Right of                           A reduced or waived sales charge on a
Accumulation --                    purchase of Class A or Class D shares may
permits you to pay                 apply for:
the sales charge
that would apply to                     o   Purchases under a Right of
the cost or value                           Accumulation or Letter of Intent
(whichever is
higher) of all                          o   TMA(SM) Managed Trusts
shares you own in
the Merrill Lynch                       o   Certain Merrill Lynch investment or
mutual funds that                           central asset accounts
offer Select
Pricing(SM) options.                    o   Certain employer-sponsored
                                            retirement or savings plans
Letter of Intent --
permits you to pay                      o   Purchases using proceeds from the
the sales charge                            sale of certain Merrill Lynch
that would be                               closed-end funds under certain
applicable if you                           circumstances
add up all shares of
Merrill Lynch Select                    o   Certain investors, including
Pricing(SM) System                          directors or trustees of Merrill
funds that you agree                        Lynch mutual funds and Merrill Lynch
to buy within a                             employees
13-month period.
Certain restrictions
apply.


               MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.                 25

[GRAPHIC OMITTED] Your Account

                                        o   Certain fee-based programs of
                                            Merrill Lynch and other financial
                                            intermediaries that have agreements
                                            with the Distributor or its
                                            affiliates

                                   Only certain investors are eligible to buy
                                   Class A shares. Your Merrill Lynch Financial
                                   Advisor can help you determine whether you are eligible to buy Class A shares or to participate in any of these programs.

                                   If you decide to buy shares under the initial sales charge alternative and you are eligible to buy both Class A and Class D shares, you should buy Class A since Class D shares are subject to a 0.25% account maintenance fee, while Class A shares are not.

                                   If you redeem Class A or Class D shares and within 30 days buy new shares of the same class, you will not pay a sales charge on the new purchase amount. The amount eligible for this "Reinstatement Privilege" may not exceed the amount of your redemption proceeds. To exercise the privilege, contact your Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary or contact the Fund's Transfer Agent at 1-800-MER-FUND.


                                   As a result of the implementation of the Merrill Lynch Select Pricing(SM) System, Class A shares of the Fund outstanding prior to October 21, 1994, were redesignated as Class D shares. The Class A shares offered here differ from the Class A shares offered prior to October 21, 1994, in many respects, including eligible investors, sales charges and exchange privileges.

                                   Class B and Class C Shares -- Deferred Sales
                                   Charge Options

                                   If you select Class B or Class C shares, you do not pay an initial sales charge at the time of purchase. However, if you redeem your Class B shares within four years after purchase, or your Class C shares within one year after purchase, you may be required to pay a deferred sales charge. You will also pay distribution fees of 0.50% with respect to Class B shares and 0.55% with respect to Class C shares and account maintenance fees of 0.25% each year under distribution plans that the Fund has adopted under Rule 12b-1. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. The Distributor uses the money that it receives from the deferred sales charges and the distribution fees to cover the costs of marketing, advertising and compensating the Merrill Lynch Financial


26                 MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.

                                   Advisor, selected securities dealer or other financial intermediary who assists you in purchasing Fund shares.

                                   Class B Shares

                                   If you redeem Class B shares within four years after purchase, you may be charged a deferred sales charge. The amount of the charge gradually decreases as you hold your shares over time, according to the following schedule:

                                         Years Since Purchase      Sales Charge*
                                           0 - 1                       4.00%
                                           1 - 2                       3.00%
                                           2 - 3                       2.00%
                                           3 - 4                       1.00%
                                           4 and thereafter            0.00%


                                   *    The percentage charge will apply to the
                                        lesser of the original cost of the
                                        shares being redeemed or the proceeds of your redemption. Shares acquired through reinvestment of dividends are not subject to a deferred sales charge. Not all Merrill Lynch funds have identical deferred sales charge schedules. If you exchange your shares for shares of another fund, the higher charge will apply.


                                   The deferred sales charge relating to Class B shares may be reduced or waived in certain circumstances, such as:


                                        o   Certain post-retirement withdrawals
                                            from an IRA or other retirement plan
                                            if you are over 59-1/2 years old

                                        o   Redemption by certain eligible
                                            401(a) and 401(k) plans, certain
                                            related accounts and certain
                                            retirement plan rollovers

                                        o   Redemption in connection with
                                            participation in certain fee-based
                                            programs of Merrill Lynch or other
                                            financial intermediaries that have
                                            agreements with the Distributor or
                                            its affiliates, or in connection
                                            with involuntary termination of an
                                            account in which Fund shares are
                                            held

                                        o   Withdrawals resulting from
                                            shareholder death or disability as
                                            long as the waiver request is made
                                            within one year of death or
                                            disability or, if later, reasonably
                                            promptly following completion of
                                            probate

                                        o   Withdrawal through the Merrill Lynch
                                            Systematic Withdrawal Plan of up to
                                            10% per year of your Class B account
                                            value at the time the plan is
                                            established


               MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.                 27

[GRAPHIC OMITTED] Your Account

                                   Your Class B shares convert automatically into Class D shares approximately ten years after purchase. Any Class B shares received through reinvestment of dividends paid on converting shares will also convert at that time. Class D shares are subject to lower annual expenses than Class B shares. The conversion of Class B to Class D shares is not a taxable event for Federal income tax purposes.

                                   Different conversion schedules apply to Class B shares of different Merrill Lynch mutual funds. For example, Class B shares of a fixed income fund typically convert approximately ten years after purchase compared to approximately eight years for equity funds. If you acquire your Class B shares in an exchange from another fund with a shorter conversion schedule, the Fund's ten year conversion schedule will apply. If you exchange your Class B shares in the Fund for Class B shares of a fund with a longer conversion schedule, the other fund's conversion schedule will apply. The length of time that you hold both the original and exchanged Class B shares in both funds will count toward the conversion schedule. The conversion schedule may be modified in certain other cases as well.

                                   Class C Shares

                                   If you redeem Class C shares within one year after purchase, you may be charged a deferred sales charge of 1.00%. The charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. You will not be charged a deferred sales charge when you redeem shares that you acquire through reinvestment of Fund dividends. The deferred sales charge relating to Class C shares may be reduced or waived in connection with involuntary termination of an account in which Fund shares are held and withdrawals through the Merrill Lynch Systematic Withdrawal Plan.

                                   Class C shares do not offer a conversion privilege.




28                MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.

                                   HOW TO BUY, SELL, TRANSFER AND EXCHANGE
                                   SHARES
                                   ---------------------------------------------

                                   The chart on the following pages summarizes how to buy, sell, transfer and exchange shares through Merrill Lynch, a selected securities dealer, broker, investment adviser, service provider or other financial intermediary. You may also buy shares through the Transfer Agent. To learn more about buying, selling, transferring or exchanging shares through the Transfer Agent, call 1-800-MER-FUND. Because the selection of a mutual fund involves many considerations, your Merrill Lynch Financial Advisor may help you with this decision.

                                   Because of the high costs of maintaining smaller shareholder accounts, the Fund may redeem the shares in your account (without charging any deferred sales charge) if the net asset value of your account falls below $500 due to redemptions you have made. You will be notified that the value of your account is less than $500 before the Fund makes an involuntary redemption. You will then have 60 days to make an additional investment to bring the value of your account to at least $500 before the Fund takes any action. This involuntary redemption does not apply to retirement plans or Uniform Gifts or Transfers to Minors Act accounts.


               MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.                 29

[GRAPHIC OMITTED] Your Account

If You Want to    Your Choices                 Information Important for You to Know
--------------    ------------                 -------------------------------------
Buy Shares        First, select the share      Refer to the Merrill Lynch Select Pricing
                  class appropriate for you    table on page 24. Be sure to read this
                                               Prospectus carefully.

                  Next, determine the          The minimum initial investment for the Fund
                  amount of your investment    is $1,000 for all accounts except:

                                                    o   $250 for certain Merrill Lynch
                                                        fee-based programs
                                                    o   $100 for retirement plans

                                               (The minimums for initial investments may be
                                               waived under certain circumstances.)

                  Have your Merrill Lynch      The price of your shares is based on the next
                  Financial Advisor,           calculation of net asset value after your
                  selected securities dealer   order is placed. Any purchase orders placed
                  or other financial           prior to the close of business on the New
                  intermediary submit your     York Stock Exchange (generally 4:00 p.m.
                  purchase order               Eastern time) will be priced at the net asset
                                               value determined that day. Certain financial
                                               intermediaries, however, may require
                                               submission of orders prior to that time.

                                               Purchase orders placed after that time will
                                               be priced at the net asset value determined
                                               on the next business day. The Fund may reject
                                               any order to buy shares and may suspend the
                                               sale of shares at any time. Selected
                                               securities dealers or other financial
                                               intermediaries, including Merrill Lynch, may
                                               charge a processing fee to confirm a
                                               purchase. Merrill Lynch currently charges a
                                               fee of $5.35.

                  Or contact the Transfer      To purchase shares directly, call the
                  Agent                        Transfer Agent at 1-800-MER-FUND and request
                                               a purchase application. Mail the completed
                                               purchase application to the Transfer Agent at
                                               the address on the inside back cover of this
                                               Prospectus.

Add to Your       Purchase additional shares   The minimum investment for additional
Investment                                     purchases is generally $50 except that
                                               retirement plans have a minimum additional
                                               purchase of $1 and certain programs, such as
                                               automatic investment programs, may have
                                               higher minimums.

                                               (The minimums for additional purchases may be
                                               waived under certain circumstances.)

                  Acquire additional shares    All dividends are automatically reinvested
                  through the automatic        without a sales charge.
                  dividend reinvestment plan

                  Participate in the           You may invest a specific amount on a
                  automatic investment plan    periodic basis through certain Merrill Lynch
                                               investment or central asset accounts.




30                MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.

If You Want to          Your Choices                   Information Important for You to Know
--------------          ------------                   -------------------------------------
Transfer Shares to      Transfer to a                  You may transfer your Fund shares only to
Another Securities      participating securities       another securities dealer that has entered
Dealer or Other         dealer or other financial      into an agreement with the Distributor.
Financial               intermediary                   Certain shareholder services may not be
Intermediary                                           available for the transferred shares. You may
                                                       only purchase additional shares of funds
                                                       previously owned before the transfer. All
                                                       future trading of these assets must be
                                                       coordinated by the receiving firm.

                        Transfer to a                  You must either:
                        non-participating
                        securities dealer or other     o    Transfer your shares to an account with
                        financial intermediary              the Transfer Agent; or

                                                       o    Sell your shares, paying any applicable
                                                            deferred sales charge.

Sell Your Shares        Have your Merrill Lynch        The price of your shares is based on the next
                        Financial Advisor,             calculation of net asset value after your
                        selected securities dealer     order is placed. For your redemption request
                        or other financial             to be priced at the net asset value on the
                        intermediary submit your       day of your request, you must submit your
                        sales order                    request to your dealer or other financial
                                                       intermediary prior to that day's close of
                                                       business on the New York Stock Exchange
                                                       (generally 4:00 p.m. Eastern time). Certain
                                                       financial intermediaries, however, may
                                                       require submission of orders prior to that
                                                       time. Any redemption request placed after
                                                       that time will be priced at the net asset
                                                       value at the close of business on the next
                                                       business day.

                                                       Securities dealers or other financial
                                                       intermediaries, including Merrill Lynch, may
                                                       charge a fee to process a redemption of
                                                       shares. Merrill Lynch currently charges a fee
                                                       of $5.35. No processing fee is charged if you
                                                       redeem shares directly through the Transfer
                                                       Agent.

                                                       The Fund may reject an order to sell shares
                                                       under certain circumstances.






               MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.                 31

[GRAPHIC OMITTED] Your Account


If You Want to       Your Choices                 Information Important for You to Know
--------------       ------------                 -------------------------------------
Sell Your Shares     Sell through the             You may sell shares held at the Transfer
(continued)          Transfer Agent               Agent by writing to the Transfer Agent at the
                                                  address on the inside back cover of this
                                                  prospectus. All shareholders on the account
                                                  must sign the letter. A signature guarantee
                                                  will generally be required but may be waived
                                                  in certain limited circumstances. You can
                                                  obtain a signature guarantee from a bank,
                                                  securities dealer, securities broker, credit
                                                  union, savings association, national
                                                  securities exchange or registered securities
                                                  association. A notary public seal will not be
                                                  acceptable. If you hold stock certificates,
                                                  return the certificates with the letter. The
                                                  Transfer Agent will normally mail redemption
                                                  proceeds within seven days following receipt
                                                  of a properly completed request. If you make
                                                  a redemption request before the Fund has
                                                  collected payment for the purchase of shares,
                                                  the Fund or the Transfer Agent may delay
                                                  mailing your proceeds. This delay will
                                                  usually not exceed ten days.

                                                  You may also sell shares held at the Transfer
                                                  Agent by telephone request if the amount
                                                  being sold is less than $50,000 and if
                                                  certain other conditions are met. Contact the
                                                  Transfer Agent at 1-800-MER-FUND for details.

Sell Shares          Participate in the           You can choose to receive systematic payments
Systematically       Fund's Systematic            from your Fund account either by check or
                     Withdrawal Plan              through direct deposit to your bank account
                                                  on a monthly or quarterly basis. If you hold
                                                  your Fund shares in a Merrill Lynch CMA(R),
                                                  CBA(R) or Retirement Account you can arrange
                                                  for systematic redemptions of a fixed dollar
                                                  amount on a monthly, bi-monthly, quarterly,
                                                  semi-annual or annual basis, subject to
                                                  certain conditions. Under either method you
                                                  must have dividends automatically reinvested.
                                                  For Class B and Class C shares your total
                                                  annual withdrawals cannot be more than 10%
                                                  per year of the value of your shares at the
                                                  time your plan is established. The deferred
                                                  sales charge is waived for systematic
                                                  redemptions. Ask your Merrill Lynch Financial
                                                  Advisor or other financial intermediary for
                                                  details.







32                MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.

If You Want to          Your Choices                   Information Important for You to Know
--------------          ------------                   -------------------------------------
Exchange Your Shares    Select the fund into           You can exchange your shares of the Fund for
                        which you want to              shares of many other Merrill Lynch mutual
                        exchange. Be sure to read      funds. You must have held the shares used in
                        that fund's prospectus         the exchange for at least 15 calendar days
                                                       before you can exchange to another fund.

                                                       Each class of Fund shares is generally
                                                       exchangeable for shares of the same class of
                                                       another fund. If you own Class A shares and
                                                       wish to exchange into a fund in which you
                                                       have no Class A shares (and are not eligible
                                                       to purchase Class A shares), you will
                                                       exchange into Class D shares.

                                                       Some of the Merrill Lynch mutual funds impose
                                                       a different initial or deferred sales charge
                                                       schedule. If you exchange Class A or Class D
                                                       shares for shares of a fund with a higher
                                                       initial sales charge than you originally
                                                       paid, you will be charged the difference at
                                                       the time of exchange. If you exchange Class B
                                                       shares for shares of a fund with a different
                                                       deferred sales charge schedule, the higher
                                                       schedule will generally apply. The time you
                                                       hold Class B or Class C shares in both funds
                                                       will count when determining your holding
                                                       period for calculating a deferred sales
                                                       charge at redemption. If you exchange Class A
                                                       or Class D shares for money market fund
                                                       shares, you will receive Class A shares of
                                                       Summit Cash Reserves Fund. Class B or Class C
                                                       shares of the Fund will be exchanged for
                                                       Class B shares of Summit.

                                                       To exercise the exchange privilege contact
                                                       your Merrill Lynch Financial Advisor or other
                                                       financial intermediary or call the Transfer
                                                       Agent at 1-800-MER-FUND.

                                                       Although there is currently no limit on the
                                                       number of exchanges that you can make, the
                                                       exchange privilege may be modified or
                                                       terminated at any time in the future.

Short term or excessive trading into and out of the Fund may harm performance by disrupting portfolio management strategies and by increasing expenses. Accordingly, the Fund may reject any purchase orders, including exchanges, particularly from market timers or investors who, in Fund management's opinion, have a pattern of short term or excessive trading or whose trading has been or may be disruptive to the Fund. For these purposes, Fund management may consider an investor's trading history in the Fund or other Merrill Lynch funds, and accounts under common ownership or control.

               MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.                 33

[GRAPHIC OMITTED] Your Account

                                   HOW SHARES ARE PRICED
                                   ---------------------------------------------


Net Asset Value --                 When you buy shares, you pay the net asset
the market value of                value, plus any applicable sales charge. This
the Fund's total                   is the offering price. Shares are also
assets after                       redeemed at their net asset value, minus any
deducting                          applicable deferred sales charge. The Fund
liabilities, divided               calculates its net asset value (generally by
by the number of                   using market quotations) each day the New
shares outstanding.                York Stock Exchange is open as of the close
                                   of business on the Exchange, based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time.
                                   If events that are expected to materially affect the value of securities traded in other markets occur between the close of those markets and the close of business on the New York Stock Exchange, those securities may be valued at their fair value. The net asset value used in determining your share price is the next one calculated after your purchase or redemption order is placed.
                                   Foreign securities owned by the Fund may trade on weekends or other days when the Fund does not price its shares. As a result, the Fund's net asset value may change on days when you will not be able to purchase or redeem the Fund's shares.

                                   The Fund may accept orders from certain
                                   authorized financial intermediaries or their designees. The Fund will be deemed to receive an order when accepted by the intermediary or designee and the order will receive the net asset value next computed by the Fund after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be canceled and the financial intermediary could be held liable for any losses.

                                   Generally, Class A shares will have the
                                   highest net asset value because that class has the lowest expenses, and Class D shares will have a higher net asset value than Class B or Class C shares. Class B shares will have a higher net asset value than Class C shares because Class B shares have lower distribution expenses than Class C shares. Also dividends paid on Class A and Class D shares will generally be higher than dividends paid on Class B and Class C shares because Class A and Class D shares have lower expenses.

                                   PARTICIPATION IN FEE-BASED PROGRAMS
                                   ---------------------------------------------


                                   If you participate in certain fee-based
                                   programs offered by Merrill Lynch or other financial intermediaries, you may be able to buy Class A shares at net asset value, including by exchanges from other share classes. Sales charges on the shares being exchanged may be reduced or waived under certain circumstances.

34                MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.

                                   You generally cannot transfer shares held through a fee-based program into another account. Instead, you will have to redeem your shares held through the program and purchase shares of another class, which may be subject to distribution and account maintenance fees. This may be a taxable event and you will pay any applicable sales charges.

                                   If you leave one of these programs, your shares may be redeemed or automatically exchanged into another class of Fund shares or into a money market fund. The class you receive may be the class you originally owned when you entered the program, or in certain cases, a different class. If the exchange is into Class B shares, the period before conversion to Class D shares may be modified. Any redemption or exchange will be at net asset value. However, if you participate in the program for less than a specified period, you may be charged a fee in accordance with the terms of the program.

                                   Details about these features and the relevant charges are included in the client agreement for each fee-based program and are available from your Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary.


                                   DIVIDENDS AND TAXES


                                   The Fund will distribute any net investment
                                   income monthly and will distribute any net
                                   realized capital gains at least annually. The
Dividends --                       Fund may also pay a special distribution at
ordinary income and                the end of the calendar year to comply with
capital gains paid                 Federal tax requirements. If you would like
to shareholders.                   to receive dividends in cash, contact your
Dividends may be                   Merrill Lynch Financial Advisor, selected
reinvested in                      securities dealer, other financial
additional Fund                    intermediary or the Transfer Agent. Although
shares as they are                 this cannot be predicted with any certainty,
paid.                              the Fund anticipates that the majority of its
                                   dividends, if any, will consist of ordinary income. Capital gains may be taxable to you at different rates, depending, in part, on the length of time the Fund held the assets sold.

                                   You will pay tax on dividends from the Fund whether you receive them in cash or additional shares. If you redeem Fund shares or exchange them for shares of another fund, you generally will be treated as having sold your shares and any gain on the transaction may be subject to tax. Capital gain dividends are generally taxed at different rates than ordinary income dividends.


                MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.                35

[GRAPHIC OMITTED] Your Account



                                   If you are neither a lawful permanent
                                   resident nor a citizen of the United States
"BUYING A DIVIDEND"                or if you are a foreign entity, the Fund's
                                   ordinary income dividends (which include
Unless your                        distributions from an excess of net short
investment is in a                 term capital gains over net long term capital
tax deferred                       losses) will generally be subject to a 30%
account, you may                   U.S. withholding tax, unless a lower treaty
want to avoid buying               rate applies.
shares shortly
before the fund pays               Dividends and interest received by the Fund
a dividend. The                    may give rise to withholding and other taxes
reason? If you buy                 imposed by foreign countries. Tax conventions
shares when a fund                 between certain countries and the United
has realized but not               States may reduce or eliminate such taxes.
yet distributed                    You may be able to claim a credit or take a
ordinary income or                 deduction for foreign taxes paid by the Fund
capital gains, you                 if certain requirements are met.
will pay the full
price for the shares               By law, your dividends and redemption
and then receive a                 proceeds will be subject to a withholding tax
portion of the price               if you have not provided a taxpayer
back in the form of                identification number or social security
a taxable dividend.                number or the number you have provided is
Before investing you               incorrect.
may want to consult
your tax adviser.                  This section summarizes some of the
                                   consequences under current Federal tax law of an investment in the Fund. It is not a substitute for personal tax advice. Consult your personal tax adviser about the potential tax consequences of an investment in the Fund under all applicable tax laws.


36                MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.

[GRAPHIC OMITTED] Management of the Fund


                                   MERRILL LYNCH INVESTMENT MANAGERS

                                   Merrill Lynch Investment Managers, the Fund's Investment Adviser, manages the Fund's investments and its business operations under the overall supervision of the Fund's Board of Directors. The Investment Adviser has the responsibility for making all investment decisions for the Fund. The Investment Adviser has a sub-advisory agreement with Merrill Lynch Asset Management U.K. Limited, an affiliate, under which the Investment Adviser pays a fee for services it receives in an amount to be determined from time to time by the Investment Adviser and the affiliate. The Fund pays the Investment Adviser a fee at the annual rate of .60% of the average daily net assets of the Fund plus the principal amount of borrowings incurred by the Fund for leveraging purposes. If the Fund borrows for leverage, the fees paid to the Investment Adviser will be higher than if the Fund does not borrow because the fees paid are calculated based on the Fund's net assets plus the proceeds of any outstanding borrowings used for leverage.

                                   Merrill Lynch Investment Managers was
                                   organized as an investment adviser in 1976 and offers investment advisory services to more than 50 registered investment companies. Merrill Lynch Asset Management U.K. Limited was organized as an investment adviser in 1986 and acts as sub-adviser to more than 50 registered investment companies. Merrill Lynch Investment Managers and its affiliates had approximately $515 billion in investment company and other portfolio assets under management as of February 2002.


               MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.                 37

[GRAPHIC OMITTED] Management of the Fund

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

The Financial Highlights table is intended to help you understand the Fund's financial performance for the past five years. Certain information reflects the financial results for a single Fund share. The total returns in the table represent the rate an investor would have earned or lost on an investment in the Fund (assuming reinvestment of all dividends). The information has been audited by Deloitte & Touche LLP, whose report, along with the Fund's financial statements, is included in the Fund's Annual Report, which is available upon request.

                                                                                     Class A
                                                                                     -------

                                                                       For the Year Ended December 31,
                                                                       -------------------------------

Increase (Decrease) in Net Asset Value:                    2001          2000         1999          1998         1997
---------------------------------------                    ----          ----         ----          ----         ----

Per Share Operating Performance:

Net asset value, beginning of year                   $     6.11    $     6.26    $     5.54    $     9.60   $    11.36

Investment income-- net                                     .56           .57           .51           .76          .72

Realized and unrealized gain (loss) on investments
and foreign currency transactions-- net                     .30          (.13)          .72         (4.06)        (.54)

Total from investment operations                            .86           .44          1.23         (3.30)         .18

Less dividends and distributions:
    Investment income-- net                                (.58)         (.54)         (.51)         (.71)        (.72)
    In excess of investment income-- net                     --          (.05)           --           --            --
    Return of capital-- net                                  --            --            --         (.05)           --
    Realized gain on investments-- net                       --            --            --           --          (.93)
    In excess of realized gain on investments-- net          --            --            --           --          (.29)

Total dividends and distributions                          (.58)         (.59)         (.51)         (.76)       (1.94)

Net asset value, end of year                         $     6.39    $     6.11    $     6.26    $     5.54   $     9.60

Total Investment Return: *

Based on net asset value per share                        14.92%         7.23%        23.12%       (36.18%)       1.74%

Ratios to Average Net Assets:

Expenses, excluding interest expense and
reorganization expenses                                    1.86%         2.02%         1.85%         1.70%        1.38%

Expenses, excluding interest expense                       1.93%         2.72%         1.85%         1.70%        1.38%

Expenses                                                   1.95%         2.72%         1.85%         2.66%        1.48%

Investment income-- net                                    9.18%        10.63%         8.72%         9.59%        6.31%

Supplemental Data:

Net assets, end of year (in thousands)                $  15,960    $   20,907    $    1,734    $    1,988    $    4,842

Portfolio turnover                                       136.99%       134.31%       164.23%       618.06%      942.74%

Leverage:
    Amount of reverse repurchase agreements
    outstanding, end of year (in thousands)           $      --    $       --    $       --    $       --    $      --
    Average amount of reverse repurchase agreements
    outstanding during the year (in thousands)        $     331    $       --    $       --    $   14,306    $    3,185
    Average amount of reverse repurchase agreements
    per share during the year                         $     .05    $       --    $       --    $     1.56    $      .20



                                                                                     Class B
                                                                                     -------

                                                                       For the Year Ended December 31,
                                                                       -------------------------------

Increase (Decrease) in Net Asset Value:                    2001          2000         1999          1998         1997
---------------------------------------                    ----          ----         ----          ----         ----

Per Share Operating Performance:

Net asset value, beginning of year                   $     6.10    $     6.25    $     5.53    $     9.57    $    11.31

Investment income-- net                                     .52           .48           .46           .70           .63

Realized and unrealized gain (loss) on investments
and foreign currency transactions-- net                     .29          (.09)          .72         (4.04)         (.52)

Total from investment operations                            .81           .39          1.18         (3.34)          .11

Less dividends and distributions:
    Investment income-- net                                (.54)         (.49)         (.46)         (.65)         (.63)
    In excess of investment income-- net                     --          (.05)           --            --            --
    Return of capital-- net                                  --            --            --          (.05)           --
    Realized gain on investments-- net                       --            --            --            --          (.93)
    In excess of realized gain on investments-- net          --            --            --            --          (.29)

Total dividends and distributions                          (.54)         (.54)         (.46)         (.70)        (1.85)

Net asset value, end of year                         $     6.37    $     6.10    $     6.25    $     5.53    $     9.57

Total Investment Return: *

Based on net asset value per share                        13.87%         6.40%        22.20%       (36.60%)        1.12%

Ratios to Average Net Assets:

Expenses, excluding interest expense and
reorganization expenses                                    2.64%         2.76%         2.63%         2.21%         2.16%

Expenses, excluding interest expense                       2.72%         3.43%         2.63%         2.21%         2.16%

Expenses                                                   2.73%         3.43%         2.63%         3.47%         2.26%

Investment income-- net                                    8.41%         7.87%         7.86%         8.93%         5.76%

Supplemental Data:

Net assets, end of year (in thousands)                $  14,270     $  16,816    $   24,193    $   33,374    $   78,733

Portfolio turnover                                       136.99%       134.31%       164.23%       618.06%       942.74%

Leverage:
    Amount of reverse repurchase agreements
    outstanding, end of year (in thousands)           $      --     $      --    $       --    $      --     $       --
    Average amount of reverse repurchase agreements
    outstanding during the year (in thousands)        $     331     $      --    $       --    $   14,306    $    3,185
    Average amount of reverse repurchase agreements
    per share during the year                         $     .05     $      --    $       --    $     1.56    $      .20

* Total investment returns exclude the effects of sales charges.


38                             MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.

FINANCIAL HIGHLIGHTS (concluded)
--------------------------------------------------------------------------------





                                                                                   Class C
                                                                                   -------

                                                                       For the Year Ended December 31,
                                                                       -------------------------------

Increase (Decrease) in Net Asset Value:                  2001         2000         1999        1998          1997
---------------------------------------                  ----         ----         ----        ----          ----

Per Share Operating Performance:

Net asset value, beginning of year                   $     6.10   $     6.24   $     5.53   $     9.57    $    11.31

Investment income-- net                                     .51          .50          .46          .69           .63

Realized and unrealized gain (loss) on investments
and foreign currency transactions-- net                     .29         (.10)         .71        (4.04)         (.52)

Total from investment operations                            .80          .40         1.17        (3.35)          .11

Less dividends and distributions:
    Investment income-- net                                (.53)        (.49)        (.46)        (.64)         (.63)
    In excess of investment income-- net                     --         (.05)          --           --            --
    Return of capital-- net                                  --           --           --         (.05)           --
    Realized gain on investments-- net                       --           --           --           --          (.93)
    In excess of realized gain on investments-- net          --           --           --           --          (.29)

Total dividends and distributions                          (.53)        (.54)        (.46)        (.69)        (1.85)

Net asset value, end of year                         $     6.37   $     6.10   $     6.24   $     5.53    $     9.57

Total Investment Return: *

Based on net asset value per share                        13.81%        6.52%       21.94%      (36.64%)        1.06%

Ratios to Average Net Assets:

Expenses, excluding interest expense and
reorganization expenses                                    2.68%        2.82%        2.68%        2.25%         2.23%

Expenses, excluding interest expense                       2.77%        3.50%        2.68%        2.25%         2.23%

Expenses                                                   2.79%        3.50%        2.68%        3.52%         2.33%

Investment income-- net                                    8.39%        7.93%        7.79%        8.85%         5.64%

Supplemental Data:

Net assets, end of year (in thousands)               $    1,313   $    1,112   $    1,108   $    1,730    $    4,222

Portfolio turnover                                       136.99%      134.31%      164.23%      618.06%       942.74%

Leverage:
    Amount of reverse repurchase agreements
    outstanding, end of year (in thousands)          $       --   $       --   $       --   $       --    $       --
    Average amount of reverse repurchase agreements
    outstanding during the year (in thousands)       $      331   $       --   $       --   $   14,306    $    3,185
    Average amount of reverse repurchase agreements
    per share during the year                        $      .05   $       --   $       --   $     1.56    $      .20




                                                                                  Class D
                                                                                  -------

                                                                      For the Year Ended December 31,
                                                                      -------------------------------

Increase (Decrease) in Net Asset Value:                 2001         2000        1999         1998           1997
---------------------------------------                 ----         ----        ----         ----           ----

Per Share Operating Performance:

Net asset value, beginning of year                   $     6.09   $     6.24   $     5.52   $     9.57    $    11.31

Investment income-- net                                     .55          .53          .49          .74           .69

Realized and unrealized gain (loss) on investments
and foreign currency transactions-- net                     .30         (.10)         .72        (4.05)         (.52)

Total from investment operations                            .85          .43         1.21        (3.31)          .17

Less dividends and distributions:
    Investment income-- net                                (.57)        (.52)        (.49)        (.69)         (.69)
    In excess of investment income-- net                     --         (.06)          --           --            --
    Return of capital-- net                                  --           --           --         (.05)           --
    Realized gain on investments-- net                       --           --           --           --          (.93)
    In excess of realized gain on investments-- net          --           --           --           --          (.29)

Total dividends and distributions                          (.57)        (.58)        (.49)        (.74)        (1.91)

Net asset value, end of year                         $     6.37   $     6.09   $     6.24   $     5.52    $     9.57

Total Investment Return: *

Based on net asset value per share                        14.65%        6.96%       22.87%      (36.37%)        1.65%

Ratios to Average Net Assets:

Expenses, excluding interest expense and                   2.11%        2.24%        2.09%        1.84%         1.63%
reorganization expenses

Expenses, excluding interest expense                       2.19%        2.91%        2.09%        1.84%         1.63%

Expenses                                                   2.21%        2.91%        2.09%        2.88%         1.73%

Investment income-- net                                    8.97%        8.50%        8.43%        9.51%         6.30%

Supplemental Data:

Net assets, end of year (in thousands)               $    4,961   $    4,649   $    5,060   $    6,316    $   12,066

Portfolio turnover                                       136.99%      134.31%      164.23%      618.06%       942.74%

Leverage:
    Amount of reverse repurchase agreements          $       --   $       --   $       --   $       --    $       --
    outstanding, end of year (in thousands)
    Average amount of reverse repurchase agreements  $      331   $       --   $       --   $   14,306    $    3,185
    outstanding during the year (in thousands)
    Average amount of reverse repurchase agreements  $      .05   $       --   $       --   $     1.56    $      .20
    per share during the year

* Total investment returns exclude the effects of sales charges.


               MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.                 39

                      (This page intentionally left blank)



40                MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.

                      (This page intentionally left blank)




                 MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.               41

                      (This page intentionally left blank)



42                MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.

                               [GRAPHIC OMITTED]


                 MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.

[GRAPHIC OMITTED] For More Information                            [MERRILL LYNCH LOGO] Investment Managers

Shareholder Reports

Additional information about the Fund's investments
is available in the Fund's annual and semi-annual                 Prospectus
reports to shareholders. In the Fund's annual
report you will find a discussion of the market                   April 12, 2002
conditions and investment strategies that
significantly affected the Fund's performance
during its last fiscal year. You may obtain these
reports at no cost by calling 1-800-MER-FUND.

The Fund will send you one copy of each shareholder
report and certain other mailings, regardless of the
number of Fund accounts you have. To receive separate
shareholder reports for each account, call your Merrill
Lynch Financial Advisor or other financial intermediary
or write to the Transfer Agent at its mailing address.
Include your name, address, tax identification number             Merrill Lynch Emerging
and Merrill Lynch brokerage or mutual fund account                Markets Debt Fund, Inc.
number. If you have any questions, please call your
Merrill Lynch Financial Advisor or other financial
intermediary or call the Transfer Agent at
1-800-MER-FUND.

Statement of Additional Information

The Fund's Statement of Additional Information contains further information about the Fund and is incorporated by reference (legally considered to be part of this prospectus). You may request a free copy by writing the Fund at Financial Data Services, Inc., PO Box 45289,
Jacksonville, Florida 32232-5289 or by calling
1-800-MER-FUND.

Contact your Merrill Lynch Financial Advisor or other financial intermediary or contact the Fund at the telephone number or address indicated above if you have any questions.

Information about the Fund (including the Statement of
Additional Information) can be reviewed and copied at
the SEC's Public Reference Room in Washington, D.C. Call
1-202-942-8090 for information on the operation of the
public reference room. This information is also
available on the SEC's Internet site at
http://www.sec.gov and copies may be obtained upon                This Prospectus contains information you should
payment of a duplicating fee, by electronic request at            know before investing, including information
the following e-mail address: publicinfo@sec.gov, or by           about risks. Please read it before you invest
writing the Public Reference Section of the SEC,                  and keep it for future reference.
Washington, D.C. 20549-0102.
                                                                  The Securities and Exchange Commission has not
You should rely only on the information contained                 approved or disapproved these securities or
in this Prospectus. No one is authorized to provide               passed upon the adequacy of this Prospectus.
you with information that is different from                       Any representation to the contrary is a
information contained in this Prospectus.                         criminal offense.

Investment Company Act file #811-7794
Code #16802-04-02
(C)Merrill Lynch Investment Managers, L.P.                        www.mlim.ml.com

                       STATEMENT OF ADDITIONAL INFORMATION

                 Merrill Lynch Emerging Markets Debt Fund, Inc.

   P.O. Box 9011, Princeton, New Jersey 08543-9011 o Phone No. (609) 282-2800



Merrill Lynch Emerging Markets Debt Fund, Inc. (the "Fund") is a non-diversified, open-end investment company that seeks a high level of current income with a secondary objective of capital appreciation by investing primarily in debt securities of issuers in emerging market countries. An emerging market country is any country that is included in the Morgan Stanley Capital International Emerging Markets Free Index. The Fund may at times utilize certain investment techniques including options and futures, to increase investment return or to hedge all or a portion of the portfolio against market and currency risks. In addition, the Fund is authorized to borrow funds and to utilize leverage in amounts not to exceed 33-1/3% of total assets. There can be no assurance that the Fund's investment objective will be achieved. For more information on the Fund's investment objective and policies see "Investment Objective and Policies."

Pursuant to the Merrill Lynch Select Pricing(SM) System, the Fund offers four classes of shares, each with a different combination of sales charges, ongoing fees and other features. The Merrill Lynch Select Pricing(SM) System permits an investor to choose the method of purchasing shares that the investor believes is most beneficial given the amount of the purchase, the length of time the investor expects to hold the shares and other relevant circumstances. See "Purchase of Shares."



This Statement of Additional Information of the Fund is not a prospectus and should be read in conjunction with the Prospectus of the Fund, dated April 12, 2002 (the "Prospectus"), which has been filed with the Securities and Exchange Commission (the "Commission") and can be obtained, without charge, by calling 1-800-MER-FUND or by writing to the Fund at the above address. The Prospectus is incorporated by reference into this Statement of Additional Information, and this Statement of Additional Information is incorporated by reference into the Prospectus. The Fund's audited financial statements are incorporated in this Statement of Additional Information by reference to its 2001 Annual Report. You may request a copy of the Annual Report at no charge by calling 1-800-637-3863 between 8:00 a.m. and 8:00 p.m., Eastern time on any business day.



             Merrill Lynch Investment Managers -- Investment Adviser
                      FAM Distributors, Inc. -- Distributor


     The date of this Statement of Additional Information is April 12, 2002.

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----
Investment Objective and Policies                                            2
Foreign Investment Risks                                                     3
Certain Risks of Debt Securities                                             4
Derivatives                                                                  5
Convertible Securities                                                      12
Other Investment Policies, Practices and Risk Factors                       13
Suitability                                                                 18
Investment Restrictions                                                     18
Portfolio Turnover                                                          21
Management of the Fund                                                      21
Directors and Officers                                                      21
Compensation of Directors                                                   25
Management and Advisory Arrangements                                        26
Code of Ethics                                                              28
Purchase of Shares                                                          28
Initial Sales Charge Alternatives-- Class A and Class D Shares              30
Reduced Initial Sales Charges                                               31
Deferred Sales Charge Alternatives-- Class B and Class C Shares             33
Closed-End Fund Reinvestment Options                                        36
Distribution Plans                                                          37
Limitations on the Payment of Deferred Sales Charges                        38
Redemption of Shares                                                        40
Redemption                                                                  40
Repurchase                                                                  41
Reinstatement Privilege-- Class A and Class D Shares                        41
Pricing of Shares                                                           42
Determination of Net Asset Value                                            42
Computation of Offering Price Per Share                                     43
Portfolio Transactions and Brokerage                                        43
Shareholder Services                                                        46
Investment Account                                                          46
Exchange Privilege                                                          46
Fee-Based Programs                                                          49
Retirement and Education Savings Plans                                      49
Automatic Investment Plans                                                  49
Automatic Dividend Reinvestment Plan                                        50
Systematic Withdrawal Plan                                                  50
Dividends and Taxes                                                         51
Dividends                                                                   51
Taxes                                                                       51
Tax Treatment of Options, Futures and Forward Foreign Exchange Transactions 54
Special Rules for Certain Foreign Currency Transactions                     54
Performance Data                                                            55
General Information                                                         57
Description of Shares                                                       57
Independent Auditors                                                        58
Accounting Services Provider                                                58
Custodian                                                                   58
Transfer Agent                                                              58
Legal Counsel                                                               58
Reports to Shareholders                                                     58
Shareholder Inquiries                                                       58
Additional Information                                                      59
Financial Statements                                                        59

                        INVESTMENT OBJECTIVE AND POLICIES

The Fund is a non-diversified, open-end management investment company that seeks a high level of current income with a secondary objective of capital appreciation by investing primarily in debt securities of issuers in emerging market countries. An emerging market country is any country that is included in the Morgan Stanley Capital International Emerging Markets Free Index. The Fund tries to achieve its objective by investing, under normal conditions, at least 80% of its assets in a non-diversified portfolio of debt obligations of issuers in emerging market countries. For this purpose, "assets" means net assets plus the amount of any borrowings for investment purposes. The Fund may at times utilize certain investment techniques, including options and futures, to increase investment return or to hedge all or a portion of its portfolio against interest rate, market and currency risks. In addition, the Fund is authorized to borrow funds and to utilize leverage in amounts not to exceed 33-1/3% of its total assets. There can be no assurance that the Fund's investment objective will be achieved.

Merrill Lynch Investment Managers, L.P. (the "Investment Adviser" or "MLIM") the Fund's investment adviser, will actively manage the Fund's assets in response to market, political and general economic conditions in emerging markets and elsewhere, and will seek to adjust the Fund's investments based on its perception of which investments would best enable the Fund to achieve its investment objective. In its analysis, the Investment Adviser will consider various factors, including its views regarding interest and currency exchange rate changes and credit risks. Such professional investment management may be attractive to investors, particularly individuals, who lack the time, information, capability or inclination to effect such an investment strategy directly.

The debt securities in which the Fund may invest include fixed or floating rate corporate bonds, corporate notes, debentures, commercial paper, corporate loans, Brady Bonds, mortgage backed and asset backed securities and other debt securities issued or guaranteed by governments, agencies, or instrumentalities, central banks, commercial banks or private issuers, including repurchase agreements. Debt obligations also include convertible securities, which have characteristics of both debt and equity investments. The Fund has established no rating criteria for the debt securities in which it may invest. The Fund may also invest in high yield or "junk" bonds.

Indexed notes and commercial paper typically provide that the principal amount is adjusted upwards or downwards (but not below zero) at maturity to reflect fluctuations in the exchange rate between two currencies during the period the obligation is outstanding depending on the terms of the specific security. In selecting the two currencies, the Investment Adviser will consider the correlation and relative yields of various currencies. The Fund will purchase an indexed obligation using the currency in which it is denominated and, at maturity, will receive interest and principal payments thereon in that currency. The amount of principal payable by the issuer at maturity, however, will increase or decrease in response to any change in the exchange rate between the two specified currencies during the period from the date the instrument is issued to its maturity date. The potential for realizing gains as a result of changes in foreign currency exchange rates may enable the Fund to hedge the currency in which the obligation is denominated (or to effect cross hedges against other currencies) against a decline in the U.S. dollar value of investments denominated in foreign currencies while providing an attractive rate of return. The Fund will purchase such indexed obligations to generate current income or for hedging purposes and will not speculate in such obligations. Such obligations may be deemed liquid investments if they can be disposed of promptly in the ordinary course of business at a value reasonably close to that used in the calculation of the Fund's net asset value per share; otherwise, they will be deemed illiquid investments subject to the restrictions discussed further below under "Investment Restrictions."

The Fund may invest in securities denominated in or indexed to the currency of one country although issued by a governmental entity, corporation or financial institution of another country. For example, the Fund may invest in a Mexican peso/denominated obligation issued by a U.S. corporation. Such investments involve credit risks associated with the issuer and currency risks associated with the currency in which the obligation is denominated.

Certain indexed securities, including certain inverse securities, may have the effect of providing a degree of investment leverage, because they may increase or decrease in value at a rate that is a multiple of the changes in applicable indices. As a result, the market value of such securities will generally be more volatile than the market values of fixed rate securities. The Fund believes that indexed securities, including inverse securities, represent flexible portfolio management instruments that may allow the Fund to seek potential investment returns, hedge other portfolio positions, or vary the degree of portfolio leverage relatively efficiently under different market conditions.

The Fund also may invest in participations in, or bonds and notes backed by, pools of mortgage, credit card, automobile or other types of receivables. These investments are described more fully below under "Other Investment Policies, Practices and Risk Factors -- Mortgage Backed Securities" and "-- Asset Backed Securities." Because of liquidity and valuation concerns relating to investments in certain derivative mortgage backed securities, investments in such securities will be restricted as discussed below under "Other Investment Policies, Practices and Risk Factors -- Derivative Mortgage Backed Securities."

The Fund has established no rating criteria for the debt securities in which it may invest and such securities may not be rated at all for creditworthiness. Investments in debt securities rated in the medium to lower rating categories of nationally recognized statistical rating organizations such as Standard & Poor's ("S&P") and Moody's Investors Service, Inc. ("Moody's") or in unrated securities of comparable quality involve special risks which are described more fully below under "Certain Risks of Debt Securities -- Junk Bonds."

The Fund may invest up to 40% of its total assets in issuers domiciled in any one country. Under normal conditions, the Fund expects to maintain normally at least 65% of its assets in securities denominated in the U.S. dollar. The Fund will not usually attempt to cushion the impact of foreign currency fluctuations on the dollar.

There will be no maturity restrictions on the securities in which the Fund will invest. The Fund will normally invest a portion of its assets in short term debt securities and cash or cash equivalents (including repurchase agreements) denominated in U.S. dollars or foreign currencies when Fund management is unable to find attractive long term debt securities. The Fund may invest without percentage limitation in short term securities or cash as a temporary defensive measure. Investment in these securities may also be used to meet redemptions. Short term investments and temporary defensive positions may limit the potential for an increase in the value of Fund shares or for the Fund to achieve its investment objective.

The Fund may at times utilize certain other investment techniques to increase investment return or to hedge all or a portion of its portfolio, including options and futures, although suitable hedging instruments may not be available on a timely basis and on acceptable terms with respect to specific securities and currencies in which the Fund may invest. See "Derivatives." In addition, the Fund is authorized to borrow funds and utilize leverage (including by effecting reverse repurchase agreements and dollar rolls) in amounts up to 33-1/3% of its total assets (including the amount borrowed) and to borrow up to an additional 5% of its total assets for temporary purposes. See "Other Investment Policies, Practices and Risk Factors -- Borrowing and Leverage."

Investments in high yield debt instruments, including high yield bonds, corporate loans or other privately placed securities, may result in the Fund receiving material nonpublic information ("inside information") concerning the borrower or issuer. Accordingly, the Fund has established certain procedures reasonably designed to prevent the unauthorized access, dissemination or use of such inside information. Receipt of inside information concerning a borrower or issuer may, under certain circumstances, prohibit the Fund or other funds or accounts managed by the same portfolio managers, from trading in the public securities of the borrower or issuer. Conversely, the portfolio managers for the Fund may, under certain circumstances, decline to receive inside information made available by the borrower or issuer in order to allow the Fund, or other funds or accounts managed by the same portfolio managers, to continue to trade in the public securities of such borrower or issuer.

Foreign Investment Risks

The U.S. Government has from time to time in the past imposed restrictions, through penalties and otherwise, on foreign investments by U.S. investors such as the Fund. If such restrictions should be reinstituted, it might become necessary for the Fund to invest all or substantially all of its assets in U.S.

securities. In such event, the Fund would review its investment objective and investment policies to determine whether changes are appropriate. Any changes in the investment objective or fundamental policies set forth under "Investment Restrictions" below would require the approval of the holders of a majority of the Fund's outstanding voting securities.

The Fund's ability and decisions to purchase or sell portfolio securities may be affected by laws or regulations relating to the convertibility and repatriation of assets. Because the shares of the Fund are redeemable on a daily basis on each day the Fund determines its net asset value in U.S. dollars, the Fund intends to manage its portfolio so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. See "Redemption of Shares" below. Under present conditions, the Investment Adviser does not believe that these considerations will have any significant effect on its portfolio strategy, although there can be no assurance in this regard.

Certain Risks of Debt Securities

Sovereign Debt. The Fund may invest in sovereign debt securities issued or guaranteed by foreign government entities. Investment in sovereign debt involves a high degree of risk. The government entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A government entity's willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the government entity's policy towards the International Monetary Fund and the political constraints to which a government entity may be subject. Government entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on the implementation of economic reforms and/or economic performance and the timely service of such debtor's obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties' commitments to lend funds to the government entity, which may further impair such debtor's ability or willingness to timely service its debts. Consequently, government entities may default on their sovereign debt.

Holders of sovereign debt may be requested to participate in the rescheduling of such debt and to extend further loans to government entities. In the event of a default by a government entity, there may be few or no effective legal remedies for collecting on such debt.

Brady Bonds. The Fund may invest in Brady Bonds. Brady Bonds are debt obligations which are created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructuring under a plan introduced in 1989 by former U.S. Secretary of the Treasury, Nicholas F. Brady (the "Brady Plan"). Brady Plan debt restructurings have been implemented to date in Mexico, Venezuela, Argentina, Uruguay, Costa Rica, Nigeria, the Philippines, Brazil, Peru, Ecuador, Panama, Poland and Bulgaria. To date, Brady Bonds aggregating approximately $80 billion are outstanding, based on current estimates, with the largest proportion of Brady Bonds having been issued by Mexico, Argentina and Venezuela. The Fund anticipates that it will invest in bank loans (through participations or assignments) that may be restructured as Brady Bond obligations.

Brady Bonds may be collateralized and issued in various currencies (although most are U.S. dollar-denominated) and they are actively traded in the over-the-counter secondary market. U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds which have the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized on a one-year or longer rolling-forward basis by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of interest payments or, in the case of floating rate bonds, initially is equal to at least one year's interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Certain Brady Bonds are entitled to "value recovery payments" in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. For example, some Mexican and Venezuelan Brady Bonds include attached value recovery options which increase interest payments if oil revenues rise. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the "residual risk"). In light of the residual risk of Brady Bonds and, among other factors, the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds, investments in Brady Bonds are considered speculative.

Most Mexican Brady Bonds issued to date have principal repayments at final maturity fully collateralized by U.S. Treasury zero coupon bonds (or comparable collateral denominated in other currencies) and interest coupon payments collateralized on an 18-month rolling-forward basis by funds held in escrow by an agent for the bondholders. A significant portion of the Brady Bonds issued to date by Costa Rica, Nigeria, the Philippines, Brazil, Peru, Ecuador, Panama, Poland, Bulgaria, Venezuela and Argentina have principal repayments at final maturity collateralized by U.S. Treasury zero coupon bonds (or comparable collateral denominated in other currencies) and/or interest coupon payments collateralized on a 14-month (for Venezuela) or 12-month (for Argentina) rolling-forward basis by securities held by the Federal Reserve Bank of New York as collateral agent.

Junk Bonds. Junk bonds are debt securities that are rated below investment grade by the major rating agencies or are unrated securities that Fund management believes are of comparable quality. Although junk bonds generally pay higher rates of interest than investment grade bonds, they are high-risk investments that may cause income and principal losses for the Fund. The major risks in junk bond investments include the following:

Junk bonds may be issued by less creditworthy companies. These securities are vulnerable to adverse changes in the issuer's industry and to general economic conditions. Issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments or the unavailability of additional financing.

The issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. If the issuer experiences financial stress, it may be unable to meet its debt obligations. The issuer's ability to pay its debt obligations also may be lessened by specific issuer developments, or the unavailability of additional financing.

Junk bonds are frequently ranked junior to claims by other creditors. If the issuer cannot meet its obligations, the senior obligations are generally paid off before the junior obligations.

Junk bonds frequently have redemption features that permit an issuer to repurchase the security from the Fund before it matures. If an issuer redeems the junk bonds, the Fund may have to invest the proceeds in bonds with lower yields and may lose income.

Prices of junk bonds are subject to extreme price fluctuations. Negative economic developments may have a greater impact on the prices of junk bonds than on other higher rated fixed income securities.

Junk bonds may be less liquid than higher rated fixed income securities even under normal economic conditions. There are fewer dealers in the junk bond market, and there may be significant differences in the prices quoted for junk bonds by the dealers. Because they are less liquid, judgment may play a greater role in valuing certain of the Fund's portfolio securities than in the case of securities trading in a more liquid market.

The Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.

The Fund is not authorized to purchase debt securities that are in default as to the payment of principal or interest except for sovereign debt (discussed above).

Derivatives

The Fund may use instruments referred to as Derivatives. Derivatives are financial instruments the value of which is derived from another security, a commodity (such as gold or oil), a currency or an index

(a measure of value or rates, such as the Standard & Poor's 500 Index or the prime lending rate). Derivatives allow the Fund to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments.

Hedging. The Fund may use Derivatives for hedging purposes and to increase income. Hedging is a strategy in which a Derivative is used to offset the risks associated with other Fund holdings. Losses on the other investment may be substantially reduced by gains on a Derivative that reacts in an opposite manner to market movements. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Fund or if the cost of the Derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the Derivative will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced.

The Fund may use the following types of derivative instruments and trading strategies:

Indexed and Inverse Floating Rate Securities

The Fund may invest in securities the potential return of which is based on an index. As an illustration, the Fund may invest in a debt security that pays interest based on the current value of an interest rate index, such as the prime rate. The Fund may also invest in a debt security that returns principal at maturity based on the level of a securities index or a basket of securities, or based on the relative changes of two indices. In addition, the Fund may invest in securities the potential return of which is based inversely on the change in an index (that is, a security the value of which will move in the opposite direction to changes in an index) or an interest rate. For example, the Fund may invest in securities that pay a higher rate of interest when a particular index decreases and pay a lower rate of interest (or do not fully return principal) when the value of the index increases. If the Fund invests in such securities, it may be subject to reduced or eliminated interest payments or loss of principal in the event of an adverse movement in the relevant index or indices. Indexed and inverse securities involve credit risk, and certain indexed and inverse securities may involve currency risk, leverage risk and liquidity risk. The Fund may invest in indexed and inverse securities for hedging purposes only. When used for hedging purposes, indexed and inverse securities involve correlation risk.

Options on Securities and Securities Indices

Purchasing Put Options. The Fund may purchase put options on securities held in its portfolio or securities or interest rate indices that are correlated with securities held in its portfolio. When the Fund purchases a put option, in consideration for an up front payment (the "option premium") the Fund acquires a right to sell to another party specified securities owned by the Fund at a specified price (the "exercise price") on or before a specified date (the "expiration date"), in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index declines below a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a put option limits the Fund's risk of loss in the event of a decline in the market value of the portfolio holdings underlying the put option prior to the option's expiration date. If the market value of the portfolio holdings associated with the put option increases rather than decreases, however, the Fund will lose the option premium and will consequently realize a lower return on the portfolio holdings than would have been realized without the purchase of the put. Purchasing a put option may involve correlation risk, and may also involve liquidity and credit risk.

Purchasing Call Options. The Fund may also purchase call options on securities it intends to purchase or securities or interest rate indices that are correlated with the types of securities it intends to purchase. When the Fund purchases a call option, in consideration for the option premium the Fund acquires a right to purchase from another party specified securities at the exercise price on or before the expiration date, in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index increases beyond a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a call option may protect the Fund from having to pay more for a security as a consequence of increases in the market value for the security during a period when the Fund is contemplating its purchase, in the case of an option on a security, or attempting to identify specific securities in which to invest in a market the Fund believes to be attractive, in the case of an option on an index (an "anticipatory hedge"). In the event the Fund determines not to purchase a security underlying a call option, however, the Fund may lose the entire option premium. Purchasing a call option involves correlation risk, and may also involve liquidity and credit risk.

The Fund is also authorized to purchase put or call options in connection with closing out put or call options it has previously sold. However, the Fund will not purchase options on securities if, as a result of such purchase, the aggregate cost (premiums paid) of all outstanding options on securities held by the Fund would exceed 5% of the market value of the Fund's total assets.

Writing Call Options. The Fund may write (i.e., sell) call options on securities held in its portfolio or securities indices the performance of which correlates with securities held in its portfolio. When the Fund writes a call option, in return for an option premium, the Fund gives another party the right to buy specified securities owned by the Fund at the exercise price on or before the expiration date, in the case of an option on securities, or agrees to pay to another party an amount based on any gain in a specified securities index beyond a specified level on or before the expiration date, in the case of an option on a securities index. The Fund may write call options to earn income, through the receipt of option premiums. In the event the party to which the Fund has written an option fails to exercise its rights under the option because the value of the underlying securities is less than the exercise price, the Fund will partially offset any decline in the value of the underlying securities through the receipt of the option premium. By writing a call option, however, the Fund limits its ability to sell the underlying securities, and gives up the opportunity to profit from any increase in the value of the underlying securities beyond the exercise price, while the option remains outstanding. Writing a call option may involve correlation risk.

Writing Put Options. The Fund may also write put options on securities or securities indices. When the Fund writes a put option, in return for an option premium the Fund gives another party the right to sell to the Fund a specified security at the exercise price on or before the expiration date, in the case of an option on a security, or agrees to pay to another party an amount based on any decline in a specified securities index below a specified level on or before the expiration date, in the case of an option on a securities index. The Fund may write put options to earn income, through the receipt of option premiums. In the event the party to which the Fund has written an option fails to exercise its rights under the option because the value of the underlying securities is greater than the exercise price, the Fund will profit by the amount of the option premium. By writing a put option, however, the Fund will be obligated to purchase the underlying security at a price that may be higher than the market value of the security at the time of exercise as long as the put option is outstanding, in the case of an option on a security, or make a cash payment reflecting any decline in the index, in the case of an option on an index. Accordingly, when the Fund writes a put option it is exposed to a risk of loss in the event the value of the underlying securities falls below the exercise price, which loss potentially may substantially exceed the amount of option premium received by the Fund for writing the put option. The Fund will write a put option on a security or a securities index only if the Fund would be willing to purchase the security at the exercise price for investment purposes (in the case of an option on a security) or is writing the put in connection with trading strategies involving combinations of options -- for example, the sale and purchase of options with identical expiration dates on the same security or index but different exercise prices (a technique called a "spread"). Writing a put option may involve substantial leverage risk.

The Fund is also authorized to sell call or put options in connection with closing out call or put options it has previously purchased.

Other than with respect to closing transactions, the Fund will only write call or put options that are "covered." A call or put option will be considered covered if the Fund has segregated assets with respect to such option in the manner described in "Risk Factors in Derivatives" below. A call option will also be considered covered if the Fund owns the securities it would be required to deliver upon exercise of the option (or, in the case of an option on a securities index, securities which substantially correlate with the performance of such index) or owns a call option, warrant or convertible instrument which is immediately exercisable for, or convertible into, such security.

The Fund may not write covered options on underlying securities exceeding 5% of its total assets, taken at market value.

Types of Options. The Fund may engage in transactions in options on securities or securities indices on exchanges and in the over-the-counter ("OTC") markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties' obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and the seller, but generally do not require the parties to post margin and are subject to greater credit risk. OTC options also involve greater liquidity risk. See "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives" below.

Futures

The Fund may engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts which obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract the Fund is required to deposit collateral ("margin") equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, the Fund will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk.

The sale of a futures contract limits the Fund's risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract's expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, the Fund will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the purchase of the futures contract.

The purchase of a futures contract may protect the Fund from having to pay more for securities as a consequence of increases in the market value for such securities during a period when the Fund was attempting to identify specific securities in which to invest in a market the Fund believes to be attractive. In the event that such securities decline in value or the Fund determines not to complete an anticipatory hedge transaction relating to a futures contract, however, the Fund may realize a loss relating to the futures position.

The Fund will limit transactions in futures and options on futures to financial futures contracts (i.e., contracts for which the underlying asset is a currency or securities or interest rate index) purchased or sold for hedging purposes (including anticipatory hedges). The Fund will further limit transactions in futures and options on futures to the extent necessary to prevent the Fund from being deemed a "commodity pool" under regulations of the Commodity Futures Trading Commission.

Interest Rate Swaps

The Fund is authorized to enter into interest rate swaps, which are OTC contracts in which each party agrees to make a periodic payment based on an index or the value of an asset in return for a periodic payment from the other party based on a different index or asset.

In order to hedge the value of the Fund's portfolio against interest rate fluctuations or to enhance the Fund's income, the Fund may enter into various transactions, such as interest rate swaps and the purchase or sale of interest rate caps and floors. The Fund expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio or to protect against any increase in the price of securities the Fund anticipates purchasing at a later date. The Fund intends to use these transactions primarily as a hedge and not as a speculative investment. However, the Fund may also invest in interest rate swaps to enhance income or to increase the Fund's yield during periods of steep interest rate yield curves (i.e., wide differences between short term and long term interest rates).

The Fund usually will enter into interest rate swap transactions on a net basis, i.e., the two payment streams are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two payments. Inasmuch as these transactions are entered into for good faith hedging purposes, the Investment Adviser believes that such obligations do not constitute senior securities and, accordingly, will not treat them as being subject to its borrowing restrictions. The net amount of the excess, if any, of the Fund's obligations over its entitlements with respect to each interest rate swap will be accrued on a daily basis, and an amount of cash or liquid securities having an aggregate net asset value at least equal to the accrued excess will be maintained in a segregated account by the Fund's custodian. If the interest rate swap transaction is entered into on other than a net basis, the full amount of the Fund's obligations will be accrued on a daily basis, and the full amount of the Fund's obligations will be maintained in a segregated account by the Fund's custodian.

The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index exceeds a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate floor.

In an interest rate swap, the Fund exchanges with another party their respective commitments to pay or receive interest, e.g., an exchange of fixed rate payments for floating rate payments. For example, if the Fund holds a mortgage backed security with an interest rate that is reset only once each year, it may swap the right to receive interest at this fixed rate for the right to receive interest at a rate that is reset every week. This would enable the Fund to offset a decline in the value of the mortgage backed security due to rising interest rates but would also limit its ability to benefit from falling interest rates. Conversely, if the Fund holds a mortgage backed security with an interest rate that is reset every week and it would like to lock in what it believes to be a high interest rate for one year, it may swap the right to receive interest at this variable weekly rate for the right to receive interest at a rate that is fixed for one year. Such a swap would protect the Fund from a reduction in yield due to falling interest rates and may permit the Fund to enhance its income through the positive differential between one week and one year interest rates, but would preclude it from taking full advantage of rising interest rates.

Typically the parties with which the Fund will enter into interest rate transactions will be broker-dealers and other financial institutions. The Fund will not enter into any interest rate swap, cap or floor transactions unless the unsecured senior debt or the claims-paying ability of the other party thereto is rated in one of the two highest rating categories of at least one nationally recognized statistical rating organization at the time of entering into such transaction or whose creditworthiness is believed by the Investment Adviser to be equivalent to such rating. If there is a default by the other party to such a transaction, the Fund will have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid in comparison with other similar instruments traded in the interbank market. Caps and floors, however, are less liquid than swaps. Certain Federal income tax requirements may limit the Fund's ability to engage in certain interest rate transactions. Gains from transactions in interest rate swaps distributed to shareholders will be taxable as ordinary income or, in certain circumstances, as long term capital gains to shareholders.

Foreign Exchange Transactions

The Fund may engage in spot and forward foreign exchange transactions and currency swaps, purchase and sell options on currencies and purchase and sell currency futures and related options thereon (collectively, "Currency Instruments") for purposes of hedging against the decline in the value of currencies in which its portfolio holdings are denominated against the U.S. dollar.

Forward Foreign Exchange Transactions. Forward foreign exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Spot foreign exchange transactions are similar but require current, rather than future, settlement. The Fund will enter into foreign exchange transactions only for purposes of hedging either a specific transaction or a portfolio position. The Fund may enter into a forward foreign exchange transaction for purposes of hedging a specific transaction by, for example, purchasing a currency needed to settle a security transaction or selling a currency in which the Fund has received or anticipates receiving a dividend or distribution. The Fund may enter into a foreign exchange transaction for purposes of hedging a portfolio position by selling forward a currency in which a portfolio position of the Fund is denominated or by purchasing a currency in which the Fund anticipates acquiring a portfolio position in the near future. The Fund may also hedge portfolio positions through currency swaps, which are transactions in which one currency is simultaneously bought for a second currency on a spot basis and sold for the second currency on a forward basis. Forward foreign exchange transactions involve substantial currency risk, and also involve credit and liquidity risk.

Currency Futures. The Fund may also hedge against the decline in the value of a currency against the U.S. dollar through use of currency futures or options thereon. Currency futures are similar to forward foreign exchange transactions except that futures are standardized, exchange-traded contracts. See "Futures" above. Currency futures involve substantial currency risk, and also involve leverage risk.

Currency Options. The Fund may also hedge against the decline in the value of a currency against the U.S. dollar through the use of currency options. Currency options are similar to options on securities, but in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of a put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency. The Fund may engage in transactions in options on currencies either on exchanges or OTC markets. See "Types of Options" above and "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives" below. Currency options involve substantial currency risk, and may also involve credit, leverage or liquidity risk.

As an illustration, the Fund may use such techniques to hedge the stated value in U.S. dollars of an investment in a Canadian dollar-denominated security. In such circumstances, for example, the Fund may purchase a foreign currency put option enabling it to sell a specified amount of Canadian dollars for U.S. dollars at a specified price by a future date. To the extent the hedge is successful, a loss in the value of the Canadian dollar relative to the U.S. dollar will tend to be offset by an increase in the value of the put option. To offset in whole or in part the cost of acquiring such a put option, the Fund may also sell a call option which, if exercised, requires it to sell a specified amount of Canadian dollars for U.S. dollars at a specified price by a future date (a technique called a "straddle"). By selling such call option in this illustration, the Fund gives up the opportunity to profit without limit from increases in the relative value of the Canadian dollar to the U.S. dollar. The Investment Adviser believes that "straddles" of the type which may be utilized by the Fund constitute hedging transactions and are consistent with the policies described above.

Limitations on Currency Hedging. The Fund will not speculate in Currency Instruments. Accordingly, the Fund will not hedge a currency in excess of the aggregate market value of the securities which it owns (including receivables for unsettled securities sales), or has committed to or anticipates purchasing, which are denominated in such currency. The Fund may, however, hedge a currency by entering into a transaction in a Currency Instrument denominated in a currency other than the currency being hedged (a "cross-hedge"). The Fund will only enter into a cross-hedge if the Investment Adviser believes that (i) there is a demonstrable high correlation between the currency in which the cross-hedge is denominated and the currency being hedged, and (ii) executing a cross-hedge through the currency in which the cross-hedge is denominated will be significantly more cost-effective or provide substantially greater liquidity than executing a similar hedging transaction by means of the currency being hedged.

Risk Factors in Hedging Foreign Currency Risks. Hedging transactions involving Currency Instruments involve substantial risks, including correlation risk. While the Fund's use of Currency Instruments to effect hedging strategies is intended to reduce the volatility of the net asset value of the Fund's shares, the net asset value of the Fund's shares will fluctuate. Moreover, although Currency Instruments will be used with the intention of hedging against adverse currency movements, transactions in Currency Instruments involve the risk that anticipated currency movements will not be accurately predicted and that the Fund's hedging strategies will be ineffective. To the extent that the Fund hedges against anticipated currency movements which do not occur, the Fund may realize losses and decrease its total return as the result of its hedging transactions. Furthermore, the Fund will only engage in hedging activities from time to time and may not be engaging in hedging activities when movements in currency exchange rates occur.

It may not be possible for the Fund to hedge against currency exchange rate movements, even if correctly anticipated, in the event that (i) the currency exchange rate movement is so generally anticipated that the Fund is not able to enter into a hedging transaction at an effective price, or (ii) the currency exchange rate movement relates to a market with respect to which Currency Instruments are not available (such as certain developing markets) and it is not possible to engage in effective foreign currency hedging.

Risk Factors in Derivatives

Derivatives are volatile and involve significant risks, including:

     Credit risk -- the risk that the counterparty on a Derivative transaction will be unable to honor its financial obligation to the Fund.

     Currency risk -- the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

     Leverage risk -- the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

     Liquidity Risk -- the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

Use of Derivatives for hedging purposes involves correlation risk. If the value of the Derivative moves more or less than the value of the hedged instruments the Fund will experience a gain or loss which will not be completely offset by movements in the value of the hedged instruments.

The Fund intends to enter into transactions involving Derivatives only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives." However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a Derivative or the Fund will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a Derivative without incurring substantial losses, if at all.

Certain transactions in Derivatives (such as futures transactions or sales of put options) involve substantial leverage risk and may expose the Fund to potential losses, which exceed the amount originally invested by the Fund. When the Fund engages in such a transaction, the Fund will deposit in a segregated account at its custodian liquid securities with a value at least equal to the Fund's exposure, on a mark-to-market basis, to the transaction (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction, but will not limit the Fund's exposure to loss.

Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives

Certain Derivatives traded in OTC markets, including indexed securities, swaps and OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for the Fund to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for the Fund to ascertain a market value for such instruments. The Fund will therefore acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Investment Adviser anticipates the Fund can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer's quotation may be used.

Because Derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that the Fund has unrealized gains in such instruments or has deposited collateral with its counterparty the Fund is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. The Fund will attempt to minimize the risk that a counterparty will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in Derivatives traded in OTC markets only with financial institutions which have substantial capital or which have provided the Fund with a third-party guaranty or other credit enhancement.

Convertible Securities

Convertible securities entitle the holder to receive interest paid on corporate debt securities or the dividend preference on a preferred stock until such time as the convertible security matures or is redeemed or until the holder elects to exercise the conversion privilege. Synthetic convertible securities may be either (i) a debt security or preferred stock that may be convertible only under certain contingent circumstances or that may pay the holder a cash amount based on the value of shares of underlying common stock partly or wholly in lieu of a conversion right (a "Cash-Settled Convertible") or (ii) a combination of separate securities chosen by the Investment Adviser in order to create the economic characteristics of a convertible security, i.e., a fixed income security paired with a security with equity conversion features, such as an option or warrant (a "Manufactured Convertible") or (iii) a synthetic security manufactured by another party.

The characteristics of convertible securities make them appropriate investments for an investment company seeking a high total return from investment income and capital appreciation. These characteristics include the potential for capital appreciation as the value of the underlying common stock increases, the relatively high yield received from dividend or interest payments as compared to common stock dividends and decreased risks of decline in value relative to the underlying common stock due to their fixed-income nature. As a result of the conversion feature, however, the interest rate or dividend preference on a convertible security is generally less than would be the case if the securities were issued in nonconvertible form.

In analyzing convertible securities, the Investment Adviser will consider both the yield on the convertible security relative to its credit quality and the potential capital appreciation that is offered by the underlying common stock, among other things.

Convertible securities are issued and traded in a number of securities markets. Even in cases where a substantial portion of the convertible securities held by the Fund are denominated in U.S. dollars, the underlying equity securities may be quoted in the currency of the country where the issuer is domiciled. With respect to convertible securities denominated in a currency different from that of the underlying equity securities, the conversion price may be based on a fixed exchange rate established at the time the security is issued. As a result, fluctuations in the exchange rate between the currency in which the debt security is denominated and the currency in which the share price is quoted will affect the value of the convertible security. As described above, the Fund is authorized to enter into foreign currency hedging transactions in which it may seek to reduce the effect of such fluctuations.

Apart from currency considerations, the value of convertible securities is influenced by both the yield of nonconvertible securities of comparable issuers and by the value of the underlying common stock. The value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield) is sometimes referred to as its "investment value." To the extent interest rates change, the investment value of the convertible security typically will fluctuate. However, at the same time, the value of the convertible security will be influenced by its "conversion value," which is the market value of the underlying common stock that would be obtained if the convertible security were converted. Conversion value fluctuates directly with the price of the underlying common stock. If, because of a low price of the common stock the conversion value is substantially below the investment value of the convertible security, the price of the convertible security is governed principally by its investment value.

To the extent the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the price of the convertible security will be influenced principally by its conversion value. A convertible security will sell at a premium over the conversion value to the extent investors place value on the right to acquire the underlying common stock while holding a fixed-income security. The yield and conversion premium of convertible securities issued in Japan and the Euromarket are frequently determined at levels that cause the conversion value to affect their market value more than the securities' investment value.

Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. A convertible security may be subject to redemption at the option of the issuer at a price established in the charter provision, indenture or other governing instrument pursuant to which the convertible security was issued. If a convertible security held by the Fund is called for redemption, the Fund will be required to redeem the security, convert it into the underlying common stock or sell it to a third party. Certain convertible debt securities may provide a put option to the holder which entitles the holder to cause the security to be redeemed by the issuer at a premium over the stated principal amount of the debt security under certain circumstances.

Other Investment Policies, Practices and Risk Factors

Securities Lending. The Fund may lend securities from its portfolio with a value not exceeding 33 1/3% of its total assets to banks, brokers and other financial institutions. In return, the Fund receives collateral in cash or securities issued or guaranteed by the U.S. Government, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The Fund receives the income on the loaned securities. Where the Fund receives securities as collateral, the Fund receives a fee for its loan from the borrower. Where the Fund receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower. As a result, the Fund's yield may increase. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within the standard time period for settlement of securities transactions. The Fund may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Fund could experience delays and costs in gaining access to the collateral. The Fund also could suffer a loss in the event of losses on investments made with cash collateral or, in the event of borrower default, where the value of the collateral falls below the market value of the borrowed securities. The Fund has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") or its affiliates and to retain an affiliate of the Fund as lending agent. See "Portfolio Transactions and Brokerage."

Short Sales. The Fund may make short sales of securities. A short sale is a transaction in which the Fund sells a security it does not own in anticipation that the market price of that security will decline. The Fund expects to make short sales both as a form of hedging to offset potential declines in long positions in similar securities and in order to maintain portfolio flexibility.

When the Fund makes a short sale, it must borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. The Fund may have to pay a fee to borrow particular securities and is often obligated to pay over any payments received on such borrowed securities.

The Fund's obligation to replace the borrowed security will be secured by collateral deposited with the broker-dealer, usually cash, U.S. Government securities or other liquid securities similar to those borrowed. With respect to uncovered short positions, the Fund will also be required to deposit similar collateral with its custodian to the extent, if any, necessary so that the value of both collateral deposits in the aggregate is at all times equal to at least 100% of the current market value of the security sold short. Depending on arrangements made with the broker-dealer from which it borrowed the security regarding payment over of any payments received by the Fund on such security, the Fund may not receive any payments (including interest) on its collateral deposited with such broker-dealer.

If the price of the security sold short increases between the time of the short sale and the time the Fund replaces the borrowed security, the Fund will incur a loss; conversely, if the price declines, the Fund will realize a gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. Although the Fund's gain is limited to the price at which it sold the security short, its potential loss is theoretically unlimited.

The Fund will not make a short sale if, after giving effect to such sale, the market value of all securities sold short exceeds 25% of the value of its total assets or the Fund's aggregate short sales of a particular class of securities exceeds 25% of the outstanding securities of that class. The Fund may also make short sales "against the box" without respect to such limitations. In this type of short sale, at the time of the sale, the Fund owns or has the immediate and unconditional right to acquire the identical security at no additional cost.

Illiquid or Restricted Securities. The Fund may invest up to 15% of its net assets in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of the Fund's assets in illiquid securities may restrict the ability of the Fund to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where the Fund's operations require cash, such as when the Fund redeems shares or pays dividends, and could result in the Fund borrowing to meet short-term cash requirements or incurring capital losses on the sale of illiquid investments.

The Fund may invest in securities that are not registered ("restricted securities") under the Securities Act of 1933, as amended (the "Securities Act"). Restricted securities may be sold in private placement transactions between issuers and purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by the Fund or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by the Fund are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expenses of registration. Certain of the Fund's investments in private placements may consist of direct investments and may include investments in smaller, less seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. In making investments in such securities, the Fund may obtain access to material nonpublic information which may restrict the Fund's ability to conduct portfolio transactions in such securities.

144A Securities. The Fund may purchase restricted securities that can be offered and sold to "qualified institutional buyers" under Rule 144A under the Securities Act. The Board of Directors of the Fund has determined to treat as liquid Rule 144A securities that are either freely tradable in their primary markets offshore or have been determined to be liquid in accordance with the policies and procedures adopted by the Board. The Board has adopted guidelines and delegated to the Investment Adviser the daily function of determining and monitoring liquidity of restricted securities. The Board, however, will retain sufficient oversight and be ultimately responsible for the determinations. Since it is not possible to predict with assurance exactly how this market for restricted securities sold and offered under Rule 144A will continue to develop, the Board will carefully monitor the Fund's investments in these securities. This investment practice could have the effect of increasing the level of illiquidity in the Fund to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.

Borrowing and Leverage. The Fund is authorized to borrow funds and to utilize leverage in amounts not to exceed 33 1/3% of its total assets. The use of leverage by the Fund creates an opportunity for greater total return, but, at the same time, creates special risks. For example, leveraging may exaggerate changes in the net asset value of Fund shares and in the yield on the Fund's portfolio. Although the principal of such borrowings will be fixed, the Fund's assets may change in value during the time the borrowings are outstanding. Borrowings will create interest expenses for the Fund which can exceed the income from the assets purchased with the borrowings. To the extent the income or capital appreciation derived from securities purchased with borrowed funds exceeds the interest the Fund will have to pay on the borrowings, the Fund's return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the securities purchased with such borrowed funds is not sufficient to cover the cost of borrowings, the return to the Fund will be less than if leverage had not been used, and therefore the amount available for distribution to shareholders as dividends will be reduced. In the latter case, the Investment Adviser in its best judgment nevertheless may determine to maintain the Fund's leveraged position if it expects that the benefits to the Fund's shareholders of maintaining the leveraged position will outweigh the current reduced return. If the Fund borrows for leverage, the fees paid to the Investment Adviser will be higher than if the Fund does not borrow because the fees paid are calculated based on the Fund's net assets plus the proceeds of any outstanding borrowings used for leverage.

Certain types of borrowings by the Fund may result in the Fund being subject to covenants in the governing credit agreements relating to asset coverage, portfolio composition requirements and other matters. The Fund also may be required to maintain minimum average balances in connection with borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over a stated interest rate. It is not anticipated that observance of such covenants would impede the Investment Adviser from managing the Fund's portfolio in accordance with the Fund's investment objectives and policies. However, a breach of any such covenants not cured within the specified cure period may result in acceleration of outstanding indebtedness and require the Fund to dispose of portfolio investments at a time when it may be disadvantageous to do so.

The Fund at times may borrow from affiliates of the Investment Adviser, provided that the terms of such borrowings are no less favorable than those available from comparable sources of funds in the marketplace.

The Fund is also authorized to borrow an additional 5% of its total assets without regard to the foregoing leverage borrowing limitations for temporary or emergency purposes such as clearance of portfolio transactions, payment of dividends, and share redemptions.

The Fund may engage in reverse repurchase agreements and dollar rolls as discussed below, and if certain conditions are not met, such transactions will be considered leveraged borrowings subject to the leverage borrowing limitations discussed herein. The Fund will only borrow when the Investment Adviser believes that such borrowing will benefit the Fund after taking into account considerations such as interest income and possible gains or losses upon liquidation.

Because few or none of its assets will consist of margin securities, the Fund does not expect to borrow on margin. The Fund may also leverage by entering into reverse repurchase agreements with the same parties with whom it may enter into repurchase agreements (as discussed below). Under a reverse repurchase agreement, the Fund sells securities and agrees to repurchase them at a mutually agreed date and price. The value of the securities subject to such agreements will not exceed 125% of the proceeds of the reverse repurchase agreements. At the time the Fund enters into a reverse repurchase agreement, it may establish and maintain a segregated account with its custodian containing cash, cash equivalents or liquid securities having a value not less than the repurchase price (including accrued interest). If the Fund establishes and maintains such a segregated account, a reverse repurchase agreement will not be considered a borrowing by the Fund; however, under circumstances in which the Fund does not establish and maintain such a segregated account, the Fund will enter into a reverse repurchase agreement only with banks (as defined in the Investment Company Act), and such reverse repurchase agreement will be considered a borrowing solely for the purpose of the Fund's limitation on borrowing. Reverse repurchase agreements involve the risk that the market value of the securities acquired, or retained in lieu of sale, by the Fund in connection with the reverse repurchase agreement may decline below the price of the securities the Fund has sold but is obligated to repurchase. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Fund's obligation to repurchase the securities, and the Fund's use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. Also, the Fund would bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the securities subject to such agreement.

The Fund also may enter into "dollar rolls." A dollar roll is a transaction in which the Fund sells fixed income securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. During the roll period, the Fund foregoes principal and interest paid on such securities. The Fund is compensated by the difference between the current sales price and the lower forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale. A "covered roll" is a specific type of dollar roll for which there is a segregated account with cash, cash equivalents or liquid securities. Covered rolls will not be considered to be borrowings for purposes of the Fund's limitation on borrowing to the extent that they are appropriately collateralized by liquid assets of the Fund. Dollar rolls which are not so collateralized will be entered into by the Fund only with banks (as defined in the Investment Company Act) and will be considered borrowings for the purpose of the Fund's limitation on borrowing.

The Fund expects that some of its borrowings may be made on a secured basis. In such situations, either the Fund's custodian will segregate the pledged assets for the benefit of the lender or arrangements will be made with (i) the lender to act as a subcustodian if the lender is a bank or otherwise qualified as a custodian of investment company assets or (ii) a suitable subcustodian.

Mortgage Backed Securities. Mortgage backed securities are "pass through" securities, meaning that principal and interest payments made by the borrower on the underlying mortgages are passed through to the Fund. The value of mortgage backed securities, like that of traditional fixed income securities, typically increases when interest rates fall and decreases when interest rates rise. However, mortgage backed securities differ from traditional fixed income securities because of their potential for prepayment without penalty. The price paid by the Fund for its mortgage backed securities, the yield the Fund expects to receive from such securities and the average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying mortgages. In a period of declining interest rates, borrowers may prepay the underlying mortgages more quickly than anticipated, thereby reducing the yield to maturity and the average life of the mortgage backed securities. Moreover, when the Fund reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid.

To the extent that the Fund purchases mortgage backed securities at a premium, mortgage foreclosures and principal prepayments may result in a loss to the extent of the premium paid. If the Fund buys such securities at a discount, both scheduled payments of principal and unscheduled prepayments will increase current and total returns and will accelerate the recognition of income which, when distributed to shareholders, will be taxable as ordinary income. In a period of rising interest rates, prepayments of the underlying mortgages may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change a security that was considered short or intermediate term at the time of purchase into a long term security. Since long term securities generally fluctuate more widely in response to changes in interest rates than short term securities, maturity extension risk could increase the inherent volatility of the Fund.

The mortgage backed securities in which the Fund may invest will primarily be guaranteed by the Government National Mortgage Association ("GNMA") or issued by the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"). Certain of the asset backed securities in which the Fund will invest may be guaranteed by the Small Business Administration ("SBA") or issued in programs originated by the Resolution Trust Corporation ("RTC"). GNMA, FNMA, FHLMC and SBA are agencies or instrumentalities of the United States.

The Fund may invest in pass through mortgage backed securities that represent ownership interests in a pool of mortgages on single-family or multi-family residences. Such securities represent interests in pools of residential mortgage loans originated by U.S. governmental or private lenders and guaranteed, to the extent provided in such securities, by the U.S. Government, one of its agencies or instrumentalities or by private guarantors. Such securities, which are ownership interests in the underlying mortgage loans, differ from conventional debt securities, which provide for periodic payment of interest in fixed amounts (usually semiannually) and principal payments at maturity or on specified call dates. Mortgage pass through securities provide for monthly payments that "pass through" the monthly interest and principal payments (including any prepayments) made by the individual borrowers on the pooled mortgage loans, net of any fees paid to the guarantor of such securities and the servicer of the underlying mortgage loans. The Fund may also invest in collateralized mortgage obligations ("CMOs") which are debt obligations collateralized by mortgage loans or mortgage pass through securities.

Asset Backed Securities. Asset backed securities are "pass through" securities, meaning that principal and interest payments made by the borrower on the underlying assets (such as credit card receivables) are passed through to the Fund. The value of asset backed securities, like that of traditional fixed income securities, typically increases when interest rates fall and decreases when interest rates rise. However, asset backed securities differ from traditional fixed income securities because of their potential for prepayment. The price paid by the Fund for its asset backed securities, the yield the Fund expects to receive from such securities and the average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying assets. In a period of declining interest rates, borrowers may prepay the underlying assets more quickly than anticipated, thereby reducing the yield to maturity and the average life of the asset backed securities. Moreover, when the Fund reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid. To the extent that the Fund purchases asset backed securities at a premium, prepayments may result in a loss to the extent of the premium paid. If the Fund buys such securities at a discount, both scheduled payments and unscheduled prepayments will increase current and total returns and will accelerate the recognition of income which, when distributed to shareholders, will be taxable as ordinary income. In a period of rising interest rates, prepayments of the underlying assets may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change a security that was considered short or intermediate term at the time of purchase into a long term security. Since long term securities generally fluctuate more widely in response to changes in interest rates than shorter term securities, maturity extension risk could increase the inherent volatility of the Fund.

Derivative Mortgage Backed Securities. The Fund may also invest in various derivative mortgage backed securities, which are synthetic securities designed to be highly sensitive to certain types of interest rate and principal prepayment scenarios. Derivative instruments primarily consist of some form of stripped mortgage backed securities ("SMBS") that commonly involve different classes of securities that receive disproportionate amounts of the interest and principal distributions on a pool of mortgage assets.

SMBSs are typically issued by the same types of issuers as are mortgage backed securities. The structure of SMBSs, however, is different. A common variety of SMBS involves a class (the principal-only or "PO" class) that receives some of the interest and most of the principal from the underlying assets, while the other class (the interest-only or "IO" class) receives most of the interest and the remainder of the principal. In the most extreme case, the IO class receives only interest, while the PO class receives only principal. The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying assets, and a rapid rate of principal payments in excess of that considered in pricing the securities will have a material adverse effect on an IO security's yield to maturity. If the underlying mortgage assets experience greater than anticipated payments of principal, the Fund may fail to recoup fully its initial investment in IOs. In addition, there are certain types of IOs which represent the interest portion of a particular class as opposed to the interest portion of the entire pool. The sensitivity of these types of IOs to interest rate fluctuations may be increased because of the characteristics of the principal portion to which they relate. The impact of IOs on the Fund's portfolio may be offset to some degree by investments in mortgage backed securities and inverse floaters (floating rate securities the interest rate of which is adjusted up or down inversely to changes in a specified index). As interest rates fall, presenting a greater risk of unanticipated prepayments of principal, the negative effect on the Fund because of its holdings of IOs should be diminished somewhat because of the increased yield on the inverse floating rate CMOs or the increased appreciation of the fixed rate securities. Under certain interest rate scenarios, the Fund may decide to retain investments in IOs or inverse floaters yielding less that prevailing interest rates in order to avoid capital losses on the sale of such investments.

The Fund may also combine IOs and IO-related derivative mortgage products with LIBOR-based inverse floaters (LIBOR being the London interbank offered rate). A LIBOR-based inverse floater is a floating rate security the interest rate of which is adjusted up or down inversely to changes in LIBOR; as LIBOR decreases, the interest rate paid by the inverse floater would increase, and vice versa. Depending on the amount of leverage built into the inverse floater, the yield could vary in excess of the change in LIBOR because of the leverage built into the inverse floater formula. The yield on an inverse floater varies inversely with interest rates because as LIBOR decreases, the interest payable on the inverse floater increases. The converse is true, of course, when LIBOR increases. When an inverse floater is combined with an IO or IO-type derivative product, the result is a synthetic security that tends to provide a somewhat less volatile yield over a wide range of interest rate and prepayment rate scenarios.

New types of mortgage backed and asset backed securities, derivative securities and hedging instruments are developed and marketed from time to time. Consistent with its investment objective, policies and restrictions, the Fund may invest in such new types of securities and instruments that the Investment Adviser believes may assist the Fund in achieving its investment objective.

Repurchase Agreements; Purchase and Sale Contracts. The Fund may invest in securities pursuant to repurchase agreements or purchase and sale contracts. Repurchase agreements may be entered into only with financial institutions which
(i) have, in the opinion of the Investment Adviser, substantial capital relative to the Fund's exposure, or (ii) have provided the Fund with a third-party guaranty or other credit enhancement. Under a repurchase agreement or a purchase and sale contract the counterparty agrees, upon entering into the contract to repurchase a security at a mutually agreed-upon time and price in a specified currency, thereby determining the yield during the term of the agreement. This results in a fixed rate of return insulated from market fluctuations during such period, although it may be affected by currency fluctuations. Such agreements usually cover short periods, such as under one week. Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. In the case of a repurchase agreement, as a purchaser, the Fund will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement; the Fund does not have the right to seek additional collateral in the case of purchase and sale contracts. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Fund but constitute only collateral for the seller's obligation to pay the repurchase price. Therefore, the Fund may suffer time delays and incur costs or possible losses in connection with the disposition of the collateral. In the event of a default under such a repurchase agreement or under a purchase and sale contract, instead of the contractual fixed rate of return, the rate of return to the Fund shall be dependent upon intervening fluctuations of the market value of such securities and the accrued interest on the securities. In such event, the Fund would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform. The Fund may not invest more than 15% of its net assets in repurchase agreements or purchase and sale contracts maturing in more than seven days, together with all other illiquid investments.

Suitability

The economic benefit of an investment in the Fund depends upon many factors beyond the control of the Fund, the Investment Adviser and its affiliates. Because of its emphasis on emerging market debt securities, the Fund should be considered a vehicle for diversification and not as a balanced investment program. The suitability for any particular investor of a purchase of shares in the Fund will depend upon, among other things, such investor's investment objectives and such investor's ability to accept the risks associated with investing in emerging market debt securities, including the risk of loss of principal.

Investment Restrictions

The Fund has adopted a number of fundamental and non-fundamental restrictions and policies relating to the investment of its assets and its activities. The fundamental policies set forth below may not be changed without the approval of the holders of a majority of the Fund's outstanding voting securities (which for this purpose and under the Investment Company Act means the lesser of (i) 67% of the Fund's shares present at a meeting at which more than 50% of the outstanding shares of the Fund are represented or (ii) more than 50% of the Fund's outstanding shares). Under the fundamental investment restrictions the Fund may not:

     (1) Invest more than 25% of its total assets (taken at market value at the time of each investment) in securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities).

     (2) Make investments for the purpose of exercising control or management.

     (3) Purchase or sell real estate, except that, to the extent permitted by applicable law, the Fund may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

     (4) Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers' acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Fund may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in the Fund's Prospectus and Statement of Additional Information, as they may be amended from time to time.

     (5) Issue senior securities to the extent such issuance would violate applicable law.

     (6) Borrow money, except that (i) the Fund may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Fund may borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Fund may obtain such short term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) the Fund may purchase securities on margin to the extent permitted by applicable law. The Fund may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Fund's investment policies as set forth in its Prospectus and Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued and forward commitment transactions and similar investment strategies.

     (7) Underwrite securities of other issuers except insofar as the Fund technically may be deemed an underwriter under the Securities Act, in selling portfolio securities.

     (8) Purchase or sell commodities or contracts on commodities, except to the extent that the Fund may do so in accordance with applicable law and the Fund's Prospectus and Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

In addition, the Fund has adopted non-fundamental restrictions which may be changed by the Board of Directors without shareholder approval. Under the Fund's non-fundamental investment restrictions, the Fund may not:

     (a) Purchase securities of other investment companies, except to the extent such purchases are permitted by applicable law. As a matter of policy, however, the Fund will not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on
     Section 12(d)(1)(F) or (G) (the "fund of funds" provisions) of the Investment Company Act, at any time its shares are owned by another investment company that is part of the same group of investment companies as the Fund.

     (b) Make short sales of securities or maintain a short position, except to the extent permitted by applicable law.

     (c) Invest in securities which cannot be readily resold because of legal or contractual restrictions or which cannot otherwise be marketed, redeemed or put to the issuer or a third party, if at the time of acquisition more than 15% of its total assets would be invested in such securities. This restriction shall not apply to securities which mature within seven days or securities which the Board of Directors of the Fund has otherwise determined to be liquid pursuant to applicable law. Securities purchased in accordance with Rule 144A under the Securities Act and determined to be liquid by the Fund's Board of Directors are not subject to the limitations set forth in this investment restriction.

     (d) Notwithstanding fundamental investment restriction (6) above, borrow money except that (i) the Fund may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), and (ii) the Fund may borrow up to an additional 5% of its total assets for temporary purposes.

     (e) Change its policy of investing, under normal circumstances, at least 80% of its assets in debt obligations of issuers in emerging market countries, unless the Fund provides shareholders with at least 60 days prior written notice of such change. For the purpose of this restriction, "assets" means net assets plus the amount of any borrowings for investment purposes.

The staff of the Commission has taken the position that purchased OTC options and the assets used as cover for written OTC options are illiquid securities. Therefore, the Fund has adopted an investment policy pursuant to which it will not purchase or sell OTC options if, as a result of any such transaction, the sum of the market value of OTC options currently outstanding which are held by the Fund, the market value of the underlying securities covered by OTC call options currently outstanding which were sold by the Fund and margin deposits on the Fund's existing OTC options on futures contracts exceeds 15% of the net assets of the Fund, taken at market value, together with all other assets of the Fund which are illiquid or are not otherwise readily marketable. However, if the OTC option is sold by the Fund to a primary U.S. Government securities dealer recognized by the Federal Reserve Bank of New York and if the Fund has the unconditional contractual right to repurchase such OTC option from the dealer at a predetermined price then the Fund will treat as illiquid such amount of the underlying securities as is equal to the repurchase price, less the amount by which the option is "in-the-money" (i.e., current market value of the underlying securities minus the option's strike price). The repurchase price with the primary dealers is typically a formula price which is generally based on a multiple of the premium received for the option, plus the amount by which the option is "in-the-money." This policy as to OTC options is not a fundamental policy of the Fund and may be amended by the Board of Directors of the Fund without the approval of the Fund's shareholders. However, the Fund will not change or modify this policy prior to the change or modification by the Commission staff of its position.

The staff of the Commission has also taken the following position with respect to investments in certain forms of stripped mortgage backed securities, namely the principal-only or PO class and the interest-only or IO class of such derivative securities. Such position has been adopted as an investment policy of the Fund, subject to amendment as discussed further below. The staff of the Commission has taken the position that the determination of whether a particular U.S. Government issued IO or PO that is backed by fixed-rate mortgages is liquid may be made by the Investment Adviser under guidelines and standards established by the Fund's Board of Directors. Such a security may be deemed liquid if it can be disposed of promptly in the ordinary course of business at a value reasonably close to that used in the calculation of the Fund's net asset value per share. The Commission's staff also has taken the position that all other IOs and POs are illiquid securities which are subject to the restriction limiting the Fund's investments in illiquid securities to 15% of its net assets. This policy as to IOs and POs is not a fundamental policy of the Fund and may be amended by the Board of Directors of the Fund without the approval of the Fund's shareholders. However, the Fund will not change or modify this policy prior to the change or modification by the Commission's staff of its position.

Non-Diversified Status

The Fund is classified as non-diversified within the meaning of the Investment Company Act, which means that the Fund is not limited by such Act in the proportion of its assets that it may invest in securities of a single issuer. The Fund's investments are limited, however, in order to allow the Fund to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended (the "Code"). See "Dividends and Taxes -- Taxes." To qualify, the Fund will comply with certain requirements, including limiting its investments so that at the close of each quarter of the taxable year (i) not more than 25% of the market value of the Fund's total assets will be invested in the securities of a single issuer and (ii) with respect to 50% of the market value of its total assets, not more than 5% of the market value of its total assets will be invested in the securities of a single issuer and the Fund will not own more than 10% of the outstanding voting securities of a single issuer. Foreign government securities (unlike U.S. Government securities) are not exempt from the diversification requirements of the Code and the securities of each foreign government issuer are considered to be obligations of a single issuer. These tax-related limitations may be changed by the Directors of the Fund to the extent necessary to comply with changes to the Federal tax requirements. A fund that elects to be classified as "diversified" under the Investment Company Act must satisfy the foregoing 5% and 10% requirements with respect to 75% of its total assets. To the extent that the Fund assumes large positions in the securities of a small number of issuers, the Fund's net asset value may fluctuate to a greater extent than that of a diversified company as a result of changes in the financial condition or in the market's assessment of the issuers, and the Fund may be more susceptible to any single economic, political or regulatory occurrence than a diversified company.

Portfolio Turnover

The Investment Adviser will effect portfolio transactions without regard to the time the securities have been held, if, in its judgement, such transactions are advisable in light of a change in circumstances of a particular company or within a particular industry or in general market, financial or economic conditions. As a result of its investment policies, the Fund may engage in a substantial number of portfolio transactions and the Fund's portfolio turnover rate may vary greatly from year to year or during periods within a year. The portfolio turnover rate is calculated by dividing the lesser of the Fund's annual sales or purchases of portfolio securities (exclusive of purchases or sales of U.S. Government securities and all other securities whose maturities at the time of acquisition were one year or less) by the monthly average value of the securities in the portfolio during the year. A high portfolio turnover may result in negative tax consequences, such as an increase in capital gain dividends or in ordinary income dividends. See "Dividends and Taxes -- Taxes." High portfolio turnover may also involve correspondingly greater transaction costs in the form of dealer spreads and brokerage commissions, which are borne directly by the Fund.

                             MANAGEMENT OF THE FUND

Directors and Officers

The Board of Directors of the Fund consists of eight individuals, seven of whom are not "interested persons" of the Fund as defined in the Investment Company Act (the "non-interested Directors"). The Directors are responsible for the overall supervision of the operations of the Fund and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

Each non-interested Director is a member of the Fund's Audit and Oversight Committee (the "Committee"). The principal responsibilities of the Committee are to: (i) recommend to the Board the selection, retention or termination of the Fund's independent auditors; (ii) review with the independent auditors the scope, performance and anticipated cost of their audit; (iii) discuss with the independent auditors certain matters relating to the Fund's financial statements, including any adjustment to such financial statements recommended by such independent auditors, or any other results of any audit; (iv) ensure that the independent auditors submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent auditors any relationships or services disclosed in the statement that may impact the objectivity and independence of the Fund's independent auditors and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent auditor's independence; and (v) consider the comments of the independent auditors and management's responses thereto with respect to the quality and adequacy of the Fund's accounting and financial reporting policies and practices and internal controls. The Board of the Fund has adopted a written charter for the Committee. The Committee also reviews and nominates candidates to serve as non-interested Directors. The Committee generally will not consider nominees recommended by shareholders. The Committee has retained independent legal counsel to assist them in connection with these duties.

Biographical Information. Certain biographical and other information relating to the non-interested Directors of the Fund is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by the Investment Adviser and its affiliate, Fund Asset Management, L.P. ("FAM"), ("MLIM/FAM-advised funds") and other public directorships.

                                                                                                    Number of
                                                                                                    MLIM/FAM-
                        Position(s)        Term of Office+                                        Advised Funds
                         Held with          and Length of         Principal Occupation(s)         and Portfolios          Public
Name, Address and Age    the Fund            Time Served          During Past Five Years             Overseen          Directorships
---------------------    --------            -----------          ----------------------             --------          -------------
Ronald W. Forbes (61)  Director       Director since 2000       Professor Emeritus of        46 registered             None
400 Washington Avenue                                           Finance, School of           investment companies
Albany, New York                                                Business, State University   consisting of 55
12222                                                           of New York at Albany        portfolios
                                                                since 2000 and Professor
                                                                thereof from 1989 to 2000;
                                                                International Consultant,
                                                                Urban Institute,
                                                                Washington, D.C. from 1995
                                                                to 1999.

Cynthia A.             Director       Director since 2000       Professor, Harvard           46 registered             UnumProvident
Montgomery (49)                                                 Business School since        investment companies      Corporation
P.O. Box 9011                                                   1989; Associate Professor,   consisting of 55          (insurance
Princeton, New Jersey                                           J.L. Kellogg Graduate        portfolios                products);
08543-9011                                                      School of Management,                                  Newell
                                                                Northwestern University                                Rubbermaid
                                                                from 1985 to 1989;                                     Inc.
                                                                Associate Professor,
                                                                Graduate School of
                                                                Business Administration,
                                                                University of Michigan
                                                                from 1979 to 1985.

Charles C. Reilly      Director       Director since 1993       Self-employed financial      46 registered             None
(70)                                                            consultant since 1990;       investment companies
P.O. Box 9011                                                   President and Chief          consisting of 55
Princeton, New Jersey                                           Investment Officer of        portfolios
08543-9011                                                      Verus Capital, Inc. from
                                                                1979 to 1990; Senior Vice
                                                                President of Arnhold and S.
                                                                Bleichroeder, Inc. from 1973
                                                                to 1990; Adjunct Professor,
                                                                Columbia University Graduate
                                                                School of Business from
                                                                1990 to 1991; Adjunct
                                                                Professor, Wharton School,
                                                                University of Pennsylvania
                                                                from 1989 to 1990; Partner,
                                                                Small Cities Cable
                                                                Television from 1986 to
                                                                1997.

Kevin A. Ryan (69)     Director       Director since 2000       Founder and currently        46 registered             None
127 Commonwealth                                                Director Emeritus of the     investment companies
Avenue                                                          Boston University Center     consisting of 55
Chestnut Hill,                                                  for the Advancement of       portfolios
Massachusetts                                                   Ethics and Character and
02467                                                           Director thereof from 1989
                                                                to 1999; Professor from
                                                                1982 to 1999 and currently
                                                                Professor Emeritus of
                                                                Education of Boston
                                                                University; formerly
                                                                taught on the faculties of
                                                                The University of Chicago,
                                                                Stanford University and
                                                                Ohio State University.


                                       22



                                                                                                  Number of
                                                                                                   MLIM/FAM-
                         Position(s)    Term of Office+                                         Advised Funds
                          Held with      and Length of          Principal Occupation(s)         and Portfolios            Public
 Name, Address and Age    the Fund        Time Served            During Past Five Years            Overseen           Directorships
 ---------------------    --------        -----------            ----------------------            --------           -------------
Roscoe S. Suddarth (66)  Director     Director since 2000        President, Middle East      46 registered             None
7403 MacKenzie Court                                             Institute, from 1995 to     investment companies
Bethesda, Maryland                                               2001; Foreign Service       consisting of 55
20817                                                            Officer, United States      portfolios
                                                                 Foreign Service from
                                                                 1961 1o 1995; Career
                                                                 Minister, from 1989 to
                                                                 1995; Deputy Inspector
                                                                 General U.S. Department
                                                                 of State, from 1991 to
                                                                 1994; U.S. Ambassador to
                                                                 the Hashemite Kingdom of
                                                                 Jordan, from 1987 to 1990.

Richard R. West (64)     Director     Director since 1993        Professor of Finance        50 registered             Bowne & Co.,
Box 604                                                          since 1984, Dean from       investment companies      Inc.
Genoa, Nevada 89411                                              1984 to 1993 and            consisting of 66          (financial
                                                                 currently Dean Emeritus     portfolios                printers);
                                                                 of New York University                                Vornado
                                                                 Leonard N. Stern School                               Realty
                                                                 of Business                                           Trust, Inc.
                                                                 Administration.                                       (real estate
                                                                                                                       holding
                                                                                                                       company);
                                                                                                                       Vornado
                                                                                                                       Operating
                                                                                                                       Company
                                                                                                                       (real estate
                                                                                                                       company);
                                                                                                                       Alexander's,
                                                                                                                       Inc. (real
                                                                                                                       estate
                                                                                                                       company)

Edward D. Zinbarg (67)   Director     Director since 1994        Self-employed financial     46 registered             None
5 Hardwell Road                                                  consultant since 1994;      investment companies
Short Hills, New Jersey                                          Executive Vice President    consisting of 55
07078                                                            of the Prudential           portfolios
                                                                 Insurance Company of
                                                                 America from 1988 to
                                                                 1994; Former Director
                                                                 of Prudential
                                                                 Reinsurance Company and
                                                                 former Trustee of the
                                                                 Prudential Foundation.

+ Each Director serves until his or her successor is elected and qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation, or removal as provided in the Fund's by-laws, charter or by statute.

Certain biographical and other information relating to the Director who is an officer and an "interested person" of the Fund as defined in the Investment Company Act (the "interested Director") and to the other officers of the Fund is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in MLIM/FAM-advised funds and public directorships held.


                                                                                                  Number of
                                                                                                  MLIM/FAM-
                        Position(s)        Term of Office                                       Advised Funds
                         Held with          and Length of       Principal Occupation(s)         and Portfolios           Public
Name, Address+ and Age    the Fund           Time Served         During Past Five Years            Overseen           Directorships
----------------------    --------           -----------         ----------------------            --------           -------------
Terry K. Glenn ++ (61)   President        President*           Chairman (Americas Region)      127 registered           None
                         and Director     and Director**       of the Investment Adviser       investment companies
                                          since 1999           since 2000; Executive Vice      consisting of 184
                                                               President of the Investment     portfolios
                                                               Adviser and FAM (which
                                                               terms as used herein
                                                               include their corporate
                                                               predecessors) since 1983;
                                                               President of Merrill Lynch
                                                               Mutual Funds since 1999;
                                                               President of FAM
                                                               Distributors, Inc. ("FAMD"
                                                               or the "Distributor") since
                                                               1986 and Director thereof
                                                               since 1991; Executive Vice
                                                               President and Director of
                                                               Princeton Services, Inc.
                                                               ("Princeton Services")
                                                               since 1993; President of
                                                               Princeton Administrators,
                                                               L.P. since 1988; Director
                                                               of Financial Data Services,
                                                               Inc. since 1985.

Donald C. Burke (41)     Vice         Vice President and       First Vice President of the     128 registered           None
                         President    Treasurer since 1999*    Investment Adviser and FAM      investment companies
                         and                                   since 1997 and Treasurer        consisting of 185
                         Treasurer                             thereof since 1999; Senior      portfolios
                                                               Vice President and
                                                               Treasurer of Princeton
                                                               Services since 1999; Vice
                                                               President of FAMD since
                                                               1999; Vice President of the
                                                               Investment Adviser and FAM
                                                               from 1990 to 1997; Director
                                                               of Taxation of the
                                                               Investment Adviser since
                                                               1990.

Romualdo Roldan (55)     Vice         Vice President and       Vice President of the           2 registered investment  None
                         President    Portfolio Manager since  Investment Adviser since        companies consisting of
                         and          1998*                    1998; Senior Vice President     2 portfolios
                         Portfolio                             of Santander Investment
                         Manager                               Securities from 1995 to
                                                               1998.

Bradley J. Lucido (36)   Secretary    Secretary since 2002     Director (Legal Advisory)       9 registered investment  None
                                                               of the Investment Adviser       companies consisting of
                                                               since 2002; Vice President      11 portfolios
                                                               of the Investment Adviser
                                                               from 1999 to 2002; attorney
                                                               with the Investment Adviser
                                                               since 1995.


 + The address for each officer listed is P.O. Box 9011, Princeton, New Jersey 08543-9011.

++ Mr. Glenn is an "interested person," as defined in the Investment Company Act, of the Fund based on his positions as Chairman (Americas Region) and Executive Vice President of MLIM and FAM; President of FAMD; Executive Vice President of Princeton Services; and President of Princeton Administrators, L.P.

 * Elected by and serves at the pleasure of the Board of Directors of the Fund.

** Each Director serves until his or her successor is elected and qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation, or removal as provided in the Fund's by-laws, charter or by statute.

Share Ownership. Information relating to each Director's share ownership in the Fund and in all registered funds in the Merrill Lynch family of funds that are overseen by the respective Director ("Supervised Merrill Lynch Funds") as of December 31, 2001 is set forth in the chart below.

                                                                      Aggregate Dollar Range of
                                        Aggregate Dollar Range         Securities in Supervised
       Name                             of Equity in the Fund            Merrill Lynch Funds

Interested Director
Terry K. Glenn                                   $0                          over $100,000
Non-Interested Directors:
Ronald W. Forbes                                 $1-$10,000                  over $100,000
Cynthia A. Montgomery                            $0                          $10,001-$50,000
Charles C. Reilly                                $0                          over $100,000
Kevin A. Ryan                                    $0                          over $100,000
Roscoe S. Suddarth                               $0                          $10,001-$50,000
Richard R. West                                  $0                          over $100,000
Edward D. Zinbarg                                $0                          over $100,000

As of March 22, 2002, the Directors and officers of the Fund as a group owned an aggregate of less than 1% of the outstanding shares of the Fund. As of December 31, 2001, none of the non-interested Directors of the Fund nor any of their immediate family members owned beneficially or of record any securities in Merrill Lynch & Co., Inc. ("ML & Co.").

Compensation of Directors

The Fund pays each non-interested Director a combined fee, for service on the Board and the Committee, of $1,300 per year plus $150 per in person Board meeting attended and $150 per in person Committee meeting attended. Each of the Co-Chairmen of the Committee receives an additional fee of $1,000 per year. The Fund reimburses each non-interested Director for his or her out-of-pocket expenses relating to attendance at Board and Committee meetings. The Committee met four times during the fiscal year ended December 31, 2001.

The following table shows the compensation earned by the non-interested Directors for the fiscal year ended December 31, 2001 and the aggregate compensation paid to them by all registered MLIM/FAM-advised funds for the calendar year ended December 31, 2001.

                                                                                                                    Aggregate
                                                                   Pension or Retirement       Estimated Annual    Compensation
                                                                        Benefits                  Benefits        from Fund and
                              Position with         Compensation     Accrued as Part of             upon          Other MLIM/FAM-
      Name                         Fund               From Fund        Fund Expenses             Retirement        Advised Funds
      ----                         ----               ---------        -------------             ----------        -------------
Ronald W. Forbes*                Director               $5,500             None                     None             $293,400
Cynthia A. Montgomery            Director               $4,500             None                     None             $234,567
Charles C. Reilly*               Director               $5,500             None                     None             $293,400
Kevin A. Ryan                    Director               $5,000             None                     None             $261,067
Roscoe S. Suddarth               Director               $5,000             None                     None             $250,633
Richard R. West                  Director               $5,000             None                     None             $261,067
Edward D. Zinbarg                Director               $5,000             None                     None             $250,633

*    Co-Chairman of the Committee.

Directors of the Fund may purchase Class A shares of the Fund at net asset value. See "Purchase of Shares -- Reduced Initial Sales Charges -- Purchase Privilege of Certain Persons."

Management and Advisory Arrangements

Investment Advisory Services. The Investment Adviser provides the Fund with investment advisory and management services. Subject to the supervision of the Board of Directors, the Investment Adviser is responsible for the actual management of the Fund's portfolio and constantly reviews the Fund's holdings in light of its own research analysis and that from other relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with the Investment Adviser. The Investment Adviser performs certain of the other administrative services and provides all the office space, facilities, equipment and necessary personnel for management of the Fund.

Investment Advisory Fee. The Fund has entered into an investment advisory agreement with the Investment Adviser (the "Investment Advisory Agreement"), pursuant to which the Investment Adviser receives for its services to the Fund monthly compensation at the annual rate of .60% of the average daily net assets of the Fund plus the principal amount of borrowings incurred for leveraging purposes. If the Fund borrows for leverage, the fees paid to the Investment Adviser will be higher than if the Fund does not borrow because the fees paid are calculated based on the Fund's net assets plus the proceeds of any outstanding borrowings used for leverage. The table below sets forth information about the total investment advisory fees paid by the Fund to the Investment Adviser for the periods indicated.

         Fiscal Year Ended               Investment
           December 31,                 Advisory Fee
          ------------                  ------------
             2001                         $230,649
             2000                         $188,317
             1999                         $213,517

The Investment Adviser has entered into a sub-advisory agreement (the "Sub-Advisory Agreement") with Merrill Lynch Asset Management U.K. Limited ("MLAM U.K.") pursuant to which MLAM U.K. provides investment advisory services to the Investment Adviser with respect to the Fund. The Investment Adviser paid no fees to MLAM U.K. in the fiscal years ended December 31, 1999, 2000 or 2001.

Payment of Fund Expenses. The Investment Advisory Agreement obligates the Investment Adviser to provide investment advisory services and to pay all compensation of and furnish office space for officers and employees of the Fund connected with investment and economic research, trading and investment management of the Fund, as well as the fees of all Directors of the Fund who are affiliated persons of ML & Co. or any of its affiliates. The Fund pays all other expenses incurred in the operation of the Fund, including among other things: taxes; expenses for legal and auditing services; costs of preparing, printing and mailing proxies, stock certificates, shareholder reports, prospectuses and statements of additional information, except to the extent paid by the Distributor; charges of the custodian and the transfer agent; expenses of redemption of shares; Commission fees; expenses of registering the shares under Federal, state or foreign securities laws; fees and expenses of non-interested Directors; accounting and pricing costs (including the daily calculations of net asset value); insurance; interest; brokerage costs; litigation and other extraordinary or non-recurring expenses; and other expenses properly payable by the Fund. Certain accounting services are provided to the Fund by State Street Bank and Trust Company ("State Street") pursuant to an agreement between State Street and the Fund. The Fund pays a fee for these services. In addition, the Fund reimburses the Investment Adviser for the cost of other accounting services. The Distributor pays certain promotional expenses of the Fund incurred in connection with the offering of shares of the Fund. Certain expenses are financed by the Fund pursuant to distribution plans in compliance with Rule 12b-1 under the Investment Company Act. See "Purchase of Shares -- Distribution Plans."

Organization of the Investment Adviser. The Investment Adviser is a limited partnership, the partners of which are ML & Co., a financial services holding company and the parent of Merrill Lynch, and Princeton Services. ML & Co. and Princeton Services are "controlling persons" of the Investment Adviser as defined under the Investment Company Act because of their ownership of its voting securities or their power to exercise a controlling influence over its management or policies.

The following entities may be considered "controlling persons" of MLAM U.K.:
Merrill Lynch Europe PLC (MLAM U.K.'s parent), a subsidiary of Merrill Lynch International Holdings, Inc., a subsidiary of Merrill Lynch International, Inc., a subsidiary of ML & Co.

Duration and Termination. Unless earlier terminated as described herein, the Investment Advisory Agreement and Sub-Advisory Agreement will each remain in effect from year to year if approved annually (a) by the Board of Directors of the Fund or by a majority of the outstanding shares of the Fund and (b) by a majority of the Directors who are not parties to such contract or interested persons (as defined in the Investment Company Act) of any such party. Such contracts are not assignable and may be terminated without penalty on 60 days' written notice at the option of either party or by vote of the shareholders of the Fund.

At a meeting of the Board of Directors held on September 6, 2001, the Board approved the continuation of the Fund's Investment Advisory Agreement for an additional year. In connection with its deliberations, the Board reviewed information derived from a number of sources and covering a range of issues. The Board considered the services provided to the Fund by the Investment Adviser under the Investment Advisory Agreement, as well as other services provided by the Investment Adviser and its affiliates under other agreements, and the personnel who provide these services. In addition to investment advisory services, the Investment Adviser and its affiliates provide administrative services, shareholder services, oversight of fund accounting, marketing services, assistance in meeting legal and regulatory requirements, and other services necessary for the operation of the Fund. The Board also considered the Investment Adviser's costs of providing services, and the direct and indirect benefits to the Investment Adviser from its relationship with the Fund. The benefits considered by the Board included not only the Investment Adviser's compensation for investment advisory services and the Investment Adviser's profitability under the Investment Advisory Agreement, but also compensation paid to the Investment Adviser or its affiliates for other, non-advisory, services provided to the Fund. The Directors also considered the Investment Adviser's access to research services from brokers to which the Investment Adviser may have allocated Fund brokerage in a "soft dollar" arrangement. In connection with its consideration of the Investment Advisory Agreement, the Board also compared the Fund's advisory fee rate, expense ratios and historical performance to those of comparable funds. The Board considered whether there should be changes in the advisory fee rate or structure in order to enable the Fund to participate in any economies of scale that the Investment Adviser may experience as a result of growth in the Fund's assets. The Board also reviewed materials supplied by Fund counsel that were prepared for use by the Board in fulfilling its duties under the Investment Company Act.

Based on the information reviewed and the discussions, the Board, including a majority of the non-interested Directors, concluded that it was satisfied with the nature and quality of the services provided by the Investment Adviser to the Fund and that the investment advisory fee rate was reasonable in relation to such services. The non-interested Directors were represented by independent counsel who assisted them in their deliberations.

Transfer Agency Services. Financial Data Services, Inc. (the "Transfer Agent"), a subsidiary of ML & Co., acts as the Fund's Transfer Agent pursuant to a Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement (the "Transfer Agency Agreement"). Pursuant to the Transfer Agency Agreement, the Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening and maintenance of shareholder accounts. The Fund currently pays between $16.00 and $20.00 for each Class A or Class D shareholder account and between $19.00 and $23.00 for each Class B or Class C shareholder account, depending on the level of service required. The Fund also reimburses the Transfer Agent's reasonable out-of-pocket expenses and pays a fee of 0.10% of account assets for certain accounts that participate in the Merrill Lynch Mutual Fund Advisor (Merrill Lynch MFA (SM)) Program (the "MFA Program"). For purposes of the Transfer Agency Agreement, the term "account" includes a shareholder account maintained directly by the Transfer Agent and any other account representing the beneficial interest of a person in the relevant share class on a recordkeeping system, provided the recordkeeping system is maintained by a subsidiary of ML & Co.

The table below sets forth information about the total amounts paid by the Fund to the Transfer Agent for the periods indicated.

         Fiscal Year Ended
           December 31                     Transfer Agent Fee*
           -----------                     -------------------
             2001                               $73,166
             2000                               $53,366
             1999                               $63,927


* During the periods shown, the Fund paid fees to the Transfer Agent at lower rates than the ones currently in effect. If the current rates had been in effect for the periods shown, the fees paid may have been higher.

Accounting Services. The Fund entered into an agreement with State Street effective January 1, 2001, pursuant to which State Street provides certain accounting services to the Fund. The Fund pays a fee for these services. Prior to January 1, 2001, the Investment Adviser provided accounting services to the Fund at its cost and the Fund reimbursed the Investment Adviser for those services in connection with such services. The Investment Adviser continues to provide certain accounting services to the Fund and the Fund reimburses the Investment Adviser for the cost of these services.

The table below shows the amounts paid by the Fund to State Street and to the Investment Adviser for the periods indicated.

         Fiscal Year Ended      Paid to               Paid to the
           October 31,       State Street         Investment Adviser
           -----------       ------------         ------------------
              2001              $64,703+               $6,449
              2000              N/A                  $154,792
              1999              N/A                   $98,374


+ Represents payments pursuant to the agreement with State Street commencing January 1, 2001.

Distribution Expenses. The Fund has entered into a distribution agreement with the Distributor in connection with the continuous offering of shares of the Fund (the "Distribution Agreement"). The Distribution Agreement obligates the Distributor to pay certain expenses in connection with the offering of each class of shares of the Fund. After the prospectuses, statements of additional information and periodic reports have been prepared, set in type and mailed to shareholders, the Distributor pays for the printing and distribution of copies thereof used in connection with the offering to dealers and investors. The Distributor also pays for other supplementary sales literature and advertising costs. The Distribution Agreement is subject to the same renewal requirements and termination provisions as the Investment Advisory Agreement described above.

Code of Ethics

The Board of Directors of the Fund has approved a Code of Ethics under Rule 17j-1 of the Investment Company Act that covers the Fund, the Investment Adviser, MLAM U.K. and the Distributor. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Fund.

                               PURCHASE OF SHARES

Reference is made to "Your Account -- How to Buy, Sell, Transfer and Exchange Shares" in the Prospectus.

The Fund offers four classes of shares under the Merrill Lynch Select Pricing(SM) System: shares of Class A and Class D are sold to investors choosing the initial sales charge alternatives and shares of Class B and Class C are sold to investors choosing the deferred sales charge alternatives. Each Class A, Class B, Class C or Class D share of the Fund represents an identical interest in the investment portfolio of the

Fund and has the same rights, except that Class B, Class C and Class D shares bear the expenses of the ongoing account maintenance fees (also known as service fees) and Class B and Class C shares bear the expenses of the ongoing distribution fees and the additional incremental transfer agency costs resulting from the deferred sales charge arrangements. The contingent deferred sales charges ("CDSCs"), distribution fees and account maintenance fees that are imposed on Class B and Class C shares, as well as the account maintenance fees that are imposed on Class D shares, are imposed directly against those classes and not against all assets of the Fund and, accordingly, such charges do not affect the net asset value of any other class or have any impact on investors choosing another sales charge option. Dividends paid by the Fund for each class of shares are calculated in the same manner at the same time and differ only to the extent that account maintenance and distribution fees and any incremental transfer agency costs relating to a particular class are borne exclusively by that class. Each class has different exchange privileges. See "Shareholder Services -- Exchange Privilege."

Investors should understand that the purpose and function of the initial sales charges with respect to the Class A and Class D shares are the same as those of the CDSCs and distribution fees with respect to the Class B and Class C shares in that the sales charges and distribution fees applicable to each class provide for the financing of the distribution of the shares of the Fund. The distribution-related revenues paid with respect to a class will not be used to finance the distribution expenditures of another class. Sales personnel may receive different compensation for selling different classes of shares.

The Merrill Lynch Select Pricing(SM) System is used by more than 50 registered investment companies advised by the Investment Adviser or FAM. MLIM/FAM-advised funds that use the Merrill Lynch Select Pricing(SM) System are referred to herein as "Select Pricing Funds."

The Fund offers its shares at a public offering price equal to the next determined net asset value per share plus any sales charge applicable to the class of shares selected by the investor. The applicable offering price for purchase orders is based upon the net asset value of the Fund next determined after receipt of the purchase order by the Distributor. As to purchase orders received by securities dealers or other financial intermediaries prior to the close of business on the New York Stock Exchange (the "NYSE") (generally 4:00 p.m., Eastern time) which includes orders received after the determination of net asset value on the previous day, the applicable offering price will be based on the net asset value on the day the order is placed with the Distributor, provided that the orders are received by the Distributor prior to 30 minutes after the close of business on the NYSE on that day. If the purchase orders are not received prior to 30 minutes after the close of business on the NYSE on that day, such orders shall be deemed received on the next business day. Dealers or other financial intermediaries have the responsibility of submitting purchase orders to the Fund not later than 30 minutes after the close of business on the NYSE.

As a result of the implementation of the Merrill Lynch Select Pricing(SM) System, Class A shares of the Fund outstanding prior to October 21, 1994 were redesignated Class D shares. The Class A shares currently being offered differ from the Class A shares offered prior to October 21, 1994, in many respects including sales charges, exchange privileges and the classes of persons to whom shares are offered.

The Fund or the Distributor may suspend the continuous offering of the Fund's shares of any class at any time in response to conditions in the securities markets or otherwise and may thereafter resume such offering from time to time. Any order may be rejected by the Fund or the Distributor. Neither the Distributor, the securities dealers nor other financial intermediaries are permitted to withhold placing orders to benefit themselves by a price change. Certain securities dealers or other financial intermediaries may charge a processing fee to confirm a purchase of shares. For example, the fee currently charged by Merrill Lynch is $5.35. Purchases made directly through the Transfer Agent are not subject to the processing fee.

Initial Sales Charge Alternatives -- Class A and Class D Shares

Investors who prefer an initial sales charge alternative may elect to purchase Class D shares or, if an eligible investor, Class A shares. Investors choosing the initial sales charge alternative who are eligible to purchase Class A shares should purchase Class A shares rather than Class D shares because there is an account maintenance fee imposed on Class D shares. Investors qualifying for significantly reduced initial sales charges may find the initial sales charge alternative particularly attractive because similar sales charge reductions are not available with respect to the deferred sales charges imposed in connection with purchases of Class B or Class C shares. Investors not qualifying for reduced initial sales charges who expect to maintain their investment for an extended period of time also may elect to purchase Class A or Class D shares, because over time the accumulated ongoing account maintenance and distribution fees on Class B or Class C shares may exceed the initial sales charge and, in the case of Class D shares, the account maintenance fee. Although some investors who previously purchased Class A shares may no longer be eligible to purchase Class A shares of other Select Pricing Funds, those previously purchased Class A shares, together with Class B, Class C and Class D share holdings, will count toward a right of accumulation which may qualify the investor for a reduced initial sales charge on new initial sales charge purchases. In addition, the ongoing Class B and Class C account maintenance and distribution fees will cause Class B and Class C shares to have higher expense ratios, pay lower dividends and have lower total returns than the initial sales charge shares. The ongoing Class D account maintenance fees will cause Class D shares to have a higher expense ratio, pay lower dividends and have a lower total return than Class A shares.

The term "purchase," as used in the Prospectus and this Statement of Additional Information in connection with an investment in Class A and Class D shares of the Fund, refers to a single purchase by an individual or to concurrent purchases, which in the aggregate are at least equal to the prescribed amounts, by an individual, his or her spouse and their children under the age of 21 years purchasing shares for his, her or their own account and to single purchases by a trustee or other fiduciary purchasing shares for a single trust estate or single fiduciary account although more than one beneficiary is involved. The term "purchase" also includes purchases by any "company," as that term is defined in the Investment Company Act, but does not include purchases by any such company that has not been in existence for at least six months or which has no purpose other than the purchase of shares of the Fund or shares of other registered investment companies at a discount; provided, however, that it shall not include purchases by any group of individuals whose sole organizational nexus is that the participants therein are credit cardholders of a company, policyholders of an insurance company, customers of either a bank or broker-dealer or clients of an investment adviser.

Eligible Class A Investors

Class A shares are offered to a limited group of investors and also will be issued upon reinvestment of dividends on outstanding Class A shares. Investors who currently own Class A shares in a shareholder account are entitled to purchase additional Class A shares of the Fund in that account. Certain employer-sponsored retirement or savings plans, including eligible 401(k) plans, may purchase Class A shares at net asset value provided such plans meet the required minimum number of eligible employees or required amount of assets advised by the Investment Adviser or any of its affiliates. Class A shares are available at net asset value to corporate warranty insurance reserve fund programs and U.S. branches of foreign banking institutions provided that the program or bank has $3 million or more initially invested in Select Pricing Funds. Also eligible to purchase Class A shares at net asset value are participants in certain investment programs including TMA(SM) Managed Trusts to which Merrill Lynch Trust Company provides discretionary trustee services, collective investment trusts for which Merrill Lynch Trust Company serves as trustee and certain purchases made in connection with certain fee-based programs. In addition, Class A shares are offered at net asset value to ML & Co. and its subsidiaries and their directors and employees and to members of the Boards of MLIM/ FAM-advised investment companies. Certain persons who acquired shares of certain MLIM/ FAM-advised closed-end funds in their initial offerings who wish to reinvest the net proceeds from a sale of their closed-end fund shares of common stock in shares of the Fund also may purchase Class A shares of the Fund if certain conditions are met. In addition, Class A shares of the Fund and certain other Select Pricing Funds are offered at net asset value to shareholders of certain MLIM/FAM-advised continuously offered closed-end funds who wish to reinvest the net proceeds from a sale of certain of their shares of common stock pursuant to a tender offer conducted by such funds. See "Purchase of Shares -- Closed-End Fund Reinvestment Options."

Class A and Class D Sales Charge Information

                                    Class A Shares

    For the Fiscal    Gross Sales    Sales Charges    Sales Charges     CDSCs Received on
      Year Ended        Charges       Retained by        Paid To          Redemption of
     December 31,     Collected       Distributor     Merrill Lynch     Load-Waived Shares
        2001           $1,663           $1,459             $204               $0
        2000           $1,870           $1,847              $23               $0
        1999               $0               $0               $0               $0

                                    Class D Shares

    For the Fiscal    Gross Sales     Sales Charges    Sales Charges    CDSCs Received on
     Year Ended        Charges         Retained by        Paid To         Redemption of
     December 31,     Collected        Distributor     Merrill Lynch   Load-Waived Shares
        2001             $939             $115             $824               $0
        2000           $1,304             $124           $1,180               $0
        1999           $2,758             $282           $2,476               $0

The Distributor may reallow discounts to selected securities dealers or other financial intermediaries and retain the balance over such discounts. At times the Distributor may reallow the entire sales charge to such dealers. Since securities dealers and other financial intermediaries selling Class A and Class D shares of the Fund will receive a concession equal to most of the sales charge, they may be deemed to be underwriters under the Securities Act.

Reduced Initial Sales Charges

Reductions in or exemptions from the imposition of a sales load are due to the nature of the investors and/or the reduced sales efforts that will be needed to obtain such investments.

Reinvested Dividends. No initial sales charges are imposed upon Class A and Class D shares issued as a result of the automatic reinvestment of dividends.

Right of Accumulation. Reduced sales charges are applicable through a right of accumulation under which eligible investors are permitted to purchase shares of the Fund subject to an initial sales charge at the offering price applicable to the total of (a) the public offering price of the shares then being purchased plus (b) an amount equal to the then current net asset value or cost, whichever is higher, of the purchaser's combined holdings of all classes of shares of the Fund and of any other Select Pricing Funds. For any such right of accumulation to be made available, the Distributor must be provided at the time of purchase, by the purchaser or the purchaser's securities dealer or other financial intermediary, with sufficient information to permit confirmation of qualification. Acceptance of the purchase order is subject to such confirmation. The right of accumulation may be amended or terminated at any time. Shares held in the name of a nominee or custodian under pension, profit-sharing or other employee benefit plans may not be combined with other shares to qualify for the right of accumulation.

Letter of Intent. Reduced sales charges are applicable to purchases aggregating $25,000 or more of the Class A or Class D shares of the Fund or any Select Pricing Funds made within a 13-month period starting with the first purchase pursuant to a Letter of Intent. The Letter of Intent is available only to investors whose accounts are established and maintained at the Fund's Transfer Agent. The Letter of Intent is not available to employee benefit plans for which Merrill Lynch provides plan participant recordkeeping services. The Letter of Intent is not a binding obligation to purchase any amount of Class A or Class D shares; however, its execution will result in the purchaser paying a lower sales charge at the appropriate quantity purchase level. A purchase not originally made pursuant to a Letter of Intent may be included under a subsequent Letter of Intent executed within 90 days of such purchase if the Distributor is informed in writing of this intent within such 90-day period. The value of Class A and Class D shares of the Fund and of other Select Pricing Funds presently held, at cost or maximum offering price (whichever is higher), on the date of the first purchase under the Letter of Intent, may be included as a credit toward the completion of such Letter, but the reduced sales charge applicable to the amount covered by such Letter will be applied only to new purchases. If the total amount of shares does not equal the amount stated in the Letter of Intent (minimum of $25,000), the investor will be notified and must pay, within 20 days of the expiration of such Letter, the difference between the sales charge on the Class A or Class D shares purchased at the reduced rate and the sales charge applicable to the shares actually purchased through the Letter. Class A or Class D shares equal to at least 5.0% of the intended amount will be held in escrow during the 13-month period (while remaining registered in the name of the purchaser) for this purpose. The first purchase under the Letter of Intent must be at least 5.0% of the dollar amount of such Letter. If a purchase during the term of such Letter would otherwise be subject to a further reduced sales charge based on the right of accumulation, the purchaser will be entitled on that purchase and subsequent purchases to the further reduced percentage sales charge that would be applicable to a single purchase equal to the total dollar value of the Class A or Class D shares then being purchased under such Letter, but there will be no retroactive reduction of the sales charge on any previous purchase.

The value of any shares redeemed or otherwise disposed of by the purchaser prior to termination or completion of the Letter of Intent will be deducted from the total purchases made under such Letter. An exchange from the Summit Cash Reserves Fund ("Summit"), a series of Financial Institutions Series Trust, into the Fund that creates a sales charge will count toward completing a new or existing Letter of Intent from the Fund.

TMA(SM) Managed Trusts. Class A shares are offered at net asset value to TMA(SM) Managed Trusts to which Merrill Lynch Trust Company provides discretionary trustee services.

Employee Access(SM) Accounts. Provided applicable threshold requirements are met, either Class A or Class D shares are offered at net asset value to Employee Access(SM) Accounts available through authorized employers. The initial minimum investment for such accounts is $500, except that the initial minimum investment for shares purchased for such accounts pursuant to the Automatic Investment Program is $50.

Employer-Sponsored Retirement or Savings Plans and Certain Other Arrangements. Certain employer-sponsored retirement or savings plans and certain other arrangements may purchase Class A or Class D shares at net asset value, based on the number of employees or number of employees eligible to participate in the plan, the aggregate amount invested by the plan in specified investments and/or the services provided by Merrill Lynch to the plan. Additional information regarding purchases by employer-sponsored retirement or savings plans and certain other arrangements is available toll-free from Merrill Lynch Business Financial Services at (800) 237-7777.

Purchase Privilege of Certain Persons. Directors of the Fund, members of the Boards of other MLIM/FAM-advised investment companies, ML & Co. and its subsidiaries (the term "subsidiaries," when used herein with respect to ML & Co., includes MLIM, FAM and certain other entities directly or indirectly wholly owned and controlled by ML & Co.) and their directors and employees, and any trust, pension, profit-sharing or other benefit plan for such persons, may purchase Class A shares of the Fund at net asset value. The Fund realizes economies of scale and reduction of sales-related expenses by virtue of the familiarity of these persons with the Fund. Employees and directors or trustees wishing to purchase shares of the Fund must satisfy the Fund's suitability standards.

Class D shares of the Fund are offered at net asset value, without a sales charge, to an investor that has a business relationship with a Financial Advisor who joined Merrill Lynch from another investment firm within six months prior to the date of purchase by such investor, if the following conditions are satisfied: first, the investor must advise Merrill Lynch that it will purchase Class D shares of the Fund with proceeds from a redemption of shares of a mutual fund that was sponsored by the Financial Advisor's previous firm and was subject to a sales charge either at the time of purchase or on a deferred basis; and, second, the investor must establish that such redemption had been made within 60 days prior to the investment in the Fund and the proceeds from the redemption had been maintained in the interim in cash or a money market fund.

Class D shares of the Fund are also offered at net asset value, without a sales charge, to an investor that has a business relationship with a Merrill Lynch Financial Advisor and that has invested in a mutual fund sponsored by a non-Merrill Lynch company for which Merrill Lynch has served as a selected dealer and where Merrill Lynch has either received or given notice that such arrangement will be terminated ("notice") if the following conditions are satisfied: first, the investor must purchase Class D shares of the Fund with proceeds from a redemption of shares of such other mutual fund and the shares of such other fund were subject to a sales charge either at the time of purchase or on a deferred basis; and, second, such purchase of Class D shares must be made within 90 days after such notice.

Class D shares of the Fund are offered at net asset value, without a sales charge, to an investor that has a business relationship with a Merrill Lynch Financial Advisor and that has invested in a mutual fund for which Merrill Lynch has not served as a selected dealer if the following conditions are satisfied: first, the investor must advise Merrill Lynch that it will purchase Class D shares of the Fund with proceeds from the redemption of shares of such other mutual fund and that such shares have been outstanding for a period of no less than six months; and, second, such purchase of Class D shares must be made within 60 days after the redemption and the proceeds from the redemption must be maintained in the interim in cash or a money market fund.

Acquisition of Certain Investment Companies. Class D shares may be offered at net asset value in connection with the acquisition of the assets of or merger or consolidation with a personal holding company or a public or private investment company.

Purchases Through Certain Financial Intermediaries. Reduced sales charges may be applicable for purchases of Class A or Class D shares of the Fund through certain financial advisors, selected securities dealers and other financial intermediaries that meet and adhere to standards established by the Investment Adviser from time to time.

Deferred Sales Charge Alternatives -- Class B and Class C Shares

Investors choosing the deferred sales charge alternatives should consider Class B shares if they intend to hold their shares for an extended period of time and Class C shares if they are uncertain as to the length of time they intend to hold their assets in Select Pricing Funds.

Because no initial sales charges are deducted at the time of the purchase, Class B and Class C shares provide the benefit of putting all of the investor's dollars to work from the time the investment is made. The deferred sales charge alternatives may be particularly appealing to investors that do not qualify for the reduction in initial sales charges. Both Class B and Class C shares are subject to ongoing account maintenance fees and distribution fees; however, the ongoing account maintenance and distribution fees potentially may be offset to the extent any return is realized on the additional funds initially invested in Class B or Class C shares. In addition, Class B shares will be converted into Class D shares of the Fund after a conversion period of approximately ten years, and thereafter investors will be subject to lower ongoing fees.

The public offering price of Class B and Class C shares for investors choosing the deferred sales charge alternatives is the next determined net asset value per share without the imposition of a sales charge at the time of purchase. See "Pricing of Shares -- Determination of Net Asset Value" below.

Contingent Deferred Sales Charges -- Class B Shares

Class B shares that are redeemed within four years of purchase may be subject to a CDSC at the rates set forth below charged as a percentage of the dollar amount subject thereto. In determining whether a CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest applicable rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no CDSC will be assessed on shares derived from reinvestment of dividends. It will be assumed that the redemption is first of shares held for over four years or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the four-year period. A transfer of shares from a shareholder's account to another account will be assumed to be made in the same order as a redemption.

The following table sets forth the Class B CDSC:

                                      CDSC as a Percentage
              Year Since Purchase       of Dollar Amount
                Payment Made           Subject to Charge

               0-1                         4.0%
               1-2                         3.0%
               2-3                         2.0%
               3-4                         1.0%
               4 and thereafter            None

To provide an example, assume an investor purchased 100 shares at $10 per share (at a cost of $1,000) and in the third year after purchase, the net asset value per share is $12 and, during such time, the investor has acquired 10 additional shares upon dividend reinvestment. If at such time the investor makes his or her first redemption of 50 shares (proceeds of $600), 10 shares will not be subject to a CDSC because they were issued through dividend reinvestment. With respect to the remaining 40 shares, the charge is applied only to the original cost of $10 per share and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds will be charged at a rate of 2.0% (the applicable rate in the third year after purchase).

Class B shareholders of the Fund exercising the exchange privilege described under "Shareholder Services -- Exchange Privilege" will continue to be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares acquired as a result of the exchange.

The Class B CDSC may be waived on redemptions of shares in connection with certain post-retirement withdrawals from an Individual Retirement Account ("IRA") or other retirement plan or following the death or disability (as defined in the Code) of a shareholder (including one who owns the Class B shares as joint tenant with his or her spouse), provided the redemption is requested within one year of the death or initial determination of disability or, if later, reasonably promptly following completion of probate. The Class B CDSC also may be waived on redemptions of shares by certain eligible 401(a) and eligible 401(k) plans. The CDSC may also be waived for any Class B shares that are purchased by a Merrill Lynch rollover IRA that was funded by a rollover from a terminated 401(k) plan managed by the MLIM Private Portfolio Group and held in such account at the time of redemption. The Class B CDSC may be waived for any Class B shares that were acquired and held at the time of the redemption in an Employee Access(SM) Account available through employers providing eligible 401(k) plans. The Class B CDSC may be waived or its terms may be modified in connection with certain fee-based programs. The Class B CDSC may also be waived in connection with involuntary termination of an account in which Fund shares are held or for withdrawals through the Merrill Lynch Systematic Withdrawal Plan. See "Shareholder Services -- Fee-Based Programs" and "-- Systematic Withdrawal Plan."

Employer-Sponsored Retirement or Savings Plans and Certain Other Arrangements. Certain employer-sponsored retirement or savings plans and certain other arrangements may purchase Class B shares with a waiver of the CDSC upon redemption, based on the number of employees or number of employees eligible to participate in the plan, the aggregate amount invested by the plan in specified investments and/or the services provided by Merrill Lynch to the plan. Such Class B shares will convert into Class D shares approximately ten years after the plan purchases the first share of any Select Pricing Fund. Minimum purchase requirements may be waived or varied for such plans. Additional information regarding purchases by employer-sponsored retirement or savings plans and certain other arrangements is available toll-free from Merrill Lynch Business Financial Services at (800) 237-7777.

Conversion of Class B Shares to Class D Shares. After approximately ten years (the "Conversion Period"), Class B shares will be converted automatically into Class D shares of the Fund. Class D shares are subject to an ongoing account maintenance fee of 0.25% of average daily net assets but are not subject to the distribution fee that is borne by Class B shares. Automatic conversion of Class B shares into Class D shares will occur at least once each month (on the "Conversion Date") on the basis of the relative net asset value of the shares of the two classes on the Conversion Date, without the imposition of any sales load, fee or other charge. Conversion of Class B shares to Class D shares will not be deemed a purchase or sale of shares for Federal income tax purposes.

In addition, shares purchased through reinvestment of dividends on Class B shares also will convert automatically to Class D shares. The Conversion Date for dividend reinvestment shares will be calculated taking into account the length of time the shares underlying such dividend reinvestment shares were outstanding. If at the Conversion Date the conversion of Class B shares to Class D shares of the Fund in a single account will result in less than $50 worth of Class B shares being left in the account, all of the Class B shares of the Fund held in the account on the Conversion Date will be converted to Class D shares of the Fund.

In general, Class B shares of equity Select Pricing Funds will convert approximately eight years after initial purchase and Class B shares of taxable and tax-exempt fixed income Select Pricing Funds will convert approximately ten years after initial purchase. If, during the Conversion Period, a shareholder exchanges Class B shares with an eight-year Conversion Period for Class B shares with a ten-year Conversion Period, or vice versa, the Conversion Period applicable to the Class B shares acquired in the exchange will apply and the holding period for the shares exchanged will be tacked on to the holding period for the shares acquired. The Conversion Period also may be modified for investors that participate in certain fee-based programs. See "Shareholder Services -- Fee-Based Programs."

Share certificates for Class B shares of the Fund to be converted must be delivered to the Transfer Agent at least one week prior to the Conversion Date applicable to those shares. In the event such certificates are not received by the Transfer Agent at least one week prior to the Conversion Date, the related Class B shares will convert to Class D shares on the next scheduled Conversion Date after such certificates are delivered.

Contingent Deferred Sales Charges -- Class C Shares

Class C shares that are redeemed within one year of purchase may be subject to a 1.0% CDSC charged as a percentage of the dollar amount subject thereto. In determining whether a Class C CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest possible rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no Class C CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no Class C CDSC will be assessed on shares derived from reinvestment of dividends. It will be assumed that the redemption is first of shares held for over one year or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the one-year period. The charge will not be applied to dollar amounts representing an increase in the net asset value since the time of purchase. A transfer of shares from a shareholder's account to another account will be assumed to be made in the same order as a redemption. The Class C CDSC may be waived in connection with involuntary termination of an account in which Fund shares are held or withdrawals through the Merrill Lynch Systematic Withdrawal Plan. See "Shareholder Services -- Systematic Withdrawal Plans."

Class B and Class C Sales Charge Information


                                Class B Shares*

For the Fiscal Year      CDSCs Received             CDSCs Paid to
 Ended December 31,      by Distributor             Merrill Lynch

    2001                   $13,950                   $13,950
    2000                   $43,360                   $43,360
    1999                   $89,552                   $89,552

* Additional Class B CDSCs payable to the Distributor may have been waived or converted to a contingent obligation in connection with a shareholder's participation in certain fee-based programs.

                                Class C Shares*

For the Fiscal Year     CDSCs Received             CDSCs Paid to
 Ended December 31,     by Distributor             Merrill Lynch

     2001                       $0                       $0
     2000                      $49                      $49
     1999                   $2,868                   $2,868


Merrill Lynch compensates its Financial Advisors for selling Class B and Class C shares at the time of purchase from its own funds. Proceeds from the CDSC and the distribution fee are paid to the Distributor and are used in whole or in part by the Distributor to defray the expenses of securities dealers or other financial intermediaries (including Merrill Lynch) related to providing distribution-related services to the Fund in connection with the sale of the Class B and Class C shares, such as the payment of compensation to financial advisors for selling Class B and Class C shares from a dealer's own funds. The combination of the CDSC and the ongoing distribution fee facilitates the ability of the Fund to sell the Class B and Class C shares without a sales charge being deducted at the time of purchase. See "Distribution Plans" below. Imposition of the CDSC and the distribution fee on Class B and Class C shares is limited by the National Association of Securities Dealers, Inc. ("NASD") asset-based sales charge rule. See "Limitations on the Payment of Deferred Sales Charges" below.

Closed-End Fund Reinvestment Options

Class A shares of the Fund ("Eligible Class A Shares") are offered at net asset value to holders of the common stock of certain closed-end funds advised by the Investment Adviser or FAM who purchased such closed-end fund shares prior to October 21, 1994 (the date the Merrill Lynch Select Pricing (SM) System commenced operations) and wish to reinvest the net proceeds from a sale of such shares in Eligible Class A Shares, if the conditions set forth below are satisfied. Alternatively, holders of the common stock of closed-end funds who purchased such shares on or after October 21, 1994 and wish to reinvest the net proceeds from a sale of those shares may purchase Class A shares (if eligible to buy Class A shares) or Class D shares of the Fund ("Eligible Class D Shares") at net asset value if the following conditions are met. First, the sale of closed-end fund shares must be made through Merrill Lynch, and the net proceeds therefrom must be immediately reinvested in Eligible Class A or Eligible Class D Shares. Second, the closed-end fund shares must either have been acquired in that fund's initial public offering or represent dividends paid on shares of common stock acquired in such offering. Third, the closed-end fund shares must have been continuously maintained in a Merrill Lynch securities account. Fourth, there must be a minimum purchase of $250 to be eligible for the reinvestment option.

Subject to the conditions set forth below, shares of the Fund are offered at net asset value to holders of the common stock of certain MLIM/ FAM-advised continuously offered closed end funds who wish to reinvest the net proceeds from a sale of such shares. Upon exercise of this reinvestment option, shareholders of Merrill Lynch Senior Floating Rate Fund, Inc. will receive Class A shares of the Fund and shareholders of Merrill Lynch Senior Floating Rate Fund II, Inc. will receive Class C shares of the Fund.

In order to exercise this reinvestment option, a shareholder of one of the above-referenced continuously offered closed-end funds (an "eligible fund") must sell his or her shares of common stock of the eligible fund (the "eligible shares") back to the eligible fund in connection with a tender offer conducted by the eligible fund and reinvest the proceeds immediately in the designated class of shares of the Fund. This option is available only with respect to eligible shares as to which no Early Withdrawal Charge (as defined in the eligible fund's prospectus) is applicable. Purchase orders from eligible fund shareholders who wish to exercise this reinvestment option will be accepted only on the day that the related tender offer terminates and will be effected at the net asset value of the designated class of shares of the Fund on such day. The Class C CDSC may be waived upon redemption of Class C shares purchased by an investor pursuant to this closed-end fund reinvestment option. Such waiver is subject to the requirement that the investor has held the tendered shares for a minimum of one year and to such other conditions as are set forth in the prospectus for the related closed-end fund.

Distribution Plans

Reference is made to "Key Facts -- Fees and Expenses" in the Prospectus for certain information with respect to the separate distribution plans for Class B, Class C and Class D shares pursuant to Rule 12b-1 under the Investment Company Act (each a "Distribution Plan") with respect to the account maintenance and/ or distribution fees paid by the Fund to the Distributor with respect to such classes.

The Distribution Plans for Class B, Class C and Class D shares each provides that the Fund pay the Distributor an account maintenance fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.25% of the average daily net assets of the Fund attributable to shares of the relevant class in order to compensate the Distributor, Merrill Lynch, a selected securities dealer or other financial intermediary (pursuant to a sub-agreement) in connection with account maintenance activities with respect to Class B, Class C and Class D shares. Each of those classes has exclusive voting rights with respect to the Distribution Plan adopted with respect to such class pursuant to which account maintenance and/ or distribution fees are paid (except that Class B shareholders may vote upon any material changes to expenses charged under the Class D Distribution Plan).

The Distribution Plans for Class B and Class C shares each provides that the Fund also pay the Distributor a distribution fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.50% for Class B and 0.55% for Class C shares, of the average daily net assets of the Fund attributable to the shares of the relevant class in order to compensate the Distributor, Merrill Lynch, a selected securities dealer or other financial intermediary (pursuant to a sub-agreement) for providing shareholder and distribution services and bearing certain distribution-related expenses of the Fund, including payments to financial advisors or other financial intermediaries for selling Class B and Class C shares of the Fund. The Distribution Plans relating to Class B and Class C shares are designed to permit an investor to purchase Class B or Class C shares through selected securities dealers or other financial intermediaries without the assessment of an initial sales charge and at the same time permit the dealer to compensate its financial advisors, selected securities dealers or other financial intermediaries in connection with the sale of the Class B and Class C shares.

The Fund's Distribution Plans are subject to the provisions of Rule 12b-1 under the Investment Company Act. In their consideration of each Distribution Plan, the Directors must consider all factors they deem relevant, including information as to the benefits of the Distribution Plan to the Fund and each related class of shareholders. Each Distribution Plan further provides that, so long as the Distribution Plan remains in effect, the selection and nomination of non-interested Directors shall be committed to the discretion of the non-interested Directors then in office. In approving each Distribution Plan in accordance with Rule 12b-1, the non-interested Directors concluded that there is reasonable likelihood that each Distribution Plan will benefit the Fund and its related class of shareholders. Each Distribution Plan can be terminated at any time, without penalty, by the vote of a majority of the non-interested Directors or by the vote of the holders of a majority of the outstanding related class of voting securities of the Fund. A Distribution Plan cannot be amended to increase materially the amount to be spent by the Fund without the approval of the related class of shareholders and all material amendments are required to be approved by the vote of Directors, including a majority of the non-interested Directors who have no direct or indirect financial interest in the Distribution Plan, cast in person at a meeting called for that purpose. Rule 12b-1 further requires that the Fund preserve copies of the Distribution Plan and any report made pursuant to such plan for a period of not less than six years from the date of the Distribution Plan or such report, the first two years in an easily accessible place.

Among other things, each Distribution Plan provides that the Distributor shall provide and the Directors shall review quarterly reports of the disbursement of the account maintenance and/or distribution fees paid to the Distributor. Payments under the Distribution Plans are based on a percentage of average daily net assets attributable to the shares regardless of the amount of expenses incurred and, accordingly, distribution-related revenues from the Distribution Plans may be more or less than distribution-related expenses. Information with respect to the distribution-related revenues and expenses is presented to the Directors for their consideration quarterly and, in connection with their deliberations as to the continuance of the Class B and Class C Distribution Plans, annually. Distribution-related revenues consist of the account maintenance fees, distribution fees and CDSCs. Distribution-related expenses consist of financial advisor compensation, branch office and regional operation center selling and transaction processing expenses, advertising, sales promotion and marketing expenses and interest expense.

As of December 31, 2001, direct cash distribution revenues for the period since the commencement of operations of Class B shares exceeded direct cash distribution expenses by $3,758,579 (26.48% of Class B net assets at that date). As of December 31, 2001, direct cash distribution revenues for the period since the commencement of operations of Class C shares exceeded direct cash distribution expenses by $136,594 (10.46% of Class C net assets at that date).

For the fiscal year ended December 31, 2001, the Fund paid the Distributor $113,681 pursuant to the Class B Distribution Plan (based on average daily net assets subject to such Class B Distribution Plan of approximately $15.2 million), all of which was paid to Merrill Lynch for providing account maintenance and distribution-related activities and services in connection with Class B shares. For the fiscal year ended December 31, 2001, the Fund paid the Distributor $9,594 pursuant to the Class C Distribution Plan (based on average daily net assets subject to such Class C Distribution Plan of approximately $1.2 million, all of which was paid to Merrill Lynch for providing account maintenance and distribution-related activities and services in connection with Class C shares. For the fiscal year ended December 31, 2001, the Fund paid the Distributor $11,800 pursuant to the Class D Distribution Plan (based on average daily net assets subject to such Class D Distribution Plan of approximately $4.7 million), all of which was paid to Merrill Lynch for providing account maintenance activities in connection with Class D shares.

Limitations on the Payment of Deferred Sales Charges

The maximum sales charge rule in the Conduct Rules of the NASD imposes a limitation on certain asset-based sales charges such as the distribution fee and the CDSC borne by the Class B and Class C shares but not the account maintenance fee. The maximum sales charge rule is applied separately to each class. As applicable to the Fund, the maximum sales charge rule limits the aggregate of distribution fee payments and CDSCs payable by the Fund to (1) 6.25% of eligible gross sales of Class B shares and Class C shares, computed separately (defined to exclude shares issued pursuant to dividend reinvestments and exchanges), plus
(2) interest on the unpaid balance for the respective class, computed separately, at the prime rate plus 1% (the unpaid balance being the maximum amount payable minus amounts received from the payment of the distribution fee and the CDSC). In connection with the Class B shares, the Distributor has voluntarily agreed to waive interest charges on the unpaid balance in excess of 0.50% of eligible gross sales. Consequently, the maximum amount payable to the Distributor (referred to as the "voluntary maximum") in connection with the Class B shares is 6.75% of eligible gross sales. The Distributor retains the right to stop waiving the interest charges at any time. To the extent payments would exceed the voluntary maximum, the Fund will not make further payments of the distribution fee with respect to Class B shares and any CDSCs will be paid to the Fund rather than to the Distributor; however, the Fund will continue to make payments of the account maintenance fee.

In certain circumstances the amount payable pursuant to the voluntary maximum may exceed the amount payable under the NASD formula. In such circumstances payment in excess of the amount payable under the NASD formula will not be made.

The following table sets forth comparative information as of December 31, 2001 with respect to the Class B and Class C shares of the Fund indicating the maximum allowable payments that can be made under the NASD maximum sales charge rule and, with respect to the Class B shares, the Distributor's voluntary maximum.

                                                                       Data Calculated as of December 31, 2001
                                                                                   (in thousands)
                                                                                                                           Annual
                                                                                                                        Distribution
                                                               Allowable   Allowable                Amounts                 Fee at
                                                  Eligible     Aggregate  Interest On  Maximum    Previously   Aggregate   Current
                                                    Gross        Sales       Unpaid     Amount      Paid to     Unpaid    Net Asset
                                                  Sales(1)    Charges(2)   Balance(3)  Payable  Distributor(4)  Balance    Level(5)
                                                  --------    ----------   ----------  -------  --------------  -------    --------

Class B Shares for the period August 27, 1993
(commencement of operations) to
December 31, 2001
Under NASD Rule as Adopted                          $185,413     $11,103     $7,378     $18,481     $4,918      $13,563      $71
Under Distributor's Voluntary Waiver                $185,413     $11,103     $1,412     $12,515     $4,918       $7,597      $71
Class C Shares for the period October 21, 1994
(commencement of
operations) to December 31, 2001
Under NASD Rule as Adopted                           $11,323        $702       $352      $1,054       $144         $910       $7


(1) Purchase price of all eligible Class B or Class C shares sold during the periods indicated other than shares acquired through dividend reinvestment and the exchange privilege.

(2) Includes amounts attributable to exchanges from Summit that are not reflected in Eligible Gross Sales. Shares of Summit can only be purchased by exchange from another fund (the "redeemed fund"). Upon such an exchange, the maximum allowable sales charge payment to the redeemed fund is reduced in accordance with the amount of the redemption. This amount is then added to the maximum allowable sales charge payment with respect to Summit. Upon an exchange out of Summit, the remaining balance of this amount is deducted from the maximum allowable sales charge payment to Summit and added to the maximum allowable sales charge payment to the fund into which the exchange is made.

(3) Interest is computed on a monthly basis based upon the prime rate, as reported in The Wall Street Journal, plus 1.0%, as permitted under the NASD Rule.

(4) Consists of CDSC payments, distribution fee payments and accruals. See "Key Facts -- Fees and Expenses" in the Prospectus. This figure may include CDSCs that were deferred when a shareholder redeemed shares prior to the expiration of the applicable CDSC period and invested the proceeds, without the imposition of a sales charge, in Class A shares in conjunction with the shareholder's participation in the MFA Program. The CDSC is booked as a contingent obligation that may be payable if the shareholder terminates participation in the MFA Program.

(5) Provided to illustrate the extent to which the current level of distribution fee payments (not including any CDSC payments) is amortizing the unpaid balance. No assurance can be given that payments of the distribution fee will reach either the voluntary maximum (with respect to Class B shares) or the NASD maximum (with respect to Class B and Class C shares).

                              REDEMPTION OF SHARES

Reference is made to "Your Account -- How to Buy, Sell, Transfer and Exchange Shares" in the Prospectus.

The Fund is required to redeem for cash all shares of the Fund upon receipt of a written request in proper form. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption. Except for any CDSC that may be applicable, there will be no charge for redemption if the redemption request is sent directly to the Transfer Agent. Shareholders liquidating their holdings will receive upon redemption all dividends reinvested through the date of redemption.

The right to redeem shares or to receive payment with respect to any such redemption may be suspended for more than seven days only for any period during which trading on the New York Stock Exchange (the "NYSE") is restricted as determined by the Commission or the NYSE is closed (other than customary weekend and holiday closings), for any period during which an emergency exists as defined by the Commission as a result of which disposal of portfolio securities or determination of the net asset value of the Fund is not reasonably practicable, and for such other periods as the Commission may by order permit for the protection of shareholders of the Fund.

The value of shares at the time of redemption may be more or less than the shareholder's cost, depending in part on the market value of the securities held by the Fund at such time.

The Fund has entered into a joint committed line of credit with other investment companies advised by the Investment Adviser and its affiliates and a syndicate of banks that is intended to provide the Fund with a temporary source of cash to be used to meet redemption requests from Fund shareholders in extraordinary or emergency circumstances.

Redemption

A shareholder wishing to redeem shares held with the Transfer Agent may do so without charge by tendering the shares directly to the Transfer Agent at Financial Data Services, Inc., P.O. Box 45289, Jacksonville, Florida 32232-5289. Redemption requests delivered other than by mail should be delivered to Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484. Proper notice of redemption in the case of shares deposited with the Transfer Agent may be accomplished by a written letter requesting redemption. Proper notice of redemption in the case of shares for which certificates have been issued may be accomplished by a written letter as noted above accompanied by certificates for the shares to be redeemed. Redemption requests should not be sent to the Fund. The redemption request in either event requires the signature(s) of all persons in whose name(s) the shares are registered, signed exactly as such name(s) appear(s) on the Transfer Agent's register. The signatures on the redemption request may require a guarantee by an "eligible guarantor institution" as defined in Rule 17Ad-15 of the Exchange Act, the existence and validity of which may be verified by the Transfer Agent through the use of industry publications. In the event a signature guarantee is required, notarized signatures are not sufficient. In general, signature guarantees are waived on redemptions of less than $50,000 as long as the following requirements are met: (i) all requests require the signature(s) of all persons in whose name(s) shares are recorded on the Transfer Agent's register;
(ii) all checks must be mailed to the stencil address of record on the Transfer Agent's register and (iii) the stencil address must not have changed within 30 days. Certain rules may apply regarding certain account types such as but not limited to UGMA/UTMA accounts, Joint Tenancies With Rights of Survivorship, contra broker transactions, and institutional accounts. In certain instances, the Transfer Agent may require additional documents such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator, or certificates of corporate authority.

A shareholder may also redeem shares held with the Transfer Agent by telephone request. To request a redemption from your account, call the Transfer Agent at 1-800-MER-FUND. The request must be made by the shareholder of record and be for an amount less than $50,000. Before telephone requests will be honored, signature approval from all shareholders of record on the account must be obtained. The shares being redeemed must have been held for at least 15 days. Telephone redemption requests will not be honored in the following situations: the accountholder is deceased, the proceeds are to be sent to someone other than the shareholder of record, funds are to be wired to the client's bank account, a systematic withdrawal plan is in effect, the request is by an individual other than the accountholder of record, the account is held by joint tenants who are divorced, the address on the account has changed within the last 30 days or share certificates have been issued on the account.

Since this account feature involves a risk of loss from unauthorized or fraudulent transactions, the Transfer Agent will take certain precautions to protect your account from fraud. Telephone redemption may be refused if the caller is unable to provide: the account number, the name and address registered on the account and the social security number registered on the account. The Fund or the Transfer Agent may temporarily suspend telephone transactions at any time.

For shareholders redeeming directly with the Transfer Agent, payments will generally be mailed within seven days of receipt of a proper notice of redemption. At various times the Fund may be requested to redeem shares for which it has not yet received good payment (e.g., cash, Federal funds or certified check drawn on a United States bank). The Fund may delay or cause to be delayed the mailing of a redemption check until such time as it has assured itself that good payment (e.g., cash, Federal funds or certified check drawn on a United States bank) has been collected for the purchase of such Fund shares, which will not exceed 10 days. In the event that a shareholder account held directly with the Transfer Agent contains a fractional share balance, such fractional share balance will be automatically redeemed by the Fund.

Repurchase

The Fund also will repurchase Fund shares through a selected securities dealer or other financial intermediary. The Fund normally will accept orders to repurchase Fund shares by wire or telephone from dealers for their customers at the net asset value next computed after the order is placed. Shares will be priced at the net asset value calculated on the day the request is received, provided that the request for repurchase is submitted to the selected securities dealer or other financial intermediary prior to fifteen minutes after the regular close of business on the NYSE (generally, the NYSE closes at 4:00 p.m., Eastern time), and such request is received by the Fund from such selected securities dealer or other financial intermediary not later than 30 minutes after the close of business on the NYSE on the same day. Dealers have the responsibility of submitting such repurchase requests to the Fund not later than 30 minutes after the close of business on the NYSE, in order to obtain that day's closing price.

The foregoing repurchase arrangements are for the convenience of shareholders and do not involve a charge by the Fund (other than any applicable CDSC). Securities firms that do not have selected dealer agreements with the Distributor, however, may impose a transaction charge on the shareholder for transmitting the notice of repurchase to the Fund. Merrill Lynch, selected securities dealers or other financial intermediaries may charge customers a processing fee (Merrill Lynch currently charges $5.35) to confirm a repurchase of shares to such customers. Repurchases made directly through the Transfer Agent on accounts held at the Transfer Agent are not subject to the processing fee. The Fund reserves the right to reject any order for repurchase, which right of rejection might adversely affect shareholders seeking redemption through the repurchase procedure. However, a shareholder whose order for repurchase is rejected by the Fund may redeem Fund shares as set forth above.

Reinstatement Privilege -- Class A and Class D Shares

Shareholders who have redeemed their Class A or Class D shares of the Fund have a privilege to reinstate their accounts by purchasing Class A or Class D shares, as the case may be, of the Fund at net asset value without a sales charge up to the dollar amount redeemed. The reinstatement privilege may be exercised by sending a notice of exercise along with a check for the amount to be reinstated to the Transfer Agent within 30 days after the date the request for redemption was accepted by the Transfer Agent or the Distributor. Alternatively, the reinstatement privilege may be exercised through the investor's Merrill Lynch Financial Advisor within 30 days after the date the request for redemption was accepted by the Transfer Agent or the Distributor. The reinstatement will be made at the net asset value per share next determined after the notice of reinstatement is received and cannot exceed the amount of the redemption proceeds.

                                PRICING OF SHARES

Determination of Net Asset Value

Reference is made to "Your Account -- How Shares are Priced" in the Prospectus.

The net asset value of the shares of all classes of the Fund is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

Net asset value is computed by dividing the value of the securities held by the Fund plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses) by the total number of shares outstanding at such time, rounded to the nearest cent. Expenses, including the fees payable to the Investment Adviser and Distributor, are accrued daily.

The per share net asset value of Class B, Class C and Class D shares generally will be lower than the per share net asset value of Class A shares, reflecting the daily expense accruals of the account maintenance, distribution and higher transfer agency fees applicable with respect to Class B and Class C shares, and the daily expense accruals of the account maintenance fees applicable with respect to the Class D shares. Moreover, the per share net asset value of the Class B and Class C shares generally will be lower than the per share net asset value of Class D shares reflecting the daily expense accruals of the distribution fees and higher transfer agency fees applicable with respect to Class B and Class C shares of the Fund. It is expected, however, that the per share net asset value of the four classes will tend to converge (although not necessarily meet) immediately after the payment of dividends, which will differ by approximately the amount of the expense accrual differentials between the classes.

Portfolio securities of the Fund that are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Directors of the Fund. Short positions in securities traded in the OTC market are valued at the last available ask price in the OTC market prior to the time of valuation. When the Fund writes an option, the amount of the premium received is recorded on the books of the Fund as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based upon the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last asked price. Options purchased by the Fund are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Other investments, including financial futures contracts and related options, are generally valued at market value. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations. Repurchase agreements will be valued at cost plus accrued interest. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Directors of the Fund. Such valuations and procedures will be reviewed periodically by the Directors.

Generally, trading in foreign securities, as well as U.S. Government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Fund's shares are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Fund's net asset value. If events occur during such periods that are expected to materially affect the value of such securities, then those securities may be valued at their fair value.

Computation of Offering Price Per Share

An illustration of the computation of the offering price for Class A, Class B, Class C and Class D shares of the Fund based on the value of the Fund's net assets and number of shares outstanding on December 31, 2001 is set forth below.

                                                                 Class A            Class B              Class C            Class D
                                                                 -------            -------              -------            -------

Net Assets                                                    $15,959,720         $14,270,355          $1,312,553         $4,960,978

Number of Shares Outstanding
                                                                2,498,367           2,239,318             206,015            778,995

Net Asset Value Per Share (net assets                               $6.39               $6.37               $6.37              $6.37
divided by number of shares outstanding)

Sales Charge (for Class A and Class D
shares: 4.00% of offering price; 4.17%                                .27                  **                  **                .27
of net asset value per share)*
Offering Price
                                                                    $6.66               $6.37               $6.37              $6.64


 * Rounded to the nearest one-hundredth percent; assumes maximum sales charge is applicable.

** Class B and Class C shares are not subject to an initial sales charge but may be subject to a CDSC on redemption of shares. See "Purchase of Shares-- Deferred Sales Charge Alternatives-- Class B and Class C Shares" herein. PORTFOLIO TRANSACTIONS AND BROKERAGE

Subject to policies established by the Board of Directors the Investment Adviser is primarily responsible for the execution of the Fund's portfolio transactions and the allocation of brokerage. Where possible, the Fund deals directly with the dealers who make a market in the securities involved except in those circumstances where better prices and execution are available elsewhere. The Investment Adviser does not execute transactions through any particular broker or dealer, but seeks to obtain the best results in conducting portfolio transactions for the Fund, taking into account such factors as price (including the applicable dealer spread or commission), the size, type and difficulty of the transaction involved, the firm's general execution and operations facilities and the firm's risk in positioning the securities involved. The portfolio securities of the Fund generally are traded on a principal basis and normally do not involve either brokerage commissions or transfer taxes. The cost of portfolio securities transactions of the Fund primarily consists of dealer or underwriter spreads. While reasonable competitive spreads or commissions are sought, the Fund will not necessarily be paying the lowest spread or commission available. Transactions with respect to the securities of small and emerging growth companies in which the Fund may invest may involve specialized services on the part of the broker or dealer and thereby entail higher commissions or spreads than would be the case with transactions involving more widely traded securities. Subject to applicable legal requirements, the Investment Adviser may select a broker based partly upon brokerage or research services provided to the Investment Adviser and its clients, including the Fund. In return for such services the Investment Adviser may pay a higher commission than other brokers would charge if the Investment Adviser determines in good faith that the commission is reasonable in relation to the services provided.

Section 28(e) of the Securities Exchange Act of 1934 ("Section 28(e)") permits an investment adviser, such as the Investment Adviser, under certain circumstances, to cause an account to pay a broker a commission for effecting a transaction that exceeds the amount of commission another broker would have charged for effecting the same transaction in recognition of the value of brokerage and research services provided by that broker. This includes commissions paid on riskless principal transactions under certain conditions. Brokerage and research services include
(1) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental to securities transactions (such as clearance, settlement, and custody). The Investment Adviser believes that access to independent investment research is beneficial to its investment decision-making processes and, therefore, to the Fund.

To the extent research services may be a factor in selecting brokers, such services may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic, or institutional areas and information which assists in the valuation of investments. Examples of research-oriented services for which the Investment Adviser might use Fund commissions include research reports and other information on the economy, industries, groups of securities, individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance and other analysis. Except as noted immediately below, research services furnished by brokers may be used in servicing some or all client accounts and not all services may be used in connection with the account that paid commissions to the broker providing such services. In some cases, research information received from brokers by mutual fund management personnel or personnel principally responsible for the Investment Adviser's individually managed portfolios is not necessarily shared by and between such personnel. Any investment advisory or other fees paid by the Fund to the Investment Adviser are not reduced as a result of the Investment Adviser's receipt of research services.

In some cases the Investment Adviser may receive a service from a broker that has both a "research" and a "non-research" use. When this occurs, the Investment Adviser makes a good faith allocation, under all the circumstances, between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while the Investment Adviser will use its own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the Investment Adviser faces a potential conflict of interest, but the Investment Adviser believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research uses.

From time to time, the Fund may purchase new issues of securities in a fixed price offering. In these situations, the broker may be a member of the selling group that will, in addition to selling securities, provide the Investment Adviser with research services. The NASD has adopted rules expressly permitting these types of arrangements under certain circumstances. Generally, the broker will provide research "credits" in these situations at a rate that is higher than that which is available for typical secondary market transactions. These arrangements may not fall within the safe harbor of Section 28(e).

In addition, consistent with the conduct Rules of the NASD and policies established by the Board of Directors of the Fund and subject to best execution, the Investment Adviser may consider sales of shares of the Fund as a factor in the selection of brokers or dealers to execute portfolio transactions for the Fund; however, whether or not a particular broker or dealer sells shares of the Fund neither qualifies nor disqualifies such broker or dealer to execute transactions for the Fund.

The Fund's ability and decisions to purchase or sell portfolio securities of foreign issuers may be affected by laws or regulations relating to the convertibility and repatriation of assets. Because the shares of the Fund are redeemable on a daily basis in U.S. dollars, the Fund intends to manage its portfolio so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. Under present conditions, it is not believed that these considerations will have any significant effect on its portfolio strategy.

The Fund did not pay any brokerage commissions during the fiscal years ended December 31, 1999, 2000 or 2001.

Under the Investment Company Act, persons affiliated with the Fund and persons who are affiliated with such persons are prohibited from dealing with the Fund as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the Commission. Since transactions in the over-the-counter market usually involve transactions with dealers acting as principal for their own accounts, affiliated persons of the Fund, including Merrill Lynch and any of its affiliates, will not serve as the Fund's dealer in such transactions. However, affiliated persons of the Fund may serve as its broker in listed or over-the-counter transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, the Fund may not purchase securities during the existence of any underwriting syndicate for such securities of which Merrill Lynch is a member or in a private placement in which Merrill Lynch serves as placement agent except pursuant to procedures adopted by the Board of Directors of the Fund that either comply with rules adopted by the Commission or with interpretations of the Commission staff.

Because of the affiliation of Merrill Lynch with the Investment Adviser, the Fund is prohibited from engaging in certain transactions involving such firm or its affiliates except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions pursuant to an exemptive order under the Investment Company Act. Without such an exemptive order, the Fund would be prohibited from engaging in portfolio transactions with Merrill Lynch or its affiliates acting as principal.

The Fund has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch or its affiliates. Pursuant to that order, the Fund also has retained an affiliated entity of the Investment Adviser as the securities lending agent for a fee, including a fee based on a share of the returns on investment of cash collateral. That entity may, on behalf of the Fund, invest cash collateral received by the Fund for such loans, among other things, in a private investment company managed by that entity or in registered money market funds advised by the Investment Adviser or its affiliates. For the fiscal year ended December 31, 2001, that affiliated entity received no securities lending agent fees.

Section 11(a) of the Exchange Act generally prohibits members of the U.S. national securities exchanges from executing exchange transactions for their affiliates and institutional accounts that they manage unless the member (i) has obtained prior express authorization from the account to effect such transactions, (ii) at least annually furnishes the account with a statement setting forth the aggregate compensation received by the member in effecting such transactions, and (iii) complies with any rules the Commission has prescribed with respect to the requirements of clauses (i) and (ii). To the extent Section 11(a) would apply to Merrill Lynch acting as a broker for the Fund in any of its portfolio transactions executed on any such securities exchange of which it is a member, appropriate consents have been obtained from the Fund and annual statements as to aggregate compensation will be provided to the Fund. Securities may be held by, or be appropriate investments for, the Fund as well as other funds or investment advisory clients of the Investment Adviser or FAM.

The Board of Directors of the Fund has considered the possibility of seeking to recapture for the benefit of the Fund brokerage commissions and other expenses of possible portfolio transactions by conducting portfolio transactions through affiliated entities. For example, brokerage commissions received by affiliated brokers could be offset against the advisory fee paid by the Fund to the Investment Adviser. After considering all factors deemed relevant, the Board of Directors made a determination not to seek such recapture. The Board will reconsider this matter from time to time.

Because of different objectives or other factors, a particular security may be bought for one or more clients of the Investment Adviser or an affiliate when one or more clients of the Investment Adviser or an affiliate are selling the same security. If purchases or sales of securities arise for consideration of the Investment Adviser at or about the same time that would involve the Fund or other clients or funds for which the Investment Adviser or an affiliate act as adviser, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Investment Adviser or an affiliate during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

                              SHAREHOLDER SERVICES

The Fund offers a number of shareholder services and investment plans described below that are designed to facilitate investment in shares of the Fund. Full details as to each of such services, copies of the various plans and instructions as to how to participate in the various services or plans, or how to change options with respect thereto, can be obtained from the Fund, by calling the telephone number on the cover page hereof, or from the Distributor, your Merrill Lynch Financial Advisor, a selected securities dealer or other financial intermediary. Certain of these services are available only to U.S. investors.

Investment Account

Each shareholder whose account is maintained at the Transfer Agent has an Investment Account and will receive statements, at least quarterly, from the Transfer Agent. These statements will serve as transaction confirmations for automatic investment purchases and the reinvestment of dividends. The statements will also show any other activity in the account since the preceding statement. Shareholders will also receive separate confirmations for each purchase or sale transaction other than automatic investment purchases and the reinvestment of dividends. A shareholder with an account held at the Transfer Agent may make additions to his or her Investment Account at any time by mailing a check directly to the Transfer Agent. A shareholder may also maintain an account through Merrill Lynch, a selected securities dealer or other financial intermediary. Upon the transfer of shares out of a Merrill Lynch brokerage account or an account maintained with a selected securities dealer or other financial intermediary, an Investment Account in the transferring shareholder's name may be opened automatically at the Transfer Agent.

Share certificates are issued only for full shares and only upon the specific request of a shareholder who has an Investment Account. Issuance of certificates representing all or only part of the full shares in an Investment Account may be requested by a shareholder directly from the Transfer Agent.

Shareholders may transfer their Fund shares from Merrill Lynch, a selected securities dealer or other financial intermediary, to another securities dealer or other financial intermediary that has entered into an agreement with the Distributor. Certain shareholder services may not be available for the transferred shares. After the transfer, the shareholder may purchase additional shares of funds owned before the transfer and all future trading of these assets must be coordinated by the new firm. If a shareholder wishes to transfer his or her shares to a securities dealer or other financial intermediary that has not entered into an agreement with the Distributor, the shareholder must either (i) redeem his or her shares, paying any applicable CDSC or (ii) continue to maintain an Investment Account at the Transfer Agent for those shares. The shareholder may also request the new securities dealer or other financial intermediary to maintain the shares in an account at the Transfer Agent registered in the name of the securities dealer or other financial intermediary for the benefit of the shareholder whether the securities dealer or other financial intermediary has entered into a selected dealer agreement or not.

Shareholders considering transferring a tax-deferred retirement account, such as an individual retirement account, from Merrill Lynch to another securities dealer or other financial intermediary should be aware that, if the firm to which the retirement account is to be transferred will not take delivery of shares of the Fund, a shareholder must either redeem the shares, paying any applicable CDSC, so that the cash proceeds can be transferred to the account at the new firm, or such shareholder must continue to maintain a retirement account at Merrill Lynch for those shares.

Exchange Privilege

U.S. shareholders of each class of shares of the Fund have an exchange privilege with other Select Pricing Funds and Summit, which is a Merrill Lynch-sponsored money market fund specifically designated for exchange by holders of Class A, Class B, Class C and Class D shares of Select Pricing Funds. Shares with a net asset value of at least $100 are required to qualify for the exchange privilege and any shares utilized in an exchange must have been held by the shareholder for at least 15 days. Before effecting an exchange, shareholders should obtain a currently effective prospectus of the fund into which the exchange is to be made. Exercise of the exchange privilege is treated as a sale of the exchanged shares and a purchase of the acquired shares for Federal income tax purposes.

Exchanges of Class A and Class D Shares. Class A shareholders may exchange Class A shares of the Fund for Class A shares of a second Select Pricing Fund if the shareholder holds any Class A shares of the second fund in his or her account in which the exchange is made at the time of the exchange or is otherwise eligible to purchase Class A shares of the second fund. If the Class A shareholder wants to exchange Class A shares for shares of a second Select Pricing Fund, but does not hold Class A shares of the second fund in his or her account at the time of the exchange and is not otherwise eligible to acquire Class A shares of the second fund, the shareholder will receive Class D shares of the second fund as a result of the exchange. Class D shares also may be exchanged for Class A shares of a second Select Pricing Fund at any time as long as, at the time of the exchange, the shareholder holds Class A shares of the second fund in the account in which the exchange is made or is otherwise eligible to purchase Class A shares of the second fund. Class D shares are exchangeable with shares of the same class of other Select Pricing Funds.

Exchanges of Class A or Class D shares outstanding ("outstanding Class A or Class D shares") for Class A or Class D shares of other Select Pricing Funds or for Class A shares of Summit ("new Class A or Class D shares") are transacted on the basis of relative net asset value per Class A or Class D share, respectively, plus an amount equal to the difference, if any, between the sales charge previously paid on the outstanding Class A or Class D shares and the sales charge payable at the time of the exchange on the new Class A or Class D shares. With respect to outstanding Class A or Class D shares as to which previous exchanges have taken place, the "sales charge previously paid" shall include the aggregate of the sales charges paid with respect to such Class A or Class D shares in the initial purchase and any subsequent exchange. Class A or Class D shares issued pursuant to dividend reinvestment are sold on a no-load basis in each of the funds offering Class A or Class D shares. For purposes of the exchange privilege, Class A or Class D shares acquired through dividend reinvestment shall be deemed to have been sold with a sales charge equal to the sales charge previously paid on the Class A or Class D shares on which the dividend was paid. Based on this formula, Class A and Class D shares generally may be exchanged into the Class A or Class D shares, respectively, of the other funds with a reduced sales charge or without a sales charge.

Exchanges of Class B and Class C Shares. Certain Select Pricing Funds with Class B or Class C shares outstanding ("outstanding Class B or Class C shares") offer to exchange their Class B or Class C shares for Class B or Class C shares, respectively, of certain other Select Pricing Funds or for Class B shares of Summit ("new Class B or Class C shares") on the basis of relative net asset value per Class B or Class C share, without the payment of any CDSC that might otherwise be due on redemption of the outstanding shares. Class B shareholders of the Fund exercising the exchange privilege will continue to be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the new Class B shares acquired through use of the exchange privilege. In addition, Class B shares of the Fund acquired through use of the exchange privilege will be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B or Class C shares of the fund from which the exchange has been made. For purposes of computing the CDSC that may be payable on a disposition of the new Class B or Class C shares, the holding period for the outstanding Class B or Class C shares is "tacked" to the holding period of the new Class B or Class C shares. For example, an investor may exchange Class B shares of the Fund for those of Merrill Lynch Small Cap Value Fund, Inc. ("Small Cap Value Fund") after having held the Fund's Class B shares for two and a half years. The 2% CDSC that generally would apply to a redemption would not apply to the exchange. Three years later the investor may decide to redeem the Class B shares of Small Cap Value Fund and receive cash. There will be no CDSC due on this redemption, since by "tacking" the two and a half year holding period of Fund Class B shares to the three-year holding period for the new Small Cap Value Fund Class B shares, the investor will be deemed to have held the Small Cap Value Fund Class B shares for more than five years.

Exchanges for Shares of a Money Market Fund. Class A and Class D shares are exchangeable for Class A shares of Summit and Class B and Class C shares are exchangeable for Class B shares of Summit. Class A shares of Summit have an exchange privilege back into Class A or Class D shares of Select Pricing Funds; Class B shares of Summit have an exchange privilege back into Class B or Class C shares of Select Pricing Funds and, in the event of such an exchange, the period of time that Class B shares of Summit are held will count toward satisfaction of the holding period requirement for purposes of reducing any CDSC and toward satisfaction of any Conversion Period with respect to Class B shares. Class B shares of Summit will be subject to a distribution fee at an annual rate of 0.75% of average daily net assets of such Class B shares. This exchange privilege does not apply with respect to certain Merrill Lynch fee-based programs for which alternative exchange arrangements may exist. Please see your Merrill Lynch Financial Advisor for further information.

Prior to October 12, 1998, exchanges from the Fund and other Select Pricing Funds into a money market fund were directed to certain Merrill Lynch-sponsored money market funds other than Summit. Shareholders who have exchanged Select Pricing Fund shares for shares of such other money market funds and subsequently wish to exchange those money market fund shares for shares of the Fund will be subject to the CDSC schedule applicable to such Fund shares, if any. The holding period for the money market fund shares will not count toward satisfaction of the holding period requirement for reduction of the CDSC imposed on such shares, if any, and, with respect to Class B shares, toward satisfaction of the Conversion Period. However, the holding period for Class B or Class C shares received in exchange for such money market fund shares will be aggregated with the holding period for the fund shares originally exchanged for such money market fund shares for purposes of reducing the CDSC or satisfying the Conversion Period.

Exchanges by Participants in the MFA Program. The exchange privilege is modified with respect to certain retirement plans which participate in the MFA Program. Such retirement plans may exchange Class B, Class C or Class D shares that have been held for at least one year for Class A shares of the same fund on the basis of relative net asset values in connection with the commencement of participation in the MFA Program, i.e., no CDSC will apply. The one-year holding period does not apply to shares acquired through reinvestment of dividends. Upon termination of participation in the MFA Program, Class A shares will be re-exchanged for the class of shares originally held. For purposes of computing any CDSC that may be payable upon redemption of Class B or Class C shares so reacquired, or the Conversion Period for Class B shares so reacquired, the holding period for the Class A shares will be "tacked" to the holding period for the Class B or Class C shares originally held. The Fund's exchange privilege is also modified with respect to purchases of Class A and Class D shares by non-retirement plan investors under the MFA Program. First, the initial allocation of assets is made under the MFA Program. Then, any subsequent exchange under the MFA Program of Class A or Class D shares of a Select Pricing Fund for Class A or Class D shares of the Fund will be made solely on the basis of the relative net asset values of the shares being exchanged. Therefore, there will not be a charge for any difference between the sales charge previously paid on the shares of the other Select Pricing Fund and the sales charge payable on the shares of the Fund being acquired in the exchange under the MFA Program.

Exercise of the Exchange Privilege. To exercise the exchange privilege, a shareholder should contact his or her Merrill Lynch Financial Advisor, who will advise the Fund of the exchange. Shareholders of the Fund, and shareholders of the other Select Pricing Funds with shares for which certificates have not been issued, may exercise the exchange privilege by wire through their securities dealer or other financial intermediary. The Fund reserves the right to require a properly completed Exchange Application.

Telephone exchange requests are also available in accounts held with the Transfer Agent for amounts up to $50,000. To request an exchange from your account, call the Transfer Agent at 1-800-MER-FUND. The request must be from the shareholder of record. Before telephone requests will be honored, signature approval from all shareholders of record must be obtained. The shares being exchanged must have been held for at least 15 days. Telephone requests for an exchange will not be honored in the following situations: the accountholder is deceased, the request is by an individual other than the accountholder of record, the account is held by joint tenants who are divorced or the address on the account has changed within the last 30 days. Telephone exchanges may be refused if the caller is unable to provide: the account number, the name and address registered on the account and the social security number registered on the account. The Fund or the Transfer Agent may temporarily suspend telephone transactions at any time.

This exchange privilege may be modified or terminated in accordance with the rules of the Commission. The Fund reserves the right to limit the number of times an investor may exercise the exchange privilege. Certain funds may suspend the continuous offering of their shares to the general public at any time and may thereafter resume such offering from time to time. The exchange privilege is available only to U.S. shareholders in states where the exchange legally may be made. It is contemplated that the exchange privilege may be applicable to other new mutual funds whose shares may be distributed by the Distributor.

Fee-Based Programs

Certain fee-based programs offered by Merrill Lynch and other financial intermediaries, including pricing alternatives for securities transactions (each referred to in this paragraph as a "Program"), may permit the purchase of Class A shares at net asset value. Under specified circumstances, participants in certain Programs may deposit other classes of shares which will be exchanged for Class A shares. Initial or deferred sales charges otherwise due in connection with such exchanges may be waived or modified, as may the Conversion Period applicable to the deposited shares. Termination of participation in a Program may result in the redemption of shares held therein or the automatic exchange thereof to another class at net asset value, which may be shares of a money market fund. In addition, upon termination of participation in a Program, shares that have been held for less than specified periods within such Program may be subject to a fee based upon the current value of such shares. These Programs also generally prohibit such shares from being transferred to another account at Merrill Lynch, to another financial intermediary, to another broker-dealer or to the Transfer Agent. Except in limited circumstances (which may also involve an exchange as described above), such shares must be redeemed and another class of shares purchased (which may involve the imposition of initial or deferred sales charges and distribution and account maintenance fees) in order for the investment not to be subject to Program fees. Additional information regarding a specific Program (including charges and limitations on transferability applicable to shares that may be held in such Program) is available in such Program's client agreement and from the Transfer Agent at 1-800-MER-FUND or 1-800-637-3863.

Retirement and Education Savings Plans

Individual retirement accounts and other retirement and education savings plans are available from Merrill Lynch. Under these plans, investments may be made in the Fund and certain of the other mutual funds sponsored by Merrill Lynch as well as in other securities. There may be fees associated with investing through these plans. Information with respect to these plans is available on request from Merrill Lynch.

Capital gains and ordinary income received in each of the plans referred to above are exempt from Federal taxation until distributed from the plans and, in the case of Roth IRA's and education savings plans, may be exempt from taxation when distributed as well. Investors considering participation in any retirement or education savings plan should review specific tax laws relating thereto and should consult their attorneys or tax advisers with respect to the establishment and maintenance of any such plan.

Automatic Investment Plans

A shareholder may make additions to an Investment Account at any time by purchasing Class A shares (if he or she is an eligible Class A investor) or Class B, Class C or Class D shares at the applicable public offering price. These purchases may be made either through the shareholder's securities dealer, or by mail directly to the Transfer Agent, acting as agent for such securities dealer. Voluntary accumulation also can be made through a service known as the Fund's Automatic Investment Plan. Under the Automatic Investment Plan, the Fund would be authorized, on a regular basis, to provide systematic additions to the Investment Account of such shareholder through charges of $50 or more to the regular bank account of the shareholder by either pre-authorized checks or automated clearing house debits. For investors who buy shares of the Fund through Blueprint, no minimum charge to the investor's bank account is required. Alternatively, an investor that maintains a CMA(R) or CBA(R) Account may arrange to have periodic investments made in the Fund of amounts of $100 or more ($1 or more for retirement accounts) through the CMA(R) or CBA(R) Automated Investment Program.

Automatic Dividend Reinvestment Plan

Unless specific instructions are given as to the method of payment, dividends will be automatically reinvested, without sales charge, in additional full and fractional shares of the Fund. Such reinvestment will be at the net asset value of shares of the Fund determined as of the close of business on the NYSE on the monthly payment date for such dividends. No CDSC will be imposed upon redemption of shares issued as a result of the automatic reinvestment of dividends.

Shareholders may, at any time, elect to have subsequent dividends paid in cash, rather than reinvested in shares of the Fund or vice versa (provided that, in the event that a payment on an account maintained at the Transfer Agent would amount to $10.00 or less, a shareholder will not receive such payment in cash and such payment will automatically be reinvested in additional shares). If the shareholder's account is maintained with the Transfer Agent, he or she may contact the Transfer Agent in writing or by telephone (1-800-MER-FUND). For other accounts, the shareholder should contact his or her Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary. Commencing ten days after the receipt by the Transfer Agent of such notice, those instructions will be effected. The Fund is not responsible for any failure of delivery to the shareholder's address of record and no interest will accrue on amounts represented by uncashed dividend checks. Cash payments can also be directly deposited to the shareholder's bank account.

Systematic Withdrawal Plan

A shareholder may elect to receive systematic withdrawals from his or her Investment Account by check or through automatic payment by direct deposit to his or her bank account on either a monthly or quarterly basis as provided below. Quarterly withdrawals are available for shareholders that have acquired shares of the Fund having a value, based on cost or the current offering price, of $5,000 or more, and monthly withdrawals are available for shareholders with shares having a value of $10,000 or more.

At the time of each withdrawal payment, sufficient shares are redeemed from those on deposit in the shareholder's account to provide the withdrawal payment specified by the shareholder. The shareholder may specify the dollar amount and the class of shares to be redeemed. Redemptions will be made at net asset value determined as of the close of business on the NYSE (generally, the NYSE closes at 4:00 p.m., Eastern time) on the 24th day of each month or the 24th day of the last month of each quarter, whichever is applicable. If the NYSE is not open for business on such date, the shares will be redeemed at the net asset value determined as of the close of business on the NYSE on the following business day. The check for the withdrawal payment will be mailed or the direct deposit of the withdrawal payment will be made on the next business day following redemption. When a shareholder is making systematic withdrawals, dividends on all shares in the Investment Account are reinvested automatically in Fund shares. A shareholder's systematic withdrawal plan may be terminated at any time, without charge or penalty, by the shareholder, the Fund, the Transfer Agent or the Distributor.

With respect to redemptions of Class B or Class C shares pursuant to a systematic withdrawal plan, the maximum number of Class B or Class C shares that can be redeemed from an account annually shall not exceed 10% of the value of shares of such class in that account at the time the election to join the systematic withdrawal plan was made. Any CDSC that otherwise might be due on such redemption of Class B or Class C shares will be waived. Shares redeemed pursuant to a systematic withdrawal plan will be redeemed in the same order as Class B or Class C shares are otherwise redeemed. See "Purchase of Shares -- Deferred Sales Charge Alternatives -- Class B and Class C Shares." Where the systematic withdrawal plan is applied to Class B shares, upon conversion of the last Class B shares in an account to Class D shares, the systematic withdrawal plan will be applied thereafter to Class D shares if the shareholder so elects. If an investor wishes to change the amount being withdrawn in a systematic withdrawal plan the investor should contact his or her Merrill Lynch Financial Advisor.

Withdrawal payments should not be considered as dividends. Withdrawals generally are treated as sales of shares and may result in taxable gain or loss. If periodic withdrawals continuously exceed reinvested dividends, the shareholder's original investment may be reduced correspondingly. Purchases of additional shares concurrent with withdrawals are ordinarily disadvantageous to the shareholder because of sales charges and tax liabilities. The Fund will not knowingly accept purchase orders for shares of the Fund from investors that maintain a systematic withdrawal plan unless such purchase is equal to at least one year's scheduled withdrawals or $1,200, whichever is greater. Automatic investments may not be made into an Investment Account in which the shareholder has elected to make systematic withdrawals.

Alternatively, a shareholder whose shares are held within a CMA(R), CBA(R) or Retirement Account may elect to have shares redeemed on a monthly, bimonthly, quarterly, semiannual or annual basis through the CMA(R) or CBA(R) Systematic Redemption Program. The minimum fixed dollar amount redeemable is $50. The proceeds of systematic redemptions will be posted to the shareholder's account three business days after the date the shares are redeemed. All redemptions are made at net asset value. A shareholder may elect to have his or her shares redeemed on the first, second, third or fourth Monday of each month, in the case of monthly redemptions, or of every other month, in the case of bimonthly redemptions. For quarterly, semiannual or annual redemptions, the shareholder may select the month in which the shares are to be redeemed and may designate whether the redemption is to be made on the first, second, third or fourth Monday of the month. If the Monday selected is not a business day, the redemption will be processed at net asset value on the next business day. The CMA(R) or CBA(R) Systematic Redemption Program is not available if Fund shares are being purchased within the account pursuant to the Automated Investment Program. For more information on the CMA(R) or CBA(R) Systematic Redemption Program, eligible shareholders should contact their Merrill Lynch Financial Advisor.

                               DIVIDENDS AND TAXES

Dividends

The Fund intends to distribute substantially all of its net investment income, if any. Dividends from such investment income are paid monthly. All net realized capital gains, if any, are distributed to the Fund's shareholders at least annually. From time to time, the Fund may declare a special distribution at or about the end of the calendar year in order to comply with Federal tax requirements that certain percentages of its ordinary income and capital gains be distributed during the year. Premiums from expired call options written by the Fund and net gains from closing purchase transactions are treated as short-term capital gains to the Fund for Federal income tax purposes.

For information concerning the manner in which dividends may be reinvested automatically in shares of the Fund see "Shareholder Services -- Automatic Dividend Reinvestment Plan." A shareholder may also elect to receive any such dividends in cash. Dividends are taxable to shareholders, as described below, whether they are invested in shares of the Fund or received in cash. The per share dividends on Class B and Class C shares will be lower than the per share dividends on Class A and Class D shares as a result of the account maintenance, distribution and higher transfer agency fees applicable with respect to the Class B and Class C shares; similarly, the per share dividends on Class D shares will be lower than the per share dividends on Class A shares as a result of the account maintenance fees applicable with respect to the Class D shares. See "Pricing of Shares -- Determination of Net Asset Value."

Taxes

The Fund intends to continue to qualify for the special tax treatment afforded regulated investment companies ("RICs") under the Internal Revenue Code of 1986, as amended (the "Code"). As long as the Fund so qualifies, the Fund (but not its shareholders) will not be subject to Federal income tax on the part of its net ordinary income and net realized capital gains that it distributes to Class A, Class B, Class C and Class D shareholders (together, the "shareholders"). The Fund intends to distribute substantially all of such income.

The Code requires a RIC to pay a nondeductible 4% excise tax to the extent the RIC does not distribute, during each calendar year, 98% of its ordinary income, determined on a calendar year basis, and 98% of its capital gains, determined, in general on an October 31 year end, plus certain undistributed amounts from previous years. While the Fund intends to distribute its income and capital gains in the manner necessary to minimize imposition of the 4% excise tax, there can be no assurance that sufficient amounts of the Fund's taxable income and capital gains will be distributed to avoid entirely the imposition of the tax. In such event, the Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Dividends paid by the Fund from its ordinary income or from an excess of net short-term capital gains over net long-term capital losses (together referred to hereafter as "ordinary income dividends") are taxable to shareholders as ordinary income. Distributions made from an excess of net long-term capital gains over net short-term capital losses (including gains or losses from certain transactions in futures and options) ("capital gain dividends") are taxable to shareholders as long-term gains, regardless of the length of time the shareholder has owned Fund shares. Any loss upon the sale or exchange of Fund shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received by the shareholder. Distributions in excess of the Fund's earnings and profits will first reduce the adjusted tax basis of a holder's shares and, after such adjusted tax basis is reduced to zero, will constitute capital gains to such holder (assuming the shares are held as a capital asset). Certain categories of capital gains are taxable at different rates. Generally not later than 60 days after the close of its taxable year, the Fund will provide its shareholders with a written notice designating the amount of any capital gain dividends, as well as any amount of capital gain dividends in the different categories of capital gain referred to above.

Dividends are taxable to shareholders even though they are reinvested in additional shares of the Fund. Distributions by the Fund, whether from ordinary income or capital gains, generally will not be eligible for the dividends received deduction allowed to corporations under the Code. If the Fund pays a dividend in January that was declared in the previous October, November or December to shareholders of record on a specified date in one of such months, then such dividend will be treated for tax purposes as being paid by the Fund and received by its shareholders on December 31 of the year in which such dividend was declared.

No gain or loss will be recognized by Class B shareholders on the conversion of their Class B shares into Class D shares. A shareholder's basis in the Class D shares acquired will be the same as such shareholder's basis in the Class B shares converted, and the holding period of the acquired Class D shares will include the holding period of the converted Class B shares.

If a shareholder exercises an exchange privilege within 90 days of acquiring the shares, then the loss the shareholder can recognize on the exchange will be reduced (or the gain increased) to the extent any sales charge paid to the Fund reduces any sales charge the shareholder would have owed upon the purchase of the new shares in the absence of the exchange privilege. Instead, such sales charge will be treated as an amount paid for the new shares.

A loss realized on a sale or exchange of shares of the Fund will be disallowed if other Fund shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date that the shares are disposed of. In such case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

Ordinary income dividends paid to shareholders who are nonresident aliens or foreign entities will be subject to a 30% U.S. withholding tax under existing provisions of the Code applicable to foreign individuals and entities unless a reduced rate of withholding or a withholding exemption is provided under applicable treaty law. Nonresident shareholders are urged to consult their own tax advisers concerning applicability of the U.S. withholding tax.

Under certain provisions of the Code, some shareholders may be subject to a withholding tax on ordinary income dividends, capital gain dividends and redemption payments ("backup withholding"). Generally, shareholders subject to backup withholding will be those for whom no certified taxpayer identification number is on file with the Fund or who, to the Fund's knowledge, have furnished an incorrect number. When establishing an account, an investor must certify under penalty of perjury that such number is correct and that such investor is not otherwise subject to backup withholding.

Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. Shareholders may be able to claim U.S. foreign tax credits with respect to such taxes, subject to certain conditions and limitations contained in the Code. For example, certain retirement accounts cannot claim foreign tax credits on investments in foreign securities held in the Fund. In addition, a foreign tax credit may be claimed with respect to withholding tax on a dividend paid by the Fund only if the shareholder meets certain holding period requirements. The Fund also must meet these holding period requirements, and if the Fund fails to do so, it will not be able to "pass through" to shareholders the ability to claim a credit or deduction for the related foreign taxes paid by the Fund. If the Fund satisfies the holding period requirements and more than 50% in value of its total assets at the close of its taxable year consists of securities of foreign corporations, the Fund will be eligible, and intends, to file an election with the Internal Revenue Service pursuant to which shareholders of the Fund will be required to include their proportionate shares of such withholding taxes in their U.S. income tax returns as gross income, treat such proportionate shares as taxes paid by them, and deduct such proportionate shares in computing their taxable incomes or, alternatively, use them as foreign tax credits against their U.S. income taxes. No deductions for foreign taxes, moreover, may be claimed by noncorporate shareholders who do not itemize deductions. A shareholder that is a nonresident alien individual or a foreign corporation may be subject to U.S. withholding taxes on the income resulting from the Fund's election described in this paragraph but may not be able to claim a credit or deduction against such U.S. tax for the foreign taxes treated as having been paid by such shareholder. The Fund will report annually to its shareholders the amount per share of such withholding taxes and other information needed to claim the foreign tax credit. For this purpose, the Fund will allocate foreign taxes and foreign source income among the Class A, Class B, Class C and Class D shareholders according to a method (which it believes is consistent with the Commission rule permitting the issuance and sale of multiple classes of stock) that is based on the gross income allocable to the Class A, Class B, Class C and Class D shareholders during the taxable year or such other method as the Internal Revenue Service may prescribe.

The Fund may invest in securities rated in the medium to lower rating categories of nationally recognized rating organizations, and in unrated securities ("high yield securities"), as described in the Prospectus. Some of these high yield securities may be purchased at a discount and may therefore cause the Fund to accrue and distribute income before amounts due under the obligations are paid. In addition, a portion of the interest payments on such high yield securities may be treated as dividends for Federal income tax purposes; in such case, if the issuer of such high yield securities is a domestic corporation, dividend payments by the Fund will be eligible for the dividends received deduction to the extent of the deemed dividend portion of such interest payments.

The Fund may make investments that produce taxable income that is not matched by a corresponding receipt of cash or an offsetting loss deduction. Such investments would include obligations that have original issue discount or that accrue discount, obligations that accrue negative amortization and obligations that are subordinated in the mortgage-backed or asset-backed securities structure. Such taxable income would be treated as income earned by the Fund and would be subject to the distribution requirements of the Code. Because such income may not be matched by a corresponding receipt of cash by the Fund or an offsetting deduction, the Fund may be required to borrow money or dispose of other securities to be able to make distributions to shareholders. The Fund intends to make sufficient and timely distributions to shareholders so as to qualify for treatment as a RIC at all times.

The Treasury Department has authority to issue regulations concerning the recharacterization of principal and interest payments with respect to debt obligations issued in hyperinflationary currencies, which may include the currencies of certain countries in which the Fund intends to invest. No such regulations have been issued.

The Federal income tax rules governing the taxation of interest rate swaps are not entirely clear and may require the Fund to treat payments received under such arrangements as ordinary income and to amortize payments under certain circumstances. Additionally, because the treatment of swaps under the RIC qualification rules is not clear, the Fund will limit its activity in this regard in order to maintain its qualification as a RIC.

Tax Treatment of Options, Futures and Forward Foreign Exchange Transactions

The Fund may write, purchase or sell options, futures and forward foreign exchange contracts. Options and futures contracts that are "Section 1256 contracts" will be "marked to market" for Federal income tax purposes at the end of each taxable year, i.e., each such option or futures contract will be treated as sold for its fair market value on the last day of the taxable year. Unless such contract is a forward foreign exchange contract, or is a non-equity option or a regulated futures contract for a foreign currency for which the Fund elects to have gain or loss treated as ordinary gain or loss under Code Section 988 (as described below), gain or loss from Section 1256 contracts will be 60% long-term and 40% short-term capital gain or loss. Application of these rules to Section 1256 contracts held by the Fund may alter the timing and character of distributions to shareholders. The mark-to-market rules outlined above, however, will not apply to certain transactions entered into by the Fund solely to reduce the risk of changes in price or interest or currency exchange rates with respect to its investments.

A forward foreign exchange contract that is a Section 1256 contract will be marked to market, as described above. However, the character of gain or loss from such a contract will generally be ordinary under Code Section 988. The Fund may, nonetheless, elect to treat the gain or loss from certain forward foreign exchange contracts as capital. In this case, gain or loss realized in connection with a forward foreign exchange contract that is a Section 1256 contract will be characterized as 60% long-term and 40% short-term capital gain or loss.

Code Section 1092, which applies to certain "straddles," may affect the taxation of the Fund's sales of securities and transactions in swaps, options, futures and forward foreign exchange contracts. Under Section 1092, the Fund may be required to postpone recognition for tax purposes of losses incurred in certain sales of securities and certain closing transactions in swaps, options, futures and forward foreign exchange contracts.

Special Rules for Certain Foreign Currency Transactions

In general, gains from "foreign currencies" and from foreign currency options, foreign currency futures and forward foreign exchange contracts relating to investments in stock, securities or foreign currencies will be qualifying income for purposes of determining whether the Fund qualifies as a RIC. It is currently unclear, however, who will be treated as the issuer of a foreign currency instrument or how foreign currency options, foreign currency futures and forward foreign exchange contracts will be valued for purposes of the RIC diversification requirements applicable to the Fund.

Under Code Section 988, special rules are provided for certain transactions in a currency other than the taxpayer's functional currency (i.e., unless certain special rules apply, currencies other than the U.S. dollar). In general, foreign currency gains or losses from certain debt instruments, from certain forward contracts, from future contracts that are not "regulated futures contracts" and from unlisted options will be treated as ordinary income or loss under Code
Section 988. In certain circumstances, the Fund may elect capital gain or loss treatment for such transactions. Regulated futures contracts, as described above, will be taxed under Code Section 1256, unless application of Section 988 is elected by the Fund. In general, however, Code Section 988 gains or losses will increase or decrease the amount of the Fund's investment company taxable income available to be distributed to shareholders as ordinary income. Additionally, if Code Section 988 losses exceed other investment company taxable income during a taxable year, the Fund would not be able to make any ordinary income dividend distributions, and all or a portion of distributions made before the losses were realized but in the same taxable year would be recharacterized as a return of capital to shareholders, thereby reducing the basis of each shareholder's Fund shares and resulting in a capital gain for any shareholder who received a distribution greater than such shareholder's basis in Fund shares (assuming the shares were held as a capital asset). These rules and the mark-to-market rules described above, however, will not apply to certain transactions entered into by the Fund solely to reduce the risk of currency fluctuations with respect to its investments.

The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury regulations presently in effect. For the complete provisions, reference should be made to the pertinent Code sections and the Treasury regulations promulgated thereunder. The Code and the Treasury regulations are subject to change by legislative, judicial or administrative action either prospectively or retroactively.

Ordinary income and capital gain dividends may also be subject to state and local taxes.

Certain states are exempt from state income taxation dividends paid by RICs which are derived from interest on U.S. Government obligations. State law varies as to whether dividend income attributable to U.S. Government obligations is exempt from state income tax.

Shareholders are urged to consult their tax advisers regarding specific questions as to Federal, foreign, state or local taxes. Foreign investors should consider applicable foreign taxes in their evaluation of investment in the Fund.

                                PERFORMANCE DATA

From time to time the Fund may include its average annual total return and other total return data in advertisements or information furnished to present or prospective shareholders. Total return figures are based on the Fund's historical performance and are not intended to indicate future performance. Average annual total return is determined separately for Class A, Class B, Class C and Class D shares in accordance with formulas specified by the Commission.

Quotations of average annual total return before tax for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return before taxes is computed assuming all dividends are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A and Class D shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares but does not take into account taxes payable on dividends or on redemption.

Quotations of average annual total return after taxes on dividends for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period. Average annual total return after taxes on dividends is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A and Class D shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares. The taxes due on dividends are calculated by applying the highest marginal Federal individual income tax rates in effect on the reinvestment date for that dividend. The rates used correspond to the tax character of each dividend. The taxable amount and tax character of each dividend are specified by the Fund on the dividend declaration date, but may be adjusted to reflect subsequent recharacterizations of distributions. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected. Applicable tax credits, such as foreign credits, are taken into account according to Federal law. The ending value is determined assuming complete redemption at the end of the applicable periods with no tax consequences associated with such redemption.

Quotations of average annual total return after taxes on both dividends and redemption for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period as well as on complete redemption.

Average annual total return after taxes on distributions and redemption is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A and Class D shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares and assuming, for all classes of shares, complete redemption and payment of taxes due on such redemption. The ending value is determined assuming complete redemption at the end of the applicable periods, subtracting capital gains taxes resulting from the redemption and adding the presumed tax benefit from capital losses resulting from redemption. The taxes due on dividends and on the deemed redemption are calculated by applying the highest marginal Federal individual income tax rates in effect on the reinvestment and/or the redemption date. The rates used correspond to the tax character of each component of each dividend and/or the redemption payment. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected.

Yield quotations will be computed based on a 30-day period by dividing (a) the net income based on the yield of each security earned during the period by (b) the average daily number of shares outstanding during the period that were entitled to receive dividends multiplied by (c) the maximum offering price per share on the last day of the period.

Set forth in the tables below is total return information, before and after taxes, for the Class A, Class B, Class C and Class D shares of the Fund for the periods indicated, expressed as a percentage based on a hypothetical $1,000 investment. As a result of the implementation of the Merrill Lynch Select Pricing(SM) System, Class A shares of the Fund outstanding prior to October 21, 1994, were redesignated Class D shares, and historical performance data pertaining to such shares is provided below under the caption "Class D Shares."

                                                             Class A          Class B          Class C         Class D
                                                             Shares           Shares           Shares          Shares

                                                                            Average Annual Total Return
                                                                    (including maximum applicable sales charge)

One Year Ended December 31, 2001                              10.32%            9.87%          12.81%           10.07%
Five Years Ended December 31, 2001                            -1.11%           -1.04%          -1.09%           -1.32%
Inception (October 21, 1994) to December 31, 2001              6.16%              --            5.84%              --
Inception (August 27, 1993) to December 31, 2001                 --             4.99%             --             5.03%

                                                                            Average Annual Total Return
                                                                              After Taxes on Dividends
                                                                    (including maximum applicable sales charge)

One Year Ended December 31, 2001                               6.34%            6.08%          9.06%            6.20%
Five Years Ended December 31, 2001                            -5.28%           -4.93%          4.96%           -5.40%
Inception (October 21, 1994) to December 31, 2001              1.56%              --            1.58%             --
Inception (August 27, 1993) to December 31, 2001                 --             0.89%            --             0.72%

                                                                             Average Annual Total Return
                                                                       After Taxes on Dividends and Redemption
                                                                     (including maximum applicable sales charge)

One Year Ended December 31, 2001                               6.11%            5.84%          7.64%            5.96%
Five Years Ended December 31, 2001                            -2.95%           -2.73%         -2.76%           -3.06%
Inception (October 21, 1994) to December 31, 2001              2.62%              --           2.57%              --
Inception (August 27, 1993) to December 31, 2001                 --             1.93%            --             1.83%


Total return figures are based on the Fund's historical performance and are not intended to indicate future performance. The Fund's total return will vary depending on market conditions, the securities comprising the Fund's portfolio, the Fund's operating expenses and the amount of realized and unrealized net capital gains or losses during the period. The value of an investment in the Fund will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

In order to reflect the reduced sales charges in the case of Class A or Class D shares, or the waiver of the CDSC in the case of Class B or Class C shares applicable to certain investors, as described under "Purchase of Shares," the total return data quoted by the Fund in advertisements directed to such investors may take into account the reduced, and not the maximum, sales charge or may not take into account the CDSC, and, therefore, may reflect greater total return since, due to the reduced sales charges or the waiver of CDSCs, a lower amount of expenses may be deducted.

On occasion, the Fund may compare its performance to various indices, including the J.P. Morgan Emerging Markets Bond Index Plus, or to performance data published by Lipper Analytical Services, Inc., Morningstar Publications, Inc. ("Morningstar"), Thomson Financial, Money Magazine, U.S. News & World Report, Business Week, Forbes Magazine, Fortune Magazine or other industry publications. When comparing its performance to a market index, the Fund may refer to various statistical measures derived from the historic performance of the Fund and the index such as standard deviation and beta. In addition, from time to time the Fund may include its Morningstar risk-adjusted performance ratings in advertisements or supplemental sales literature.

The Fund may provide information designed to help investors understand how the Fund is seeking to achieve its investment objectives. This may include information about past, current or possible economic, market, political, or other conditions, descriptive information on general principles of investing such as asset allocation, diversification and risk tolerance, discussion of the Fund's portfolio composition, investment philosophy, strategy or investment techniques, comparisons of the Fund's performance or portfolio composition to that of other funds or types of investments, indices relevant to the comparison being made, or to a hypothetical or model portfolio. The Fund may also quote various measures of volatility and benchmark correlation in advertising and other materials, and may compare these measures to those of other funds or types of investments. As with other performance data, performance comparisons should not be considered indicative of the Fund's relative performance for any future period.

                               GENERAL INFORMATION

Description of Shares

The Fund was incorporated under Maryland law on June 10, 1993. As of the date of this Statement of Additional Information, the Fund has an authorized capital of 400,000,000 shares of common stock, par value $0.10 per share, divided into four classes, designated Class A, Class B, Class C and Class D Common Stock, each of which consists of 100,000,000 shares. Each share of Class A, Class B, Class C and Class D Common Stock represents an interest in the same assets of the Fund and is identical in all respects except that the Class B, Class C and Class D shares bear certain expenses related to the account maintenance and/or distribution of such shares, and have exclusive voting rights with respect to matters relating to such account maintenance and/or distribution expenditures (except that Class B shareholders may vote upon any material changes to expenses under the Class D Distribution Plan). The Board of Directors of the Fund may classify and reclassify the shares of the Fund into additional classes of Common Stock at a future date.

Shareholders are entitled to one vote for each share held and fractional votes for fractional shares held and will vote on the election of Directors and any other matter on which shareholders are entitled to vote. The Fund does not intend to hold annual meetings of shareholders in any year in which the Investment Company Act does not require shareholders to elect Directors. Also, the by-laws of the Fund require that a special meeting of shareholders be held upon the written request of at least 10% of the outstanding shares of the Fund entitled to vote at such meeting, if they comply with applicable Maryland law. Voting rights for Directors are not cumulative. Shares issued are fully paid and non-assessable and have no preemptive rights. Redemption and conversion rights are discussed elsewhere herein and in the Prospectus. Each share is entitled to participate equally in dividends and distributions declared by the Fund and in the net assets of the Fund upon liquidation or dissolution after satisfaction of outstanding liabilities, except that expenses related to the distribution of the shares of a class will be borne solely by such class. Stock certificates are issued by the transfer agent only on specific request. Certificates for fractional shares are not issued in any case.

The Investment Adviser provided the initial capital for the Fund by purchasing 5,000 Class A shares of common stock and 5,000 Class B shares of common stock for an aggregate of $100,000. Such shares were acquired for investment and can only be disposed of by redemption. The proceeds realized by the Investment Adviser (or any subsequent holder) upon redemption of any of the shares initially purchased by it will be reduced by the proportional amount of the unamortized organizational expenses which the number of such initial shares being redeemed bears to the number of shares initially purchased.

On September 18, 2000, the Fund changed its name from Merrill Lynch Americas Income Fund, Inc. to Merrill Lynch Emerging Markets Debt Fund, Inc.

Independent Auditors

Deloitte & Touche LLP, Two World Financial Center, New York, New York 10281-1008, has been selected as the independent auditors of the Fund. The selection of independent auditors is subject to approval by the non-interested Directors of the Fund. The independent auditors are responsible for auditing the annual financial statements of the Fund.

Accounting Services Provider

State Street Bank and Trust Company, 500 College Road East, Princeton, New Jersey 08540, provides certain accounting services for the Fund.

Custodian

Brown Brothers Harriman & Co. (the "Custodian"), 40 Water Street, Boston, Massachusetts 02109, acts as custodian of the Fund's assets. Under its contract with the Fund, the Custodian is authorized to establish separate accounts in foreign currencies and to cause foreign securities owned by the Fund to be held in its offices outside the United States and with certain foreign banks and securities depositories. The Custodian is responsible for safeguarding and controlling the Fund's cash and securities, handling the receipt and delivery of securities and collecting interest and dividends on the Fund's investments.

Transfer Agent

Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484, acts as the Fund's Transfer Agent. The Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening, maintenance and servicing of shareholder accounts. See "Your Account-- How to Buy, Sell, Transfer and Exchange Shares-- Through the Transfer Agent" in the Prospectus.

Legal Counsel

Sidley Austin Brown & Wood LLP, 875 Third Avenue, New York, New York 10022-6225, is counsel for the Fund.

Reports to Shareholders

The fiscal year of the Fund ends on December 31 of each year. The Fund sends to its shareholders, at least semi-annually, reports showing the Fund's portfolio and other information. An Annual Report, containing financial statements audited by independent auditors, is sent to shareholders each year. After the end of each year, shareholders will receive Federal income tax information regarding dividends.

Shareholder Inquiries

Shareholder inquiries may be addressed to the Fund at the address or telephone number set forth on the cover page of this Statement of Additional Information.

Additional Information

The Prospectus and this Statement of Additional Information do not contain all the information set forth in the Registration Statement and the exhibits relating thereto, which the Fund has filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act and the Investment Company Act, to which reference is hereby made.

Under a separate agreement, ML & Co. has granted the Fund the right to use the "Merrill Lynch" name and has reserved the right to withdraw its consent to the use of such name by the Fund at any time or to grant the use of such name to any other company, and the Fund has granted ML & Co., under certain conditions, the use of any other name it might assume in the future, with respect to any corporation organized by ML & Co.

To the knowledge of the Fund, the following persons or entities owned beneficially or of record 5% or more of any class of the Fund's shares as of March 22, 2002.

                Name                                             Address            Percentage of Class

CORONADO ENGINEERING, INC. 401K                          800 Scudders Mill Road      6.98% of Class A
                                                         Plainsboro, NJ 08536
DR. SIM FASS AND MRS. ESTHER FASS JTWROS                 800 Scudders Mill Road      24.46% of Class C
                                                         Plainsboro, NJ 08536
MR. MARK RABINOWITZ AND MS. SHERI STEIN TIC              800 Scudders Mill Road      13.82% of Class C
                                                         Plainsboro, NJ 08536
MR. WILLIAM HOLSKIN AND MRS. FRANCES HOLSKIN JTWROS      800 Scudders Mill Road      10.89% of Class C
                                                         Plainsboro, NJ 08536
BIO-TECHNOLOGY GENERAL CORP.                             800 Scudders Mill Road      38.98% of Class D
                                                         Plainsboro, NJ 08536


                              FINANCIAL STATEMENTS

The Fund's audited financial statements are incorporated in this Statement of Additional Information by reference to its 2001 Annual Report. You may request a copy of the Annual Report at no charge by calling 1-800-637-3863 between 8:00 a.m. and 8:00 p.m. Eastern time on any business day.